CERTAIN IDENTIFIED INFORMATION, MARKED BY [***], HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS BOTH (i) NOT MATERIAL AND (ii) THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

Exhibit 10.17
EXECUTION VERSION

PORTFOLIO ACQUISITION AGREEMENT
by and between
SELLER (as defined herein)
and
PURCHASER (as defined herein)
November 1, 2021

PROJECT TREVI PSA (EXECUTION VERSION)

TABLE OF CONTENTS
Page

- i -

Schedules:
Schedule 1-1    Sellers
Schedule 1-2    JV Properties
Schedule 1-3    NY Properties
Schedule 2-1    Albemarle Legal Description
Schedule 2-2    Bellevue Legal Description
Schedule 2-3    Bellevue Adjacent Parcel Legal Description
Schedule 2-4    Boca Ciega Bay Legal Description
Schedule 2-5    Bronson Place Legal Description
Schedule 2-6    Bronson Place Adjacent Parcel Legal Description
Schedule 2-7    Canterbury Legal Description
Schedule 2-8    Carlotta Legal Description
Schedule 2-9    Crystal Lake Legal Description (Lot 10)
Schedule 2-10    Crystal Lake Adjacent Parcel Legal Description
Schedule 2-11    Greenbriar Legal Description
Schedule 2-12    La Cholla Legal Description
Schedule 2-13    Lake Pointe Woods Legal Description
Schedule 2-14    Millbrook Legal Description (Parcel A)
Schedule 2-15    Millbrook Adjacent Parcel Legal Description
Schedule 2-16    RiverVue Legal Description
Schedule 2-17    Sea Bluffs Legal Description
Schedule 2-18    Washington House Legal Description
Schedule 4(a)    Allocated Purchase Price
Schedule 8(e)(i)    Regulatory Approvals
Schedule 8(e)(ii)    Bridging Approvals
Schedule 10(d)(i)    Options
Schedule 10(d)(ii)    Litigation
Schedule 10(d)(iii)    Condemnation Proceedings
Schedule 10(d)(iv)    Environmental Violations
Schedule 10(d)(viii)    Leases
Schedule 10(d)(ix)    Material Contracts
Schedule 10(d)(x)    Tax Proceedings
Schedule 10(d)(xiii)    Operator Licenses
Schedule 10(d)(xiv)    Health Care Law Violations
Schedule 10(d)(xv)    Provider Agreements
Schedule 10(d)(xvi)    Third Party Payor Disclosures
Schedule 10(d)(xvii)    HIPAA Compliance
Schedule 10(d)(xxv)    Violations
Schedule 14(b)    Third Party Reports
Schedule 36(d)    Washington Disclosure Statement

- ii -

Exhibits:
Exhibit A    Operations Transfer Agreement
Exhibit B    Form of Bridging Documents
Exhibit C    Form of Summit Lease Estoppel Certificate
Exhibit D    Form of Bill of Sale
Exhibit E-1    Form of FIRPTA Certificate – Disregarded Entity
Exhibit E-2    Form of FIRPTA Certificate – Non-Disregarded Entity
Exhibit F    Form of Omnibus Assignment and Assumption Agreement
Exhibit G     Form of Assignment and Assumption of Lease Documents (Lake Pointe Woods Lease and Boca Ciega Bay Lease)
Exhibit H    Form of Assignment and Assumption of Lease Documents (RiverVue Sublease and Millbrook Sublease)

- iii -

THIS PORTFOLIO ACQUISITION AGREEMENT (this “Agreement”) made as of the 1st day of November, 2021, by and between Seller (as defined herein) and Welltower Inc., a Delaware corporation (“PropCo Purchaser”), WELL Trevi Tenant LLC, a Delaware limited liability company (“WELL Trevi Tenant”), WELL Trevi CCRC Tenant LLC, a Delaware limited liability company (collectively with WELL Trevi Tenant, “OpCo Purchaser”), Welltower TRS Holdco LLC, a Delaware limited liability company, solely in its capacity as the purchaser of certain land in King County, Washington, and more particularly described in Schedule 2-3 attached hereto (“Bellevue Vacant Land Purchaser”), Welltower Inc., a Delaware corporation, in its capacity as the purchaser of certain land in McHenry County, Illinois and more particularly described in Schedule 2-10 attached hereto (solely in such capacity, “Crystal Lake Vacant Land Purchaser”), Welltower Inc., a Delaware corporation, in its capacity as the purchaser of certain land in Dutchess County, New York and more particularly described in Schedule 2-15 attached hereto (solely in such capacity, “Millbrook Vacant Land Purchaser”), Welltower Inc., a Delaware corporation, in its capacity as the purchaser of certain land in Kalamazoo County, Michigan, and more particularly described in Schedule 2-6 attached hereto (solely in such capacity, “Bronson Place Vacant Land Purchaser”; Bronson Place Vacant Land Purchaser, Bellevue Vacant Land Purchaser, Crystal Lake Vacant Land Purchaser, and Millbrook Vacant Land Purchaser, collectively, the “Vacant Land Purchasers”), WELL Trevi Albermarle SNF LLC, a Delaware limited liability company (“Albemarle SNF Tenant Purchaser”), WELL Trevi Bronson SNF LLC, a Delaware limited liability company (“Bronson SNF Tenant Purchaser”), WELL Trevi Carlotta SNF LLC, a Delaware limited liability company (“Carlotta SNF Tenant Purchaser”), and WELL Trevi WH SNF LLC, a Delaware limited liability company (“Washington House SNF Tenant Purchaser”; Washington House SNF Tenant Purchaser, Abermarle SNF Tenant Purchaser, Bronson SNF Tenant Purchaser, and Carlotta SNF Tenant Purchaser, collectively, the “SNF Tenant Purchaser”; SNF Tenant Purchaser, PropCo Purchaser, OpCo Purchaser, and Vacant Land Purchasers, collectively, “Purchaser”).
W I T N E S S E T H:
WHEREAS, each of the entities listed on Schedule 1-1 hereto (individually and or collectively as the context may suggest or require, “Seller”) is (a) the fee owner of Real Property (collectively, the “Fee Owner Sellers”) that constitutes a facility (each a “Property” and collectively, the “Properties” or the “Portfolio”), (b) the Operating Tenant of such a facility or (c) the sublessor of such a facility;
WHEREAS, those Properties listed on Schedule 1-2 (the “JV Properties”) are leased by certain of the Sellers pursuant to the leases listed on Schedule 1-2 (each, an “Operating Lease” and collectively, the “Operating Leases”) to the tenants thereunder (the “Operating Tenants”), who together own the Seller Assets relating to such JV Properties;
WHEREAS, those Properties listed on Schedule 1-3 and identified therein as the Millbrook Property and the RiverVue Property (collectively, the “NY Properties”) are subleased, respectively, pursuant to (i) that certain Lease Agreement (the “Millbrook Sublease”), dated as of September 8, 2000 between Watermark Millbrook, LLC, a Delaware limited liability company (“Millbrook Sublessor”) and The Fountains Operating Company (NY), Inc., a New York corporation (the “NY Subtenant”), as amended, and (B) that certain

Lease Agreement (the “RiverVue Sublease”; together with the Millbrook Sublease, collectively, the “NY Subleases”), dated as of July 16, 2001 between Watermark RiverVue, LLC, a Delaware limited liability company (“RiverVue Sublessor”; and together with Millbrook Sublessor, collectively, the “NY Sublessors”) and NY Subtenant, as amended.
WHEREAS, certain of the Sellers lease certain Properties (the “Master Lease Properties”) to Watermark Fountains Tenant LLC (the “Master Tenant”) pursuant to that certain Master Lease Agreement, dated as of June 1, 2015 (together with all amendments and modifications thereof and supplements relating thereto, the “Master Lease”);
WHEREAS, concurrently herewith, Master Tenant, NY Subtenant, WRC, OpCo Purchaser and certain other parties are entering into that certain Operations Transfer Agreement dated as of the date hereof relating to the Master Lease Properties and the NY Properties (the “OTA”), a copy of which is attached hereto as Exhibit A; and
WHEREAS, Seller desires to transfer the Portfolio to Purchaser, and Purchaser desires to acquire the Portfolio upon and subject to the terms and conditions of this Agreement.
NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:
1.    DEFINITIONS.

A/R                                        Section 2(c)(i)
Accrued PTO                                    Section 7(k)
Additional Assets                                Section 2(b)
Aggregate Material Adverse Effect                        Section 9(b)(i)
Agreement                                    Preamble
Albemarle SNF Tenant Purchaser                        Preamble
Anti-Money Laundering Laws                         Section 10(c)(iv)
Application                                    Section 8(a)(xvi)
Bellevue Vacant Land Purchaser                        Preamble
Boca Ciega Bay Lease                            Section 10(d)(xxvi)
Boca Ciega Bay Property                            Section 10(d)(xxvi)
Bridging Applications                                Section 8(e)(ii)
Bridging Approvals                                Section 8(e)(ii)
Bridging Arrangement                            Section 8(e)(ii)
Bridging Documents                                Section 8(e)(ii)
Broker                                        Section 13(a)
Bronson Place Vacant Land Purchaser                    Preamble
Bronson SNF Tenant Purchaser                        Preamble
Carlotta SNF Tenant Purchaser                        Preamble
Casualty                                    Section 11(a)
Casualty Notice                                Section 11(a)
Casualty Renovation Cost                            Section 11(a)
CCCL                                        Section 36(b)(v)
Certificates of Occupancy                            Section 8(a)(xvi)

City                                        Section 8(a)(xvi)
Claim Period                                    Section 10(i)(ii)
Closing                                    Section 16(a)
Closing Date                                    Section 16(a)
Code                                        Section 19
Condominium                                    Section 10(d)(xxvii)
Condominium Act                                Section 10(d)(xxvii)
Condominium Board                                Section 10(d)(xxvii)
Condominium Charges                            Section 10(d)(xxvii)
Condominium Declaration                            Section 10(d)(xxvii)
Condominium Documents                            Section 10(d)(xxvii)
Consenting Party                                Section 37
Contracts                                    Section 2(b)(iv)
Control                                    Section 26(b)
COVID-19                                    Section 2(d)(viii)
Crystal Lake Vacant Land Purchaser                        Preamble
CSCA                                        Section 13(a)
Cut-Off Time                                    Section 7
Data Site                                    Section 10(f)(i)
Deposit                                    Section 4(b)
Effective Date                                    Section 3(a)
Electing Party                                    Section 37
Environmental                                    Section 36(d)(ii)
Environmental Laws                                Section 35(a)
ERISA                                        Section 10(d)(xx)
Escrow Agent                                    Section 4(b)
Exchange                                    Section 37
Excluded Assets                                Section 2(c)
Facility Employees                                Section 7(k)
Federal Health Care Program                            Section 10(d)(xix)
Fee Owner Sellers                                Recitals
Financial Institution                                Section 10(c)(iii)
FIRPTA                                    Section 19
Fundamental Representations                            Section 10(h)(iii)
Government Sponsored Health Care Program                Section 35(c)
Governmental Authority                            Section 35(b)
Guaranteed Obligations                            Section 38
Guarantor                                    Section 38
Guarantor Corporate Event                            Section 35(d)
Guaranty                                    Section 38
Hazardous Materials                                Section 35(e)
Health Care Laws                                Section 35(f)
HIPAA                                    Section 10(d)(xvii)
Improvements                                    Section 2(a)(i)
Indemnitee                                    Section 10(j)(i)
Indemnitor                                    Section 10(j)(i)
Independent Consideration                            Section 4(g)

Independent Third Party                            Section 35(d)
Individual Material Adverse Effect                        Section 9(b)(i)
Initial Surveys                                    Section 6(a)(i)
Initial Title Commitments                            Section 6(a)(i)
Initial Zoning Reports                                Section 6(a)(i)
Intangible Property                                Section 2(a)(iv)
JV Properties                                    Recitals
Lake Pointe Woods Lease                            Section 10(d)(xxvi)
Lake Pointe Woods Property                            Section 10(d)(xxvi)
Land                                        Section 2(a)(i)
Laws                                        Section 35(f)
Leases                                        Section 2(b)(iii)
Legal Requirements                                Section 3(b)
Licenses                                    Section 2(a)(iii)
Licensing Surveys                                Section 10(d)(xiv)
Licensure Approval                                Section 8(e)(iii)
Liquid Assets                                    Section 38(b)
Loss                                        Section 10(h)(i)
Losses                                    Section 10(h)(i), Section 3(e)
Master Lease                                    Recitals
Master Lease Properties                            Recitals
Master Tenant                                    Recitals
Material Casualty                                Section 11(b)
Material Contracts                                Section 10(d)(ix)
Medicare Provider Agreements                        Section 10(d)(xv)
Millbrook Management Agreement                        Section 10(d)(xxvi)
Millbrook Sublease                                Recitals
Millbrook Sublessor                                Recitals
Millbrook Vacant Land Purchaser                        Preamble
Natural Hazard Disclosure                            Section 36(a)(i)
NATURAL HAZARD LAWS                        Section 36(a)(ii)
NATURAL HAZARDS                            Section 36(a)(ii)
New Closing Notice                                Section 6(d)
New Operator                                    Section 8(e)(i)
NHI                                        Section 35(d)
NHI Group                                    Section 35(d)
Notices                                    Section 17
NY Properties                                    Recitals
NY Subleases                                    Recitals
NY Sublessors                                    Recitals
NY Subtenant                                    Recitals
OFAC                                        Section 10(c)(iii)
OpCo Purchaser                                Preamble
Operating Lease                                Recitals
Operating Leases                                Recitals
Operating Tenants                                Recitals
Operator Licenses                                Section 2(b)(ii)

OTA                                        Recitals
Patriot Act                                    Section 10(c)(iv)
PCBs                                        Section 35(e)
Permitted Encumbrances                            Section 5
Person                                        Section 35(g)
Personalty                                    Section 2(b)(i)
Portfolio                                    Recitals
Proforma Title Policies                            Section 6(a)(i)
PropCo Purchaser                                Preamble
Properties                                    Recitals
Property                                    Recitals
Provider Agreements                                Section 10(d)(xv)
Purchase Price                                    Section 4(a)
Purchaser                                    Preamble
Purchaser Indemnitees                            Section 10(h)(ii)
Purchaser Licenses                                Section 8(e)(i)
Purchaser Sponsor Party                            Section 10(g)(ii)
Purchaser’s Representatives                            Section 3(a)
Real Property                                    Section 2(a)(ii)
Real Property Assets                                Section 2(a)
Regulatory Approvals                                Section 8(e)(i)
Regulatory Deposits                                Section 7(l)
Rents                                        Section 7(b)
Residency Agreements                            Section 2(b)(iii)
Resident Trust Funds                                Section 7(o)
Retained Liabilities                                Section 2(d)
RiverVue Management Agreement                    Section 10(d)(xxvi)
RiverVue Sublease                                Recitals
RiverVue Sublessor                                Recitals
SARS-CoV-2                                    Section 2(d)(viii)
Scheduled Closing Date                            Section 16(a)
Seller                                        Recitals
Seller Assets                                    Section 2(b)
Seller Exceptions                                Section 6(c)
Seller Indemnitees                                Section 10(h)(i)
Seller Knowledge Individuals                            Section 10(e)
Seller Parties                                    Section 10(a)
Seller Party(ies)                                Section 10(a)
Seller Period Relief Funds                            Section 8(h)
Seller Sponsor Party                                Section 10(c)(iii)
SNF Tenant Purchaser                            Preamble
Specially Designated Nationals and Blocked Persons            Section 10(c)(iii)
Summit Lease Estoppel Certificate                        Section 9(b)(vii)
Survey                                        Section 6(a)(i)
Survival Period                                Section 10(i)(i)
Tail Insurance Policy                                Section 9(b)(vi)
Tax Proceedings                                Section 10(d)(x)

Third Party Payor                                Section 35(h)
Third Party Reports                                Section 14(b)
Threshold Amount                                Section 10(h)(iii)
Title Affidavit                                    Section 6(e)
Title Company                                Section 6(a)(i)
Title Cure Period                                Section 6(a)(iv)
Title Policies                                    Section 6(e)
Title Policy                                    Section 6(e)
Transfer Tax Laws                                Section 14(a)
Transfer Taxes                                Section 14(a)
Transferor                                    Section 9(b)(v)
Transition Date                                Section 8(f)(v)
Treasury Regulations                                Section 19
U.S. Person                                    Section 10(c)(iii)
Update Exception                                Section 6(a)(iii)
Update Objection Deadline                            Section 6(a)(iii)
Update Objections                                Section 6(a)(iii)
Vacant Land Purchasers                            Preamble
Violations                                    Section 7(j)
WA Seller Disclosure Statement                        Section 36(d)(i)
Washington House SNF Tenant Purchaser                    Preamble
WELL Trevi Tenant                                Preamble
WRC                                        Section 3(c)

2.    SALES AND ACQUISITIONS.
(a)    Subject to the terms and conditions set forth in this Agreement, at the Closing, Seller shall sell, convey, transfer, and assign to PropCo Purchaser and Vacant Land Purchasers, and PropCo Purchaser and Vacant Land Purchasers shall purchase and acquire from Seller the following, but specifically excluding the Excluded Assets (the “Real Property Assets”):
(i)    all of Seller’s fee interest in the land, as more particularly described in Schedules 2-1 through Schedule 2-18 attached hereto (collectively, the “Land”), and all buildings, structures, fixtures, facilities, amenities, driveways, walkways, parking lots and other improvements located on the Land (collectively, the “Improvements”);
(ii)    all of Seller’s right, title and interest in and to all easements, rights-of-way, rights of ingress and egress, strips, zones, licenses, transferable hereditaments, privileges, tenements and appurtenances in any way belonging to or appertaining to the Land or the Improvements, and any right or interest in any open or proposed highways, streets, roads, avenues, alleys, easements, strips, gores and rights-of-way in, across, in front of, contiguous to, abutting or adjoining the Land (collectively with the Land and the Improvements, collectively, the “Real Property”);

(iii)    all of Seller’s right, title and interest in and to all licenses, permits, certifications, accreditations, registrations, qualifications, certificates of need and exemption, approvals, authorizations, entitlements, land use applications, land use permits and approvals, other operating permits and other governmental authorizations (including certificates of occupancy) issued by any Governmental Authority to Fee Owner Seller (collectively, the “Licenses”) and required in connection with the ownership, operation, planning, development, use or maintenance of any Real Property or the Portfolio, but only to the extent such Licenses are assignable by Seller pursuant to applicable Legal Requirements; and
(iv)    all of Seller’s right, title and interest in and to: (A) all rights and work product under outstanding construction, service, consulting, engineering, architectural, design and construction agreements relating to the Real Property or the Properties; (B) all construction warranties, manufacturers’ warranties and other warranties and guarantees applicable to the Real Property or the Properties; and (C) all development rights related to the Real Property (the items described in the foregoing clauses (A) - (C), collectively, the “Intangible Property”), but only to the extent assignable by Seller without the consent of any third party.
(b)    Subject to the terms and conditions set forth in this Agreement, at the Closing, Seller sell, convey, transfer, and assign to the applicable OpCo Purchaser (or, with respect to the Seller Assets consisting of skilled nursing facilities located at the properties commonly known as Albemarle, Bronson Place, The Carlotta, and Washington House, the applicable SNF Tenant Purchaser), and the applicable OpCo Purchaser (or applicable SNF Tenant Purchaser) shall purchase and acquire from Seller the following, but specifically excluding the Excluded Assets (the “Additional Assets”, and together with the Real Property Assets, collectively, the “Seller Assets”):
(i)    all of Seller’s right, title and interest in and to the fixtures, furnishings, furniture, equipment, machinery, inventory, appliances, materials, foods, linens, pharmaceuticals, supplies and other personal property owned by such Seller and located at the Properties (collectively, the “Personalty”);
(ii)    all of Operating Tenants’ right, title and interest in and to all licenses, permits, certifications, accreditations, registrations, qualifications, certificates of need and exemption, approvals, authorizations, entitlements, other operating permits and other governmental authorizations issued by any Governmental Authority to Operating Tenants and required to be maintained in the name of the operator of a Property, other than the NY Properties, pursuant to applicable Legal Requirements (including, without limitation, applicable Health Care Laws) (“Operator Licenses”), but only to the extent such Operator Licenses are assignable by Operating Tenants pursuant to applicable Legal Requirements (including applicable Health Care Laws) and including assignable Regulatory Approvals;
(iii)    all of Seller’s right, title and interest in and to all leases and subleases of any portion of the Real Property to any third party (excluding the Operating Leases and the Master Lease, the “Leases”) and all residency or occupancy agreements with residents of the Properties, other than the NY Properties (“Residency Agreements”), but only to the extent such Residency Agreements are assignable by such Seller pursuant to applicable Health Care Laws;
(iv)    all of Seller’s right, title and interest in and to the agreements and contracts pertaining to the Real Property or any Property, including, but not limited to, the NY Subleases (the “Contracts”), but only to the extent such Contracts are assignable by such Seller without the consent of any third party;
(v)    subject to Section 8(f), all of Seller’s right, title and interest in and to all Provider Agreements (as hereinafter defined), and provider agreements with other Third Party Payors, to the extent assignable by such Seller pursuant to applicable Health Care Laws; and
(vi)    all rights and access to Resident Trust Funds, if any, in accordance with Section 7(o); provided, that to the extent any Resident Trust Funds cannot be transferred as of the Closing due to applicable Health Care Laws but can be transferred under applicable Health Care Laws on the date on which Licensure Approvals are obtained, such Resident Trust Funds shall be transferred as of the such date.
(c)    Notwithstanding anything to the contrary contained herein, Purchaser shall not be required or entitled hereunder to purchase or otherwise acquire, and Seller shall not sell, assign, transfer, convey or deliver to Purchaser, any assets or other property, including the following (collectively, the “Excluded Assets”):
(i)    any bank accounts, cash, cash equivalents, securities and accounts receivable (“A/R”), prepaid accounts, deposits and advance payments relating to the Real Property or the Properties (but, for the avoidance of doubt, the foregoing will be subject to proration in accordance with Section 7), and real estate tax, insurance, maintenance, replacement and other escrows, reserves and impounds held in connection with any loans;
(ii)    any refunds, rebates and dividends paid in respect of insurance premiums paid by Seller, as applicable, and relating to periods prior to the Closing Date, and refunds and additional recoveries by or payments to Seller, as applicable, from any Person for services, goods or supplies which were provided by such Person prior to the Closing Date;
(iii)    except as otherwise expressly provided herein in connection with a casualty under Section 10, all insurance claims or proceeds arising out of or relating to events that occur prior to the Closing Date;
(iv)    all (A) income tax returns and records, organizational documents, minute books and all other books and records and intangible property of Seller or any of their respective affiliates and not pertaining exclusively to the Real Property or any Property, (B) proprietary or confidential materials, customer lists, leads, internal books and records of Seller and their affiliates, (C) policy and procedure manuals and similar documentation, including, without limitation, all compliance-plan materials and any and all copyrighted materials, and (D) any other books and records of Seller and their affiliates not pertaining to the Real Property or any Property;

(v)    all fixtures, personal property, equipment and other tangible and intangible assets of any vendor, supplier or other third party;
(vi)    all leases and other agreements and contracts solely between or among members of Seller and their affiliates, other than the NY Subleases, including, without limitation, the Operating Leases and the Master Lease;
(vii)    all books and records relating to employees of any Seller, Master Tenant or any of their respective affiliates;
(viii)    (A) the name “Watermark”, the stylized “W” utilized by Master Tenant, the name “Fountains” or any derivative thereof, or any signs, logos, brochures, manuals, program, and website domain using the name “Watermark”, “Gourmet Bites” the stylized “W” utilized by Master Tenant, the name “Fountains” or any derivative thereof, (B) Seller’s and Master Tenant’s operational guides, policies and procedure manuals, including, without limitation, Master Tenant’s “Watermark Connect” software, (C) any copyright, patent, trademark, trade secret or other proprietary right of Seller or its affiliates, (D) software such as Real Page, Eldermark and TELS (provided that leads, referrals and the resident database will be downloaded/exported from such software programs for Purchaser’s use), and (E) marketing and design intangibles for the period from the Closing Date until sixty (60) days after receipt of all Licensure Approvals; and
(ix)    any Seller Period Relief Funds (as hereinafter defined).
(d)    Retained Liabilities. Except as otherwise expressly set forth in this Agreement or the OTA, Purchaser is not assuming, in connection with the transactions contemplated hereby or thereby, any liabilities or obligation of Seller under any of the Seller Assets which have arisen, accrued or relate to any period prior to the Closing Date, whether direct or indirect, known or unknown, asserted or unasserted, liquidated or unliquidated, or absolute or contingent, including, but not limited to;
(i)    intentionally omitted;
(ii)    the payment of all taxes and assessments due and payable or accrued but not yet paid arising from Sellers’ ownership and operation of the Properties prior to the Closing Date, except to the extent Purchaser has received a credit for such taxes and assessments under Section 7;
(iii)    any claim, whether direct or indirect, known or unknown, or absolute or contingent, for personal injury, workers compensation, or property damage to a Person against Seller which is based on, or relates to, any event which occurred at the Properties prior to the Closing Date, excluding any damages caused or exacerbated by Purchaser;
(iv)    intentionally omitted;
(v)    any actual, pending or threatened litigation with respect to any of the Seller Assets which relates to events that occurred prior to the Closing Date, excluding any damages caused or exacerbated by Purchaser;

(vi)    any amounts due or that may become due as a result of (A) any determination by Medicare or Medicaid, any fiscal intermediary, or any federal or state Governmental Authority or any Third Party Payor that any amounts paid to Seller for any services provided by Seller at a Property (including, for the avoidance of doubt, any claims with respect to Medicare advance payments) prior to the Closing Date resulted in (x) an overpayment, (y) cost report adjustments, or (z) any other recoupment or determination that funds previously paid by such payor must be repaid, and (B) any fines, penalties, assessments, and other charges associated with any such determinations, in each case, except to the extent Purchaser has received a credit therefor under Section 7 or Section 8;
(vii)    any claims, litigation or other liabilities arising from or related to any violation of applicable Health Care Laws with respect to any period prior to the Closing Date; and
(viii)    any claims by any resident (or his or her estate or heirs) for bodily injury, harm or death or by any regulatory body, in each case as a result of contraction of COVID19 (as hereinafter defined), but only to the extent relating to acts, omissions, events or circumstances first arising or occurring prior to the Closing Date. The term “COVID-19” as used herein shall mean, as the context may require, the virus known as “COVID-19” or “SARS-CoV2” or any mutation thereof, or the disease known as “coronavirus disease 2019,” or any similar ailment.
All items contained in this Section 2(d) are the “Retained Liabilities”. The Retained Liabilities shall be retained and discharged in accordance with their terms by Seller (subject to the limitations otherwise expressly set forth in this Agreement).
(e)    Pre-closing Environmental Matters Not Assumed. Without limiting the provisions of Section 10(b) and Section 36(a), Purchaser is not assuming any liability or obligation of Seller with respect to any (i) damages (including costs of investigation, monitoring, cleanup, containment or other remediation and response costs), or (ii) bodily injury (including illness, disability and death, regardless of when any bodily injury occurred, was incurred or manifested itself), personal injury, property damage (including trespass, nuisance, wrongful eviction and deprivation of the use of real property), in any way arising from or allegedly arising from any release, or alleged release, of Hazardous Materials on, at, about the Properties prior to the Closing Date or any violation of Environmental Laws in connection with the operation of the Properties prior to the Closing Date, excluding any environmental matters caused or exacerbated by Purchaser, in each case, whether asserted or unasserted, liquidated or unliquidated, absolute or contingent.
(f)    All or Nothing Basis. Subject to the terms and conditions of this Agreement, Seller agrees to sell to Purchaser, and Purchaser agrees to purchase from Seller, all of the Properties at Closing in consideration for the Purchase Price. Seller and Purchaser acknowledge and agree that, except as otherwise provided in this Agreement, (i) the sale of the Properties shall be on an “all or nothing” basis, (ii) Purchaser shall have no right, and Seller shall have no obligation, to exclude any single Property or any portion thereof from the transaction described in this Agreement, and (iii) any termination of this Agreement shall constitute a termination of this Agreement as to all of the Properties.

3.    ACCESS AND DUE DILIGENCE.
(a)    During the period commencing on the date hereof (the “Effective Date”) and continuing until the Closing Date or earlier termination of this Agreement, Purchaser may continue to conduct its review and due diligence of, and physically inspect, as applicable, the Properties in accordance with this Section 3. Purchaser and its agents, employees, consultants, inspectors, appraisers, engineers and contractors (collectively “Purchaser’s Representatives”) shall have the right, through the Closing Date, from time to time, upon the advance notice required and subject to the limitations described in Section 3(c), to (i) enter upon and pass through the Properties during normal business hours to examine and inspect the same and (ii) review, copy and inspect all books, records and financial statements of the Seller relating to the Properties. In the event that the Closing hereunder shall not occur for any reason whatsoever, Purchaser shall promptly return to Seller copies of all due diligence materials delivered by Seller to Purchaser and shall destroy all copies and abstracts thereof.
(b)    In conducting the inspection of the Properties and its due diligence review, Purchaser shall at all times comply with all applicable federal, state, county, parish and municipal constitutions, laws, statutes, codes, regulations, rules, ordinances, awards, decisions, injunctions, judgments, writs, decrees, orders, rulings, subpoenas, verdicts, regulations, principles of common law, or treaty guidelines (“Legal Requirements”), and neither Purchaser nor any of Purchaser’s Representatives shall (i) except as set forth in Section 3(c), contact or have any discussions with any of Seller’s, Master Tenant’s, or Master Tenant’s property manager’s employees or representatives (other than Seller’s attorneys), or with any tenants at, or contractors providing services to, any of the Properties, unless in each case Purchaser obtains the prior written consent of Seller, which consent shall not be unreasonably withheld, conditioned or delayed, it being agreed that (x) all such contacts or discussions shall, pending any such reasonable approval, be directed to Alexander Brooks, abrooks@cscapitaladvisors.com, (212) 446-9175, and subsequent to such approval shall only be conducted if a representative of Seller is included in such contact and/or discussion, and (y) under no circumstances will Purchaser have the right to communicate with residents at any Property, (ii) unreasonably interfere with the business of Seller or Master Tenant (or any of their tenants) conducted at any of the Properties or unreasonably disturb the use or occupancy of any occupant of any of the Properties or (iii) damage any of the Properties. In conducting the foregoing inspection or otherwise accessing the Properties, Purchaser and Purchaser’s Representatives shall at all times comply with, and shall be subject to, the rights of the Master Tenant under the Master Lease, any tenants under any Leases, and the residents under the Residency Agreements (and any Persons claiming under or through such Persons). Seller may from time to time establish reasonable rules of conduct for Purchaser and Purchaser’s Representatives in furtherance of the foregoing. Purchaser shall schedule and coordinate all inspections, including, without limitation, any environmental tests, and/or discussions or communications as described above, with Seller and shall give Seller at least forty-eight (48) hours’ prior notice thereof. Seller shall be entitled to have a representative present at all times during each such inspection, other access or contact and/or discussion. Purchaser shall pay to Seller promptly upon written demand all costs and expenses of repairing and restoring any damage or disturbance that Purchaser or Purchaser’s Representatives cause to any of the Properties. Purchaser and Purchaser’s Representatives shall not be permitted to take soil or ground water samples or to conduct borings of any of the Properties or drilling in or on any of the Properties, or any other invasive testing, in connection with the preparation of an environmental audit or in connection with any other inspection of the Properties without the prior written consent of Seller other than (A) customary “Phase I” environmental review and testing (which the parties hereby agree does not constitute an “invasive test”) and (B) if any environmental condition or concern is noted by any such “Phase I” environmental review, then a customary “Phase II” environmental test or review in accordance with the recommendation of such “Phase I” (with respect to which Seller’s consent shall not be unreasonably withheld, conditioned or delayed). Any liens against the Properties, or any portion thereof, arising from the performance of services by Purchaser or any of Purchaser’s Representatives in connection with Purchaser’s due diligence activities shall be removed by Purchaser as promptly as practicable and in any event not later than fifteen (15) days after Purchaser shall have been notified in writing of the filing of such liens. The provisions of this Section 3(b) shall survive the Closing or any termination of this Agreement for a period of nine (9) months.
(c)    Purchaser shall not initiate any communications with any person who at the time of such communication is a resident, tenant or other occupant (or their representatives) of any Property or a provider of goods or services to Seller or any Property or any employee of Seller or Seller’s property manager, without the prior authorization of Seller, which authorization may be granted or withheld in Seller’s sole discretion. Notwithstanding the foregoing, Purchaser and Purchaser’s Representatives shall be permitted (i) to conduct direct communications with senior executive management of Seller’s property manager, Watermark Retirement Communities, LLC (“WRC”) (which senior executive management consists, on the date hereof, of David Freshwater, David Barnes, Bryan Schachter, Ben Scoll, Greta Frazier, Misty Hansen, Karen Mlawsky, Paul Farrugia, and Richard Howell), and (ii) to conduct interviews with the executive director, director of marketing, and director of maintenance of each Property; provided, in the case of the foregoing clause (ii), that (A) such interviews shall be coordinated through Seller (as provided in Section 3(b)) and WRC’s senior executive management and (ii) Seller and WRC shall have the right to have a representative present during all such interviews.
(d)    Prior to conducting any physical inspection or testing at any of the Properties, including without limitation, boring, drilling and sampling of soil or ground water, Purchaser shall obtain, and during the period of such inspection or testing shall maintain, at its expense, commercial general liability insurance, including a contractual liability endorsement, and personal injury liability coverage, with Seller and its managing agent, if any, and any other entity reasonably designated by Seller in writing, as additional insureds, from an insurer reasonably acceptable to Seller, which insurance policies must have limits for bodily injury and death of not less than Three Million and 00/100 Dollars ($3,000,000.00) for any one occurrence and not less than Three Million and 00/100 Dollars ($3,000,000.00) for property damage liability for any one occurrence. Prior to making any entry upon any of the Properties, Purchaser shall furnish to Seller a certificate of insurance evidencing the foregoing coverages. The provisions of this Section 3(d) shall survive the Closing or any termination of this Agreement.
(e)    Purchaser shall indemnify, defend and hold Seller and the other the Seller Parties free and harmless from any loss, injury, damage, claim, lien, cost or expense (including reasonable out of pocket attorneys’ fees and costs of outside counsel) (collectively “Losses”) arising out of any access to, or inspection of, the Properties, or any tests, inspections or other due diligence conducted by or on behalf of Purchaser (whether or not the same occurred prior to the Effective Date); provided, that such obligations shall not cover any Losses that (i) are caused solely by any action, omission or negligence of a Seller Party, or (ii) arise out of defects, the displacement or disturbance of hazardous materials not placed on a Property by Purchaser or any of Purchaser’s Representatives, or the discovery of pre-existing conditions so long as Purchaser and Purchaser’s Representatives take reasonable steps not to exacerbate such condition once discovered by Purchaser or Purchaser’s Representatives. Losses shall not include any consequential, special or punitive damages or lost profits (except to the extent the applicable indemnified party is liable to a third party for the same). The provisions of this Section 3(e) shall survive the Closing or any termination of this Agreement for a period of nine (9) months.
4.    PURCHASE PRICE AND DEPOSIT.
(a)    Subject to adjustment pursuant to the express provisions of this Agreement, the aggregate purchase price for the Properties (the “Purchase Price”) is Five Hundred Eighty Million and 00/100 Dollars ($580,000,000.00), which shall be allocated among each Property and any Personalty in accordance with Schedule 4(a), and subject to apportionment as provided in Section 7, payable in cash. At the Closing, Purchaser shall deliver to Seller the Purchase Price as adjusted pursuant to Sections 7 and 11.
(b)    Within two (2) business days following the Effective Date, Purchaser shall deliver the sum of Fifteen Million and 00/100 Dollars ($15,000,000.00) (the “Deposit”) to Fidelity National Title Insurance Company, as escrow agent (in such capacity, the “Escrow Agent”). In the event Purchaser fails for any reason to deliver the Deposit to the Escrow Agent when and as required hereunder, at Seller’s option, exercisable by notice to Purchaser, this Agreement shall terminate and be null and void, and no party shall have any further obligation to the other except for obligations which expressly survive the termination hereof.
(c)    The Deposit shall be held and applied by Escrow Agent in accordance with the applicable terms and conditions of this Agreement and the following:
(i)    Upon receipt by Escrow Agent of the Deposit or any portion thereof, Escrow Agent shall cause the same to be deposited into a commingled trust account and shall invest the Deposit in an interest bearing, federally insured account as directed by Purchaser and reasonably acceptable to Seller upon receipt of a Form W-9, it being agreed that Escrow Agent shall not be liable for (y) any loss of such investment (unless due to Escrow Agent’s gross negligence, willful misconduct or breach of this Agreement) or (z) any failure to attain a favorable rate of return on such investment. A Form W-9 must be completed and executed by either Purchaser or Seller, as the case may be, concurrently with the execution of this Agreement. The failure to submit to Escrow Agent an executed, completed Form W-9 shall stay Escrow Agent’s obligation to deposit the escrow in either a segregated account or an interest bearing account until such time that said form has been provided to Escrow Agent. The party providing the Form W-9 shall receive a 1099 for the interest on the Deposit regardless of which party actually receives the interest on the Deposit. Escrow Agent shall deliver the Deposit to Seller or to Purchaser, as the case may be, under the following conditions:
(1)    The Deposit shall be delivered to Seller at the Closing upon receipt by Escrow Agent of a statement executed by Seller and Purchaser authorizing the Deposit to be released; or

(2)    The Deposit shall be delivered to Seller following receipt by Escrow Agent of written demand therefor from Seller stating that Purchaser has defaulted in the performance of its obligations under this Agreement, provided Purchaser shall not have given written notice of objection in accordance with the provisions set forth below; or
(3)    The Deposit shall be delivered to Purchaser following receipt by Escrow Agent of written demand therefor from Purchaser stating that Seller has defaulted in the performance of its obligations under this Agreement or that this Agreement was terminated under circumstances entitling Purchaser to the return of the Deposit, and specifying the Section of this Agreement which entitles Purchaser to the return of the Deposit, in each case provided Seller shall not have given written notice of objection in accordance with the provisions set forth below; or
(4)    The Deposit shall be delivered to Purchaser or Seller as directed by joint written instructions of Seller and Purchaser.
(ii)    Upon the filing of a written demand for the Deposit by Seller or Purchaser, pursuant to subsection (2) or (3) above, Escrow Agent shall promptly give notice thereof (including a copy of such demand) to the other party. The other party shall have the right to object to the delivery of the Deposit, by giving written notice of such objection to Escrow Agent at any time within ten (10) days after such party’s receipt of notice from Escrow Agent, but not thereafter. Such notice shall set forth the basis (in reasonable detail) for objecting to the delivery of the Deposit. Upon receipt of such notice of objection, Escrow Agent shall promptly give a copy of such notice to the party who filed the written demand. If Escrow Agent shall have timely received such notice of objection, then Escrow Agent shall continue to hold the Deposit, until (x) Escrow Agent receives joint written notice from Seller and Purchaser directing the disbursement of the Deposit, in which case Escrow Agent shall then disburse the Deposit, in accordance with said direction, or (y) litigation is commenced between Seller and Purchaser, in which case Escrow Agent shall deposit the Deposit with the clerk of the court in which said litigation is pending, or (z) Escrow Agent takes such affirmative steps as Escrow Agent may reasonably elect, at Escrow Agent’s option, in order to terminate Escrow Agent’s duties hereunder, including but not limited to depositing the Deposit in court and commencing an action for interpleader, the costs thereof to be borne by whichever of Seller or Purchaser is the losing party in such interpleader action, as determined by a final non-appealable order of such court.
(iii)    Escrow Agent may rely and act upon any instrument or other writing reasonably believed by Escrow Agent to be genuine and purporting to be signed and presented by any Person or Persons purporting to have authority to act on behalf of Seller or Purchaser, as the case may be, and shall not be liable in connection with the performance of any duties imposed upon Escrow Agent by the provisions of this Agreement, except for Escrow Agent’s own gross negligence, willful misconduct or beach of this Agreement. Escrow Agent shall have no duties or responsibilities except those set forth herein. Escrow Agent shall not be bound by any modification, cancellation or rescission of this Agreement unless the same is in writing and signed by Purchaser and Seller, and, if Escrow Agent’s duties hereunder are affected, unless Escrow Agent shall have given prior written consent thereto. Escrow Agent shall be reimbursed by Seller and Purchaser for any expenses (including reasonable legal fees and disbursements of outside counsel), including all of Escrow Agent’s fees and expenses with respect to any interpleader action incurred in connection with this Agreement, and such liability shall be joint and several; provided, that, as between Purchaser and Seller, the prevailing party in any dispute over the Deposit shall be entitled to reimbursement by the losing party of any such expenses paid to Escrow Agent. In the event that Escrow Agent shall be uncertain as to Escrow Agent’s duties or rights hereunder, or shall receive instructions from Purchaser or Seller that, in Escrow Agent’s opinion, are in conflict with any of the provisions hereof, Escrow Agent shall hold the Deposit and may decline to take any other action, unless directed in a joint written notice from Purchaser and Seller. After delivery of the Deposit in accordance herewith, Escrow Agent shall have no further liability or obligation of any kind whatsoever.
(iv)    Escrow Agent shall have the right at any time to resign upon ten (10) business days’ prior notice to Seller and Purchaser. Seller and Purchaser shall jointly select a successor Escrow Agent and shall notify Escrow Agent of the name and address of such successor Escrow Agent within ten (10) business days after receipt of notice of Escrow Agent of its intent to resign. If Escrow Agent has not received notice of the name and address of such successor Escrow Agent within such period, Escrow Agent shall have the right to select on behalf of Seller and Purchaser a bank or trust company licensed to do business in the State of New York and having a branch located in New York County to act as successor Escrow Agent hereunder. At any time after the ten (10) business day period, Escrow Agent shall have the right to deliver the Deposit to any successor Escrow Agent selected hereunder, provided such successor Escrow Agent shall execute and deliver to Seller and Purchaser an assumption agreement whereby it assumes all of Escrow Agent’s obligations hereunder. Upon the delivery of all such amounts and such assumption agreement, the successor Escrow Agent shall become the Escrow Agent for all purposes hereunder and shall have all of the rights and obligations of the Escrow Agent hereunder, and the resigning Escrow Agent shall have no further responsibilities or obligations hereunder.
(v)    Seller and Purchaser each hereby agrees to severally (but not jointly) indemnify, defend and hold harmless Escrow Agent from and against fifty percent (50%) of any and all loss, cost, damage, expense and reasonable out-of-pocket attorneys’ fees and expenses actually incurred by Escrow Agent arising out of it acting as the Escrow Agent hereunder, other than to the extent arising from Escrow Agent’s gross negligence, willful misconduct or breach of this Agreement.
(vi)    The interest earned on the Deposit shall be paid to the party entitled to receive the Deposit as provided in this Agreement. Purchaser shall receive a credit against the Purchase Price with respect to any such interest paid to Seller at Closing. The party receiving such interest (including Purchaser if it receives a credit on account of same against the Purchase Price as aforesaid) shall pay any income taxes thereon. The taxpayer identification numbers of Seller and Purchaser shall be provided to Escrow Agent by such party upon request.
(vii)    The provisions of this Section 4(c) shall survive the Closing or termination of this Agreement.
(d)    All interest earned on the Deposit shall be deemed included in the “Deposit” for all purposes of this Agreement.

(e)    In the event the Closing occurs, the entire Deposit shall be applied against the Purchase Price payable at the Closing, and Purchaser shall receive a credit therefor.
(f)    The Deposit shall be non-refundable to Purchaser, except as expressly provided in this Agreement. The Deposit shall be applied to the Purchase Price on the Closing Date.
(g)    Seller and Purchaser hereby acknowledge and agree that, notwithstanding anything in this Agreement to the contrary, the sum of ONE HUNDRED DOLLARS ($100.00) of the Deposit (the “Independent Consideration”) shall be paid to Seller if this Agreement is terminated for any reason. Seller and Purchaser further acknowledge and agree that the Independent Consideration has been bargained for and agreed to as consideration for Seller’s execution and delivery of this Agreement.
(h)    Upon the disbursement of the Deposit to Purchaser or Seller as provided herein in connection with any termination of this Agreement, this Agreement shall be null and void, and no party shall have any further obligation to the other except for those obligations which expressly survive termination of this Agreement.
(i)    All monies payable by Purchaser under this Agreement, unless otherwise specified in this Agreement, shall be paid by Purchaser causing such monies to be wire transferred in immediately available federal funds at such bank account or accounts, and divided into such amounts, designated by Seller to Purchaser in writing at least two (2) business days prior to the date such funds are required to be paid as may be required to facilitate the consummation of the transactions contemplated by this Agreement.
(j)    As used in this Agreement, the term “business day” shall mean every day other than Saturdays, Sundays, all days observed by the federal or New York State government as legal holidays and all days on which commercial banks in New York State are required by law to be closed.
(k)    Any reference in this Agreement to a “day” or a number of “days” (other than references to a “business day” or “business days”) shall mean a calendar day or calendar days, provided that if the calendar day or last calendar day to perform any act or give any notice or approval shall fall on a calendar day that is not a business day, such act or notice may be timely performed or given on the next succeeding business day.
5.    STATUS OF TITLE. Subject to the terms and provisions of this Agreement, at Closing, title to the Properties shall be subject only to the following (collectively, the “Permitted Encumbrances”):
(a)    matters disclosed in the Proforma Title Policies;
(b)    all matters created or consented to by Purchaser;
(c)    subject to Section 6(a)(iii), any state of facts shown on the Survey;

(d)    property taxes which are not yet delinquent, subject to adjustment as set forth herein;
(e)    any laws, rules, regulations, statutes, ordinances, orders or other legal requirements affecting any of the Properties, as the same now exist or may be hereafter modified, supplemented or promulgated, including, without limitation, all zoning, land use, building and environmental laws, rules, regulations, statutes, ordinances, orders or other legal requirements, including landmark designations and all zoning variances and special exceptions;
(f)    subject to adjustment as set forth herein, all presently existing and future liens of real estate assessments and water rates, water meter charges, water frontage charges and sewer taxes, rents and charges, if any, for the current year and affecting any of the Properties or any portion thereof; provided, that such items are not due and payable as of the Closing Date; and
(g)    except for Seller Exceptions (as defined below), such matters as the Title Company shall be willing, without special or additional premium or other cost to Purchaser, to omit as exceptions to coverage in the applicable Title Policy or to affirmatively insure over in a manner reasonably acceptable to Purchaser with respect to the Title Policy.
6.    TITLE INSURANCE; LIENS.
(a)    (i) As of the Effective Date, Seller has provided to Purchaser (or Purchaser has otherwise obtained) (x) surveys of each of the Properties (collectively, the “Initial Surveys”) and (y) zoning reports for each of the Properties (collectively, the “Initial Zoning Reports”). Purchaser has ordered title commitments for each of the Properties (collectively, the “Initial Title Commitments”), issued by Fidelity National Title Insurance Company (the “Title Company”), copies of which it has delivered to Seller or Seller’s attorney. As of the Effective Date, Purchaser has received a pro forma title insurance policy issued by the Title Company for each Property in the forms posted to the Data Site in folder 10.23 “Proforma Title Policies” (the “Proforma Title Policies”). Purchaser acknowledges that Purchaser has reviewed the Initial Title Commitments, Initial Surveys and Initial Zoning Reports provided by Seller prior to the Effective Date. Purchaser further acknowledges that Purchaser has reviewed the Proforma Title Policies and Purchaser does not object to any exceptions or matters shown in any Proforma Title Policies and agrees that all such matters and exceptions shall constitute Permitted Encumbrances. In the event that Purchaser elects to have a new or updated survey of any Property performed (together with the Initial Surveys, the “Survey”), it shall deliver a copy thereof to Seller within five (5) days of receipt of any such Survey.
(ii)    Intentionally omitted.
(iii)    Purchaser shall direct the Title Company to deliver a copy of any updates to the Initial Title Commitments obtained by Purchaser to Seller or Seller’s attorney simultaneously with its delivery of the same to Purchaser or Purchaser’s attorney. If, prior to the Closing Date, the Title Company shall deliver any update to the Initial Title Commitments or Purchaser shall receive an updated Survey which, in either case, discloses additional liens, encumbrances or other title exceptions which (A) were not disclosed by the Initial Title Commitments or Initial Surveys, and (B) do not otherwise constitute Permitted Encumbrances hereunder (each, an “Update Exception”), then Purchaser shall have until the earlier of (y) ten (10) business days after delivery of such update to Purchaser or (z) the business day immediately preceding the Closing Date (the “Update Objection Deadline”) to deliver written notice to Seller objecting to any of the Update Exceptions (the “Update Objections”). If Purchaser fails to deliver such objection notice by the Update Objection Deadline, Purchaser shall be deemed to have waived its right to object to any Update Exceptions (and the same shall not constitute Update Objections, but shall instead be deemed Permitted Encumbrances). If Purchaser shall deliver such objection notice by the Update Objection Deadline, any Update Exceptions which are not objected to in such notice shall not constitute Update Objections, but shall be Permitted Encumbrances. Notwithstanding the foregoing, all Seller Exceptions shall automatically be Update Objections without Purchaser’s being required to notify Seller of its objection to same.
(iv)    Intentionally omitted.
(b)    If Seller is unable to eliminate the Update Objections (other than the Seller Exceptions) by the Scheduled Closing Date, unless the same are waived by Purchaser without any abatement in the Purchase Price, Seller may, from time to time, upon at least five (5) business days’ prior notice to Purchaser (except with respect to matters first disclosed during such five (5) business day period, as to which matters notice may be given at any time through and including the Scheduled Closing Date) adjourn the Scheduled Closing Date for a period not to exceed forty-five (45) days in the aggregate (the “Title Cure Period”), in order to attempt to eliminate such exceptions. If Seller is unable or unwilling to eliminate any Update Objection (other than Seller Exceptions) as of the Closing Date (or otherwise cause the Title Company to remove such Update Objection as an exception to title from the applicable Title Policy), then Purchaser shall have the right, in its sole discretion, to (i) terminate this Agreement by written notice given to Seller within ten (10) days following expiration of the Title Cure Period or (ii) close the transactions contemplated hereunder. If Purchaser shall fail to deliver the termination notice described within the ten (10) day period described above, Purchaser shall be deemed to have made the election under clause (ii). Upon any termination of this Agreement pursuant to this clause (b), Escrow Agent shall promptly deliver the Deposit to Purchaser and neither Seller nor Purchaser shall have any further rights or obligations hereunder, except those arising under provisions of this Agreement that expressly survive the termination hereof.
(c)    It is expressly understood that, except as expressly provided in this Section 6(c) or elsewhere in this Agreement, in no event shall Seller be required to bring any action or institute any proceeding, or to otherwise incur any costs or expenses in order to attempt to eliminate any Update Objections, or take any other actions to cure or remove any Update Objections, or to otherwise cause title to any of the Properties to be in accordance with the terms of this Agreement on the Closing Date. Notwithstanding anything in this Section 6 to the contrary, Seller shall be required to cause to be released, satisfied and otherwise removed of record as of the Closing Date, and shall have no right to adjourn the Scheduled Closing Date to do so, any Update Objections which are (collectively, the “Seller Exceptions”): (i) voluntarily recorded by Seller or otherwise placed or permitted to be placed by Seller against any of the Properties on or following the date hereof (other than with the prior written approval of Purchaser), (ii) voluntarily recorded by Seller or otherwise placed or permitted to be placed by Seller against any of the Properties prior to the date hereof consisting of mortgages, deeds of trust, security agreements, financing statements or other instruments which evidence or secure indebtedness, (iii) tax liens, real estate taxes, water rates and charges and sewer rents and taxes, each of which remain unpaid or of record as of the Closing Date, to the extent any of the foregoing are not the obligation of a resident under the Residency Agreements, (iv) mechanics’ and materialmans’ liens for unpaid work performed by or on behalf of any Seller, (v) any judgment lien against Seller that is filed, recorded or is otherwise a lien against the Property and (vi) any other lien not covered by sub-clauses (i)–(v) above that can be satisfied and discharged of record by the payment of a liquidated sum not in excess of Two Hundred Thousand and 00/100 Dollars ($200,000.00) in the aggregate for all such Update Objections. If Seller shall fail to cure any Seller Exception set forth in the foregoing sub-clauses (i), (iii), (iv) or (vi) prior to Closing, and the same can be removed of record by the payment of a liquidated sum, Purchaser shall have the right to elect to close the transactions contemplated hereunder and receive a credit against the Purchase Price equal to the aggregate out-of-pocket cost reasonably necessary to remove such Seller Exception of record.
(d)    If Seller shall have adjourned the Scheduled Closing Date in order to cure Update Objections in accordance with the provisions of this Section 6, Seller shall, upon the satisfactory cure thereof, notify Purchaser (such notice being, the “New Closing Notice”) and Purchaser and Seller shall promptly reschedule the Scheduled Closing Date to a date that is at least ten (10) days and not more than thirty (30) days after the earlier of Purchaser’s receipt of the New Closing Notice and the expiration of the Title Cure Period; it being agreed, however, that if any Update Objections arise between the date the New Closing Notice is given and the rescheduled Scheduled Closing Date, Seller may again adjourn the Closing for a reasonable period or periods, in order to attempt to cause such exceptions to be eliminated; provided, that Seller shall not be entitled to adjourn the new Scheduled Closing Date pursuant to this Section 6 for a period or periods in excess of forty-five (45) days in the aggregate.
(e)    At or prior to the Closing, Seller shall deliver to the Title Company such affidavits, certificates, other instruments and documentary evidence as are reasonably requested by the Title Company, including, without limitation, such affidavits and indemnities related to matters which are (1) known to Seller and (2) within Seller’s control (collectively, the “Title Affidavit”). For the avoidance of doubt, Seller shall not be required to deliver any affidavits or indemnities related to work, repairs, violations or other matters solely within the control of Master Tenant with respect to the Properties.
7.    APPORTIONMENTS. With respect to each JV Property, all revenues and expenses related to the JV Property operations accruing or relating to the period up to and including 11:59 p.m. (New York time) on the day immediately preceding the Closing Date (“Cut-Off Time”) shall belong to the applicable Seller. All revenues and expenses from JV Property operations accruing or relating to the period after the Cut-Off Time shall belong to Purchaser. Without limiting the foregoing, the following shall apply:
(a)    With respect to each JV Property, all non-delinquent ad valorem real property and personal property general and special taxes and assessments for such Property for the current assessment year of the applicable taxing authority in which the Closing Date occurs shall be prorated between the applicable Seller and Purchaser as of the Closing Date, based on their respective days of ownership of such Property during such assessment year. If the exact amount of taxes is not known at Closing, the proration will be based on an amount equal to

100% of the prior assessment year’s taxes and shall be adjusted and reconciled directly between the applicable Seller and Purchaser once actual figures become available after Closing. All such prorations shall be made with due allowance for the maximum allowable discount and exemptions. Purchaser shall assume all obligations accruing from and after the Closing Date with respect to any agreements relating to the appealing of real estate taxes or real estate tax assessments, including the obligation to pay portions of amounts of real estate tax savings and costs and expenses related thereto. With respect to each JV Property, Purchaser shall be solely responsible for, and shall report and pay, all state and local sales or use taxes imposed in connection with the sale and transfer of any Personalty. Any state or local sales and use taxes, or other transfer taxes, registration, title or other fees payable in connection with registering or titling of any vehicle shall be the responsibility of Purchaser.
(b)    With respect to each JV Property, rents and other payments under the Residency Agreements, the Leases (including, without limitation, the Boca Ciega Bay Lease and the NY Subleases), and other proceeds of the ownership and operations of such JV Property (collectively, “Rents”) collected prior to Closing with respect to the month in which the Closing occurs shall be prorated based upon the actual number of days in such month. Any payments of Rents collected by the parties hereto after the Closing who owe Rents for periods prior to the Closing Date shall be applied to Rents then due and payable in the following order of priority: (i) first, in payment of Rents for the month in which the Closing Date occurs, with such amounts being prorated between Seller and Purchaser based upon the number of days each owned the applicable JV Property during the month in which the Closing occurs; (ii) second, in payment of Rents for the month immediately preceding the month in which the Closing occurs; (iii) third, in payment of Rents for any month which commenced after the Closing, but only to the extent payments of rents for such month are then currently due; and (iv) fourth, in payment of Rents for months preceding the month in which the Closing occurs. Each of the parties hereto shall be obligated to pay over to the other party any Rents collected to which the other is entitled pursuant to the terms of this Agreement. For a period of one hundred eighty (180) days after Closing, Purchaser shall use commercially reasonable efforts (but shall not be obligated to institute legal proceedings) to collect and remit to Seller the Rents for each JV Property with respect to all periods prior to the Closing. Following the Closing, Seller shall have the right to pursue remedies against any resident or tenant of the JV Properties with respect to pre-Closing deficiencies in payment of Rents.
(c)    With respect to each JV Property, the applicable Seller shall request each utility company providing utility service to the applicable JV Property to cause all utility billings to be closed and billed as of the Closing Date in order that utility charges may be separately billed for the period prior to the Closing Date and the period on and after the Closing Date. In the event any such utility charges are not separately billed, the same shall be prorated. In connection with any such proration, it shall be presumed that utility charges were uniformly incurred during the billing period in which the Closing Date occurs. Each Seller shall receive a credit at Closing for any deposits made by Seller in connection with providing water, sewer, gas, electricity, telephone and other public utilities to the JV Property with respect to its respective JV Property that are transferred or made available to Purchaser.
(d)    With respect to each JV Property, all obligations and liabilities (for services and materials ordered, or otherwise in the ordinary course of business) and accounts payable for the JV Property owing as of the Closing Date for merchandise, equipment, supplies and other materials and services paid, incurred or ordered shall be prorated between the applicable Seller and Purchaser as of the Closing Date.
(e)    Except as covered by the terms of Section 7(a) above, with respect to each JV Property, all water and sewer charges, taxes (other than ad valorem real property or business personal property taxes), including license taxes or fees for licenses which are assignable or transferable without added cost and have a value which will survive Closing, and any unpaid taxes payable in arrears, shall be prorated as of the Closing Date. Each Seller will be credited for that portion of taxes and fees paid by such Seller allocable to the period after the Closing Date.
(f)    With respect to each JV Property, all payments and receipts, as applicable, under the assumed Contracts shall be prorated between Purchaser and the applicable Seller as of the Closing Date. The applicable Seller shall receive a credit for all prepayments and deposits thereunder.
(g)    With respect to each JV Property, all other income derived by the applicable Seller from the JV Property accruing or relating to the period up to and including the Cut-Off Time shall be paid to such Seller. All other income derived by such Seller from the JV Property accruing or relating to the period on and after the Cut-Off Time shall be paid to Purchaser.
(h)    With respect to each JV Property, all other expenses and obligations not otherwise specified in this Section 7 incurred in the ownership of the JV Property and operation of the JV Property and which are customarily prorated in similar transactions shall be prorated between the applicable Seller and Purchaser as of the Closing Date.
(i)    With respect to each JV Property, Purchaser shall receive a credit for any refundable security deposits (and if legal requirements or any agreements require a landlord to be accountable for interest on such refundable security deposits, any accrued interest owed thereon), which credit shall be applied against the allocated Purchase Price for the JV Property at which there exist prepaid rents and other resident charges or refundable security deposits.
(j)    Except as set forth in Section 8(a)(xv), Seller shall have no obligation to remove any notes or notices of violations of law, or municipal ordinances, orders, designations or requirements whatsoever noted in or issued by any federal, state, municipal or other governmental department, agency or bureau or any other governmental authority having jurisdiction over the Properties (collectively, “Violations”); provided, that (i) at or prior to Closing, either (A) Seller shall pay or bond all monetary fines, fees or penalties accruing prior to the Closing Date with respect any such Violations or (B) Purchaser shall receive a credit for any such monetary fines, fees or penalties accruing prior to the Closing Date with respect any such Violations that remain unpaid, and (ii) notwithstanding the foregoing, Seller shall be obligated to continue to perform, or cause to be performed, routine maintenance and repair of the Properties as and to the extent required pursuant to clause (i), (ii) or (iii) (as applicable) of Section 8(a).
(k)    Salaries, wages and benefits (accrued and unpaid employee benefits, vacation time, and personal days) with respect to the then-current employees (“Facility Employees”) of Seller or WRC at each JV Property shall be prorated between Seller and

Purchaser as of the Closing Date. On the Closing Date, Seller shall credit Purchaser on the Closing Statement (and Purchaser or New Operator shall, or shall cause WRC to, assume responsibility) for estimated accrued and unpaid employee benefits, vacation time, and personal days for all Facility Employees, based on the accrued amount calculated by Seller for the Property as of the Closing Date (“Accrued PTO”). Purchaser shall apply, or cause WRC to apply, any such Accrued PTO for which it has received a credit pursuant to this Section 7(k) to its intended purpose for the benefit of each applicable Facility Employee. Solely as between Seller and Purchaser, Purchaser shall be responsible for any severance pay due to any Facility Employees who Purchaser or New Operator or WRC elects to terminate on or after the Closing Date.
(l)    With respect to each JV Property and each Master Lease Property, Seller shall receive a credit at Closing in the amount of any required reserves, escrows or other deposits maintained pursuant to any Law by or on behalf of any Seller, Master Tenant, or any of their respective affiliates, in each case as security for the operation of the applicable Property(ies) or obligations of the licensed operator thereof (the “Regulatory Deposits”). Purchaser shall not receive any credits hereunder in connection with any Regulatory Deposits made or required to be made in connection with obtaining any Licensure Approvals.
(m)    At the Closing (or thereafter as provided in this Section 7(m)): (i) Purchaser shall receive a credit in the aggregate amount of $318,000 on account of the expected removal and/or remediation of underground storage tanks at certain of the Properties; (ii) within one hundred eighty (180) days after Closing, Seller shall reimburse Purchaser for all costs incurred by Purchaser, as reasonably determined by Purchaser and Seller based upon the written estimates obtained by Seller and/or Purchaser, to remediate certain moisture issues, including repair of any foundational cracks or leaks causing such issues, at certain of the Properties (provided, that such amount shall not to exceed $1,000,000); (iii) Purchaser shall receive a credit in the amount by which Seller’s aggregate capital expenditures for all Properties (excluding any capital expenditures on unit renovations at the Master Lease Properties) from January 1, 2021 until October 31, 2021 is less than, or Seller shall receive a credit in the amount by which such aggregate capital expenditures exceed, in each case, Seller’s budgeted aggregate capital expenditures for all Properties (excluding any capital expenditures on unit renovations at the Master Lease Properties) for calendar year 2021 prorated through October 31, 2021; and (iv) within ninety (90) days after Closing, in the event that the amount by which Seller’s aggregate capital expenditures for all Properties (excluding any capital expenditures on unit renovations at the Master Lease Properties) from November 1, 2021 until the Closing Date is more or less than Seller’s budgeted aggregate capital expenditures for all Properties (excluding any capital expenditures on unit renovations at the Master Lease Properties) for such period, Seller and Purchaser shall prorate such amounts and, if the amount actually spent is less than the budgeted amount, Seller shall pay Purchaser an amount equal to the difference and, if the amount actually spent by Seller is greater that the budgeted amount, Purchaser shall pay Seller an amount equal to the difference; provided, that in the case of the foregoing clauses (iii) and (iv) that neither party shall receive any credit or payment thereunder unless the amount of such difference is equal to or exceeds $250,000, and Seller shall not be entitled to a credit or payment thereunder for any non-emergency capital expenditure in excess of $250,000 in the aggregate unless Purchaser has approved in writing such capital expenditure prior to Seller having incurred such capital expenditure.

(n)    Except as otherwise expressly provided in this Agreement, all apportionments and adjustments shall be made in accordance with generally accepted accounting principles. The computation of the adjustments shall be jointly prepared by Seller and Purchaser. In the event any prorations or apportionments made under this Section 7 shall prove to be incorrect for any reason, then any party shall be entitled to an adjustment to correct the same in accordance with the remaining terms of this Section 7(n). To the extent the exact amount of any adjustment item provided for in this Section 7 cannot be precisely determined on the Closing Date, such prorations and apportionments shall be tentatively prorated on the basis of the best data then available and re-prorated when the information is available. Notwithstanding the foregoing, any adjustment or re-proration pursuant to the two immediately preceding sentences shall be made, if at all, within ninety (90) days after the Closing Date (except with respect to taxes and assessments, in which case such re-proration shall be made within sixty (60) days after the information necessary to perform such re-proration is available). All payments to be made as a result of the final results of the adjustments shall be paid to the party entitled to the same within fifteen (15) days after the final determination thereof. Seller and Purchaser agree that none of the insurance policies relating to any Property will be assigned to Purchaser (and each Seller shall pay any cancellation fees or minimum earned premiums resulting from the termination of the policies relating to its respective Property), and Purchaser shall be responsible for arranging for its own insurance as of the Closing Date.
(o)    On the Closing Date, the Seller will provide to Purchaser a true, correct, and complete accounting (properly reconciled) of all resident trust funds, resident security deposits, patient deposits, refundable community fees, or any residents’ property that may be held by Seller on the Closing Date for residents at JV Properties (“Resident Trust Funds”) (which for the avoidance of doubt excludes refundable entrance fees), if any, held by Seller. If applicable, to the extent permitted by applicable Laws, Seller will deliver such Resident Trust Funds to Purchaser within two (2) business days of Closing. Purchaser shall, or shall cause New Operator to, accept such Resident Trust Funds in trust for the residents of the JV Properties and will hold and disperse such Resident Trust Funds in accordance with applicable contractual, statutory and regulatory requirements. Seller will indemnify, defend, and hold the Purchaser harmless from all liabilities, claims and demands, including reasonable attorney’s fees, in the event the amount of the Resident Trust Funds, if any, transferred to Purchaser did not represent the full amount of any Resident Trust Funds shown to have been delivered to Seller or its affiliate, as custodian or with respect to any Resident Trust Funds delivered, or claimed to have been delivered, to Seller or its affiliate, but which were not delivered by Seller to Purchaser, or for claims that arise from actions or omissions of Seller with respect to the Resident Trust Funds before the Closing Date. Purchaser will indemnify, defend and hold Seller harmless from all liabilities, claims and demands, including reasonable attorneys’ fees, in the event a claim is made against Seller with respect to the Resident Trust Funds with respect to any such funds that are transferred to Purchaser pursuant to this Section 7(o). For the avoidance of doubt, claims made pursuant to the indemnities set forth in this Section 7(o) shall not be subject to the Threshold Amount.
(p)    Except as expressly set forth in Section 7(l) and Section 7(m), all apportionments and adjustments with respect to the Master Lease Properties shall be addressed in the OTA, and Seller shall have no obligation for proration of the same. For purposes of this Article 7, each NY Property shall be deemed to constitute a JV Property.

(q)    For proration purposes, the day that falls on the Closing Date shall be allocated to Purchaser with respect to both credits and debits as of the Closing Date.
(r)    The provisions of this Section 7 shall survive the Closing.
8.    COVENANTS.
(a)    During the period from the date hereof until the Closing Date or the earlier termination of this Agreement, except as otherwise provided in this Agreement or consented to in writing by Purchaser, Seller shall:
(i)    operate each JV Property in the ordinary and prudent course of business consistent with its past practice (including not entering into any Residency Agreements that provide for entrance fees that are not on substantially the same (or better) economic terms for Sellers as Residency Agreements entered into most-recently prior to the Effective Date) in all material respects, and in compliance in all material respects with Legal Requirements;
(ii)    with respect to the Master Lease Properties, use commercially reasonable efforts to enforce its rights under the Master Lease to cause Master Tenant to operate the Master Lease Properties in the ordinary course of business consistent with Master Tenant’s past practice in all material respects, and in compliance in all material respects with Legal Requirements;
(iii)    with respect to the NY Properties, use commercially reasonable efforts to enforce its rights under the NY Subleases to cause NY Subtenant to operate the NY Properties in the ordinary course of business consistent with NY Subtenant’s past practice in all material respects, and in compliance in all material respects with Legal Requirements;
(iv)    promptly notify Purchaser of any written notice received by Seller of violations, judgments, claims and litigation affecting Seller and/or any of the Properties;
(v)    promptly notify Purchaser of, and promptly deliver to Purchaser a copy of, any written notice Seller or any Seller Party actually receives, on or before the Closing, from any Governmental Authority, concerning (A) any citations or deficiencies identified in a survey report or otherwise related to any Property and (B) any alleged violation of Health Care Laws at the Properties that has not been previously disclosed in writing by Seller to Purchaser;
(vi)    promptly notify Purchaser of, and promptly deliver to Purchaser a copy of, any written notice Seller or any Seller Party actually receives, on or before the Closing, from any Governmental Authority, concerning any environmental condition affecting any of the Properties or any alleged violation of Environmental Law at the Properties that has not been previously disclosed in writing by Seller to Purchaser;
(vii)    with respect to each JV Property, maintain in effect all existing fire and extended coverage insurance, and theft, liability, business interruption and other existing insurance pertaining to such JV Property (or comparable replacements thereof);

(viii)    with respect to the Master Lease Properties, use commercially reasonable efforts to enforce its rights under the Master Lease to cause Master Tenant to maintain in effect all existing fire and extended coverage insurance, and theft, liability, business interruption and other existing insurance pertaining to such Master Lease Properties (or replacements thereof that are either comparable or that otherwise comply with Master Tenant’s obligations under the Master Lease);
(ix)    with respect to the NY Properties, use commercially reasonable efforts to enforce its rights under the NY Subleases to cause NY Subtenant to maintain in effect all existing fire and extended coverage insurance, and theft, liability, business interruption and other existing insurance pertaining to such NY Properties (or replacements thereof that are either comparable or that otherwise comply with NY Subtenant’s obligations under the NY Subleases);
(x)    with respect to each JV Property, maintain in good standing existing material Licenses and material Operator Licenses or renewals of the same, as necessary to operate each JV Property in substantially the same manner as such JV Property is operated as of the Effective Date;
(xi)    with respect to the Master Lease Properties, use commercially reasonable efforts to enforce its rights under the Master Lease to cause Master Tenant to maintain in good standing existing material Licenses and material Operator Licenses or renewals of the same, as necessary to operate each Master Lease Property in substantially the same manner as such Master Lease Property is operated as of the Effective Date;
(xii)    with respect to the NY Properties, use commercially reasonable efforts to enforce its rights under the NY Subleases to cause NY Subtenant to maintain in good standing existing material Licenses and material Operator Licenses or renewals of the same, as necessary to operate each NY Property in substantially the same manner as such NY Property is operated as of the Effective Date;
(xiii)    deliver to Purchaser a copy of any written notice delivered or received by Seller or any Seller Party under the Master Lease, Operating Leases or Leases (including, without limitation, the Boca Ciega Bay Lease, the Lake Pointe Woods Lease, and the NY Subleases), including any notice which alleges or discloses a default under such leases;
(xiv)    prior to Closing, deliver to Purchaser the most current rent roll for each Property, which rent roll shall be as the first (1st) of the month immediately prior to the month in which the Closing occurs;
(xv)    with respect to each JV Property, and with respect to the Master Lease Properties and the NY Properties, use commercially reasonable efforts to enforce its rights under the Master Lease and the NY Subleases to cause Master Tenant and NY Subtenant to, (A) diligently and in good faith take and pursue all corrective actions that can be taken in the ordinary course of business prior to the Scheduled Closing Date to correct all operational deficiencies or violations identified by any Governmental Authority in a regulatory investigation or survey under any Health Care Laws prior to the Closing Date, and pay all outstanding governmental penalties relating thereto, or contest in good faith or submit plans of correction intended to correct all operational deficiencies or violations, identified by any Governmental

Authority in a regulatory investigation or survey under any Health Care Laws occurring prior to the Closing Date (it being agreed that Seller shall not have any obligation to make, or to use efforts to enforce its rights to cause Master Tenant and NY Subtenant to make, any capital alterations or improvements at or with respect to any Property other than expenditures for the routine maintenance and repair of the Properties), and (B) use commercially reasonable efforts to finally settle and resolve any reimbursements, audit adjustments, disallowances, or unresolved claims or disputes or other amounts owed or alleged to be owed to any Government Sponsored Health Care Program related to the period prior to the Closing Date; and
(xvi)    cooperate in good faith with Purchaser in connection with Purchaser’s application (the “Application”) to the City of Dana Point, California (the “City”) for the issuance of new certificates of occupancy (“Certificates of Occupancy”) in the name of PropCo Purchaser covering the entire Property located in Dana Point, California including, without limitation, (A) providing Purchaser, on or before November 8, 2021, with copies of any existing certificate of occupancy for such Property not previously provided to Purchaser which are in Seller’s possession or control and such other materials that are in Seller’s possession or control and requested by Purchaser which are reasonably necessary for Purchaser to include with the Application, (B) thereafter, providing Purchaser with such additional documentation and information in Seller’s possession or control as may be reasonably required by the City in connection with the Application, and (C) cooperating with the City to allow any required inspections of such Property in connection with the City’s consideration of the Application.
(b)    During the period from the date hereof until the Closing Date, Seller shall not, and with respect to (i) the Master Lease Properties, shall use commercially reasonably efforts to enforce its rights under the Master Lease to cause the Master Tenant to not, and (ii) the NY Properties, shall use commercially reasonably efforts to enforce its rights under the NY Subleases to cause the NY Subtenant to not, in each case, solely to the extent the same would be binding on or affect any of the Properties or any owner thereof after the Closing, without Purchaser’s prior written approval:
(i)    except in the ordinary course of business, enter into or amend or modify any material contracts (other than the termination of the Operating Leases and the Master Lease at Closing);
(ii)    subject any of the Properties, or consent, to any additional liens, encumbrances, covenants, restrictions or easements other than Permitted Encumbrances;
(iii)    apply for or consent to any zoning change, variance, subdivision, lot line adjustment or similar change with respect to any of the Properties;
(iv)    except in connection with liens that will be released at closing and the use or consumption of Additional Assets in the ordinary course of business, sell or otherwise transfer or encumber any Seller Asset or any interest therein;
(v)    enter into, or consent to the entering into, any collective bargaining agreement or similar agreement with respect to union labor at any Property;
(vi)    settle any Tax Proceedings;

(vii)    commit or agree to take any action that would be reasonably expected to result in any representation or warranty of Seller contained in this Agreement becoming untrue, incorrect or incomplete in any material respect as of the Closing Date; or
(viii)    enter into any agreement, commitment or undertaking to do any of the activities prohibited by the foregoing provisions.
(c)    Whenever Seller is required to obtain Purchaser’s approval with respect to any transaction described therein, Purchaser’s consent shall not be unreasonably withheld, and if Purchaser fails to notify Seller of its disapproval within five (5) business days after receipt of Seller’s written request therefor, Purchaser shall be deemed to have approved same. Whenever Seller is required to use or exercise commercially reasonable efforts to enforce its rights or cause Master Tenant or NY Subtenant or any other third party to take any action or refrain from taking any action, such efforts shall not include the threat, commencement, institution or prosecution or pursuit (and Seller shall have no obligation hereunder to commence, institute or prosecute or pursue) of any litigation or other legal action or proceeding against such party.
(d)    At Closing, with respect to each JV Property, Purchaser shall engage WRC or an affiliate of WRC as its manager for each JV Property and shall cause WRC or such affiliate to retain a sufficient number of Facility Employees at each JV Property so as to avoid liability of Seller under the Worker Adjustment Retraining and Notification Act or any comparable state law in connection with the transactions contemplated under this Agreement.
(e)    Regulatory/Licensure Approvals.
(i)    Purchaser shall use commercially reasonable efforts to obtain all Licenses and Operator Licenses from applicable Governmental Authorities that are necessary or appropriate for Purchaser or the new operator hired by Purchaser or its affiliates (Purchaser or such new operator, in such capacity, “New Operator”) to operate each Property, other than the NY Properties, in accordance with all Legal Requirements (including Health Care Laws) (the “Regulatory Approvals”), and Seller shall, and shall use commercially reasonable efforts to cause WRC to, reasonably cooperate with Purchaser with respect to Purchaser’s efforts to obtain such Regulatory Approvals. Purchaser and Seller shall use commercially reasonable efforts to obtain all licenses and consents from applicable Governmental Authorities that are necessary or appropriate for each of the NY Sublessors to assign their respective NY Sublease to WELL Trevi Tenant. Without limiting the generality of the foregoing, and any contrary provision herein notwithstanding, Purchaser shall use commercially reasonable efforts to complete and promptly submit and/or file, as applicable, following the Effective Date (provided that Seller and WRC have timely provided to Purchaser all required information within their control or possession, as reasonably requested by Purchaser and that has not already been provided to Purchaser or Purchaser’s counsel as of the Effective Date), all notices, applications, and other filings required by the applicable Governmental Authorities having jurisdiction over the Regulatory Approvals to obtain the state-issued facility operating licenses identified on Schedule 8(e)(i) in the name of Purchaser or its New Operator sufficient to operate the Properties (other than the NY Properties) in accordance with applicable Legal Requirements (including Health Care Laws) and in the same manner as such Properties were operated immediately prior to the Effective Date (the “Purchaser Licenses”). Purchaser shall thereafter use its commercially reasonable efforts to obtain such Purchaser Licenses. Purchaser shall be responsible for all filing fees associated with such notices, applications, and other filings. Purchaser shall, from time to time, upon request from Seller, advise Seller of the status of Purchaser’s efforts to secure the Licensure Approvals (as hereinafter defined).
(ii)    The parties hereto hereby acknowledge and agree that, in the event that any Licensure Approval has not been received as of the Scheduled Closing Date, the parties hereto shall proceed with the Closing as scheduled; provided, that with respect to any Property(ies) for which the applicable Licensure Approvals remain outstanding, the parties shall, to the extent permitted under and in accordance with all applicable Legal Requirements, including all Health Care Laws, at Closing, enter into interim management agreements and interim sublease agreements in substantially the forms attached hereto as Exhibit B (the “Bridging Documents”), pursuant to which Purchaser, New Operator, or the SNF Subtenants, as applicable, would sublease (or sub-sublease) such Property(ies) to Seller and WRC would continue to manage such Property(ies) on Seller’s behalf pending Purchaser’s and/or New Operator’s receipt of such outstanding Licensure Approval(s) (such arrangements, the “Bridging Arrangement”). To the extent required by any applicable Governmental Authority and if not addressed in the notices, applications, and other filings contemplated pursuant to Section 8(e)(i), Purchaser shall (provided that Seller and WRC have timely provided to Purchaser all required information within their control or possession, as reasonably requested by Purchaser and that has not already been provided to Purchaser or Purchaser’s counsel as of the Effective Date), complete and promptly following the Effective Date submit and/or file, as applicable, all notices, applications and other filings on Seller’s behalf required by the applicable Governmental Authorities in connection with the Bridging Arrangement (such notices, applications and other filings, the “Bridging Applications”), and Purchaser shall thereafter use its commercially reasonable, diligent efforts to obtain approval from the Governmental Authorities set forth on Schedule 8(e)(ii) for the Bridging Arrangement (the “Bridging Approvals”). Purchaser hereby acknowledges and agrees that, other than the Bridging Approvals set forth on Schedule 8(e)(ii), the Bridging Arrangements do not require any approval or consent whatsoever from a Governmental Authority. Purchaser shall be responsible for all filing fees associated with the Bridging Applications. Purchaser shall, from time to time, upon request from Seller, advise Seller of the status of Purchaser’s efforts to obtain the Bridging Approvals.
(iii)    For purposes of this Section 8(e), the term “Licensure Approval” shall mean the receipt by Purchaser or New Operator of the Purchaser Licenses for the applicable Property (other than the NY Properties) necessary for Purchaser or New Operator to operate such Property in accordance with applicable Legal Requirements (including Health Care Laws) and in the same manner as such Properties were operated immediately prior to the Effective Date from and after Closing or written approval from the applicable Governmental Authority stating that the parties hereto are authorized to consummate the transactions contemplated hereunder with respect to such Property and that such Purchaser License(s) will be issued in due course following such Governmental Authority’s receipt of documentation evidencing that the parties hereto have closed on such transactions with respect to such Property and that such Purchaser License(s) shall be effective as of the Closing Date of such closing.
(iv)    The parties hereby acknowledge that receipt of Licensure Approval with respect to any Property shall not be a condition to Purchaser’s obligation to effect the

Closing, it being agreed that, with respect to each Property, if and to the extent the applicable Licensure Approval has not been obtained, and to the extent permitted under all applicable Legal Requirements, including all Health Care Laws, and subject to the receipt of all Bridging Approvals, the parties shall enter into the Bridging Arrangement pursuant to the Bridging Documents in accordance with the provisions of this Section 8(e).
(v)    The provisions of this Section 8(e) shall survive the Closing.
(f)    Medicare and Medicaid.
(i)    To the extent permitted by applicable Health Care Laws, Seller shall assign and Purchaser may assume Seller’s rights and interests in each Property’s Provider Agreements effective as of the Transition Date and, if Purchaser does assume such rights and interests under the Provider Agreements, then Purchaser shall assume, and thereafter in due course fully satisfy, those obligations or liabilities under the Provider Agreements arising on or after the Closing Date, provided, that neither Purchaser nor New Operator shall assume any liabilities or obligations of Seller under the Provider Agreements arising or relating to periods prior to the Closing Date, including, without limitation any refunds, repayments or unpaid civil monetary penalties arising or relating to periods prior to the Closing Date.
(ii)    Promptly following the Transition Date, Purchaser or New Operator shall provide all notices and make all necessary filings as required under applicable Health Care Laws in order for Purchaser to become the certified Medicare and Medicaid provider at the Properties (other than the NY Properties), as applicable. After the Transition Date and upon request from Purchaser, Seller shall execute all documentation reasonably required by the Centers for Medicare & Medicaid Services, any applicable state agency or any administrative contractor in connection with the assignment of the Provider Agreements including, but not limited to, completing the “former owner” portion of the 855A.
(iii)    Purchaser shall be solely responsible for obtaining all other Third Party Payor or provider agreements (commercial, governmental, or otherwise) which may be necessary or desired for operating the Property on or after the Closing Date or the Transition Date, whether in the name of the Purchaser, or New Operator, as applicable.
(iv)    Seller shall use commercially reasonable efforts to timely prepare and file before delinquency with the appropriate Medicare and Medicaid agency any final cost reports or similar documents with respect to its operation of the Properties which are required to be filed by law under the Medicare and Medicaid programs. After such filing and within ten (10) business days of request by the Purchaser or New Operator, Seller shall provide the Purchaser and New Operator with a copy of such cost report, together with copies of any amendments thereto and material correspondence related to such final cost reports. Seller will provide the appropriate agency and/or administrative contractor with any information needed to support claims for reimbursement made by Seller either in such terminating cost report.
(v)    As used herein, the “Transition Date” shall mean the Closing Date, which Closing Date is conditioned on, among other things, the issuance of the last Licensure Approval with respect to any Property to the Purchaser or New Operator; provided, that if the Bridging Arrangements are implemented at the Closing with respect to the operation of any Property in accordance with Section 8(e)(ii), then the Transition Date shall mean, solely with respect to such Property, the date upon which the Licensure Approvals for such Property have been obtained by Purchaser or New Operator.
(vi)    Medicare and Medicaid Billing. Until the Closing Date, Seller shall continue to bill Medicare and Medicaid in the ordinary course of business consistent with past practices for amounts due under such Government Sponsored Health Care Programs. On and following the Transition Date, to the extent permitted by applicable Health Care Laws and Government Sponsored Health Care Programs, Purchaser shall be permitted to bill under the Provider Agreements during the period that commences on the Transition Date and that ends on the date that is 30 days after the issuance of the Medicare tie-in notice and the Purchaser’s Medicaid contracts. Notwithstanding the foregoing, from and after the Closing Date, Purchaser shall assume sole responsibility for billing applicable Government Sponsored Health Care Programs for services rendered at the Properties, whether in the name of Purchaser or Seller, as applicable. Regardless of which party bills Medicare, or Medicaid, the payments received therefrom shall be allocated as follows:
(1)    Seller shall retain whatever right, title and interest it may have in and to A/R existing before the Closing Date. Purchaser acknowledges and agrees that (i) it shall do nothing to interfere with any and all rights that Seller may have in or with respect to such A/R, including, but not limited to, the right to collect the same and to enforce any and all of its rights with respect to such A/R, and (ii) if it receives any proceeds with respect to such A/R, Purchaser and New Operator will hold such proceeds in trust for Seller and shall promptly turn over those proceeds to Seller in accordance with the provisions of this Section 8.
(2)    Within ten (10) business days after the Closing Date, Seller shall provide Purchaser and New Operator with a schedule setting forth by resident all of Seller’s outstanding A/R as of the Closing Date.
(3)    In furtherance and not in limitation of the requirements set forth in Section 8(f)(vi)(1), payments received by Purchaser or New Operator from and after the Closing Date from any source, including, without limitation, Third Party Payors, including Medicare, Medicaid, managed care and health insurance, shall be handled as follows:
(A)    If such payments specifically indicate on the accompanying remittance advice, or if the parties agree, that they relate to the period prior to the Closing Date, Seller shall be entitled to retain the same or, if received by Purchaser or New Operator, such payments shall be forwarded to Seller, along with the applicable remittance advice, promptly, but in no event more than ten (10) business days after receipt thereof;
(B)    If such payments indicate on the accompanying remittance advice, or if the parties agree, that they relate to the period on or after the Closing Date, they shall be retained by Purchaser or New Operator or if received by Seller, they shall be forwarded to Purchaser by the recipient thereof, along with the applicable remittance advice, promptly, but in no event more than ten (10) business days after receipt thereof; and
(C)    If the period(s) for which such payments are made is not indicated on the accompanying remittance advice, (i) for a period of ninety (90) days following the Closing Date, the Purchaser and New Operator shall assume that each payment relates to the oldest outstanding unpaid receivables for a resident and (b) thereafter, Purchaser and New Operator shall assume that each payment relates to the most recent outstanding unpaid receivables for a resident. Based on such assumptions, the portion thereof which relates to the period prior to the Closing Date that is received by Purchaser or New Operator shall be remitted to Seller promptly, but in no event more than ten (10) business days after receipt thereof and the balance, if any, shall be retained by Purchaser or New Operator or if such payment is received by Seller, Seller shall retain the portion that relates to the period prior to the Closing Date and remit the balance to Purchaser promptly, but in no event more than ten (10) business days after receipt thereof.
(D)    Nothing herein shall be deemed to limit in any way Seller’s rights and remedies to recover A/R due and owing to Seller under the terms of this Agreement (other than commencing an eviction proceeding against a resident); provided that Seller acknowledges that Purchaser’s only obligation under this Section 8 shall be to forward payments on the A/R if and as received by Purchaser and that Purchaser shall have no affirmative obligation to attempt to collect the A/R under this Agreement.
(E)    In the event the parties mutually determine that any payment hereunder was misapplied by the parties, the party which erroneously received said payment shall remit the same to the other party promptly, but in no event more than five (5) business days, after said determination is made; provided, that if either party believes the other party has misapplied any such funds and there is a disagreement, written notice shall be provided and the parties shall discuss the matter in good faith within ten (10) business days of such notice.
(F)    Failure of any party to forward to any other party any payment received by such party in accordance with the terms of this Section 8 shall entitle the other party (among all other remedies allowed by law and this Agreement) to interest on the amount owed at the rate per annum equal to the Prime Rate as set forth in the Money Rates Section of The Wall Street Journal, as the same may change from time to time, plus six percent (6%) simple interest, until such payment has been paid. The payment of any interest imposed under this Section 8, if any, shall be made together with the underlying payment therefor.
(G)    The obligations of the parties to forward the A/R payments pursuant to this Section 8(f)(vi) are absolute and unconditional and, irrespective of any circumstances whatsoever which might constitute a legal or equitable discharge, recoupment, offset, counterclaim or defense of the parties, the right to assert any of which with respect to proceeds of any A/R is hereby waived. All obligations under this Section 8(f)(vi) shall survive the Closing Date for a period of one (1) year after the Closing Date.
(g)    No Shop. Between the date hereof and the Closing Date (or the date of any earlier termination of this Agreement), Seller shall not, directly or through its affiliates, or its affiliates’ employees, advisers or other representatives, solicit, encourage, or facilitate (including by way of providing information regarding the Properties, Seller, or their businesses to any Person or providing access to any Person) any inquiries, discussions or proposals regarding, continue or enter into discussions or negotiations with respect to, or enter into or consummate any agreement or understanding in connection with any proposal regarding, any purchase or other acquisition of all or any portion of the Properties.
(h)    Seller Period Relief Funds. If Seller determines, in its sole discretion, that they are eligible to apply for funding and/or other benefits from the Department of Health and Human Services or any other Governmental Authority pursuant to the CARES Act, Provider Relief Fund, or any other program for which Seller is eligible to receive funding with respect to Seller’s period of ownership of the Seller Assets (such funding and/or other benefits, collectively, the “Seller Period Relief Funds”), (i) Seller shall have the right to apply for, pursue and obtain such funding and/or other benefits at its sole cost and expense, and Purchaser shall have no liability therefor, and (ii) Purchaser shall, at Seller’s sole cost and expense, cooperate in connection therewith, which cooperation shall include, without limitation, the obligation to provide Seller with information and access to and copies of such records as Sellers may require in connection with any applicable application process and any audit which may arise with respect to such application or otherwise with respect to any such Seller Period Relief Funds. This Section 8(h) shall survive the Closing.
9.    CONDITIONS TO CLOSING.
(a)    Conditions to Obligations of Seller. The obligation of Seller to consummate the Closing shall be subject to the fulfillment (or, in Seller’s sole discretion, written waiver by Seller) at or prior to the Closing Date of the following conditions:
(i)    Representations and Warranties. The representations and warranties of Purchaser contained in Section 10(g) shall be true and correct (without giving effect to any qualification as to materiality, Individual Material Adverse Effect, Aggregate Material Adverse Effect or any correlative terms) on the Effective Date and as of the Closing Date as though made on and as of the Closing Date (except those representations and warranties that address matters only as of a specified date, which shall be true and correct (without giving effect to any qualification as to materiality, Individual Material Adverse Effect, Aggregate Material Adverse Effect or any correlative terms) in all respects as of that specified date), in each case, except where the failure of such representations and warranties to be true and correct has not had, or would not be reasonably expected to have, either individually or in the aggregate, a material adverse effect on Purchaser’s ability to consummate the transactions contemplated hereby.

(ii)    Performance of Obligations. Purchaser shall have duly performed and complied in all material respects with all agreements, covenants and conditions required to be performed or complied with by it under this Agreement on or prior to the Closing Date, and shall have delivered all of the documents and other items required to be delivered by Purchaser pursuant to Section 15(b) and Section 15(c).
(iii)    Regulatory Approvals and Bridging Arrangements. (A) Neither Purchaser nor Seller has received written correspondence from the California Department of Social Services expressly indicating that the transactions contemplated hereby, including applicable California Bridging Arrangements, may not be consummated because such transactions violate applicable California Law, (B) with respect to each Property for which Licensure Approvals are required but have not been obtained, if a Bridging Approval is also required, as set forth on Schedule 8(e)(ii), such Bridging Approval has been obtained, and (C) in accordance with the terms of Section 8(e)(ii), the Bridging Documents for the Bridging Arrangements shall be implemented at Closing.
If any of the conditions to Seller’s obligations to close under this Agreement are not satisfied on and as of the then Scheduled Closing Date and such failure is not otherwise a result of any default by Purchaser (in which event Seller would be afforded the rights under Section 18(a)), then Seller may elect either: (y) to waive such failure and proceed to Closing or (z) to terminate this Agreement by written notice to Purchaser, in which event the Deposit (together with any interest earned thereon) shall be returned to Purchaser and neither Seller nor Purchaser shall have any further rights or obligations to the other under this Agreement, except those arising under provisions that expressly survive such termination.
(b)    Conditions to Obligations of Purchaser. The obligations of Purchaser to consummate the Closing shall be subject to the fulfillment (or, in Purchaser’s sole discretion, written waiver by Purchaser) at or prior to the Closing Date of the following conditions:
(i)    Representations and Warranties. The representations and warranties of Seller contained in Section 10 shall be true and correct (without giving effect to any qualification as to materiality, Individual Material Adverse Effect, Aggregate Material Adverse Effect or any correlative terms) on the Effective Date and as of the Closing Date as though made on and as of the Closing Date (except those representations and warranties that address matters only as of a specified date, which shall be true and correct (without giving effect to any qualification as to materiality, Individual Material Adverse Effect, Aggregate Material Adverse Effect or any correlative terms) as of that specified date), except where the failure of such representations and warranties to be true and correct has not had, or would not be reasonably expected to have, either individually or in the aggregate, an Individual Material Adverse Effect or an Aggregate Material Adverse Effect; provided, that in the event of any breach of the representation in Section 10(d)(iii) at any time after the Effective Date, Purchaser’s rights shall be governed by Section 12. As used in this Agreement, the term “Aggregate Material Adverse Effect” means any event, change, development, effect, condition, circumstance, matter, occurrence or state of facts that, individually or in the aggregate, has a material adverse effect on the value, use or operation of the Properties taken as a whole, and the term “Individual Material Adverse Effect” means any event, change, development, effect, condition, circumstance, matter, occurrence or state of facts that, individually or in the aggregate, has a material adverse effect on the value, use or operation of any individual Property; provided, that no adverse event, change, development, effect, condition, circumstance, matter, occurrence or state of facts shall be deemed to constitute, or be taken into account in determining whether there has been or would be an Aggregate Material Adverse Effect or an Individual Material Adverse Effect if it results from or arises out of: (I) the execution, delivery or announcement of this Agreement or pendency of the transactions contemplated herein, including any adverse change in customer, employee, supplier, financing source, licensor, licensee, sub-licensee, stockholder, joint venture partner or similar relationship, including as a result of the identity of Purchaser; (II) changes in general economic, business, regulatory, political or market conditions or in national or global financial markets or in global, national or regional political conditions; (III) any natural disaster, acts of terrorism, armed hostilities or war or any escalation or worsening thereof; (IV) any changes in United States generally accepted accounting principles or applicable Laws or interpretations thereof; (V) any action taken by Seller, or which Seller causes to be taken by any of its affiliates, in each case which is required or permitted by this Agreement; or (VI) any actions taken (or omitted to be taken) at the written request of Purchaser or with Purchaser’s written consent, unless, in each case with respect to clauses (II), (III) and (IV), such events have a disproportionately greater adverse impact on the Properties, generally, in comparison to other properties of the same or similar use in the same geographic area.
(ii)    Performance of Obligations. Seller shall have duly performed and complied in all material respects with all agreements, covenants and conditions required to be performed or complied with by it under this Agreement on or prior to the Closing Date, and shall have delivered all of the documents and other items required to be delivered by Seller pursuant to Section 15(a) and Section 15(c).
(iii)    Title. The Title Company shall be irrevocably and unconditionally committed to issue title insurance policies insuring the fee simple interest of PropCo Purchaser and Vacant Land Purchasers, as applicable, in each Property subject only to Permitted Encumbrances and otherwise in the forms of the Proforma Title Policies (as the same may be updated pursuant to the Section 6) (each a “Title Policy” and collectively, the “Title Policies”) upon payment of the premium for such Title Policies.
(iv)    Regulatory Approvals and Bridging Arrangements. (A) Neither Purchaser nor Seller has received written correspondence from the California Department of Social Services expressly indicating that the transactions contemplated hereby, including applicable California Bridging Arrangements, may not be consummated because such transactions violate applicable California Law, (B) with respect to each Property for which Licensure Approvals are required but have not been obtained, if a Bridging Approval is also required, as set forth on Schedule 8(e)(ii), such Bridging Approval has been obtained, and (C) in accordance with the terms of Section 8(e)(ii), the Bridging Documents for the Bridging Arrangements shall be implemented at Closing.
(v)    OTA. (A) Each representation and warranty made by Master Tenant, NY Subtenant or other “Transferor” under the OTA shall be true, correct and complete in all material respects as of the Closing (or as of any other date specifically stated therein), (B) Master Tenant and NY Subtenant shall have complied in all material respects with all covenants and agreements required to be performed by each of them, respectively, under the OTA at or prior the Closing, and (C) Master Tenant, NY Subtenant and OpCo Purchaser shall have entered into and, contemporaneously with the Closing, consummated the transactions contemplated under the OTA, to the extent such transactions are contemplated to be consummated contemporaneously with the Closing.
(vi)    Tail Insurance. From and after the Effective Date, Seller shall use commercially reasonable efforts to cause WRC to maintain its current commercial professional liability and general liability insurance policies in place through the Closing Date, with coverage levels no less than the levels in effect as of the Effective Date and with a carrier of comparable rating as of the Effective Date. From and after the Closing Date, Purchaser shall use commercially reasonable efforts to cause WRC to maintain its current commercial professional liability and general liability insurance policies in place until the second (2nd) anniversary of the Effective Date, with coverage levels no less than the levels in effect as of the Closing Date and with a carrier of comparable rating as of the Closing Date, together with a “discontinued operations” endorsement in favor of Seller and Guarantor naming each Seller and Guarantor as additional insureds under such policy. If such insurance coverage fails to be in effect for any period prior to the second (2nd) anniversary of the Closing Date for any reason, then (A) a Tail Insurance Policy shall be obtained by or on behalf of WRC and a certificate to evidence the Tail Insurance Policy shall be provided to Seller and Purchaser, and (B) Purchaser shall pay to WRC an amount of up to $1,400,000 toward the cost of such Tail Insurance Policy and WRC shall pay all costs of such Tail Insurance Policy in excess of $1,400,000. “Tail Insurance Policy” means extended reporting period or “tail insurance” relating to WRC’s existing liability insurance relating to the Properties, providing coverage effective as of the date that WRC’s insurance referenced above is no longer in effect and through the second (2nd) anniversary of the Closing Date, naming Purchaser, each Seller and Guarantor as additional insureds under such policy, with $10,000,000 of excess liability coverage (in lieu of current excess coverage limits), and in all other respects consistent with WRC’s commercial professional liability and general liability insurance policies in place on the Effective Date relating to the Properties.
(vii)    Tenant Estoppel Certificates. Purchaser shall have received a duly executed estoppel certificate from (A) Lake Pointe Investors, LLC, as tenant under the Lake Pointe Woods Lease, and (B) Boca Ciega Investors, LLC, as tenant under the Boca Ciega Bay Lease, each substantially in the form attached hereto as Exhibit C (each, a “Summit Lease Estoppel Certificate”).
If any of the conditions to Purchaser’s obligations to close under this Agreement are not satisfied on and as of the then Scheduled Closing Date (and Purchaser has not waived the same), then (i) Seller may, if it so elects and without any abatement in the Purchase Price, adjourn the Scheduled Closing Date for a period or periods not to exceed sixty (60) days in the aggregate (or, if Seller has elected to adjourn the Closing pursuant to Section 16, then for a period not to exceed sixty (60) days less the number of days for which Seller has adjourned the Closing pursuant to Section 16) in order to attempt to satisfy such conditions and (ii) if, after any such extension, the conditions precedent to Purchaser’s obligation to effect the Closing continue not to be satisfied (and Purchaser has not waived the same) or Seller does not elect such extension and such failure is not otherwise a result of any default by Seller (in which event Purchaser would be afforded the rights under Section 18(b)), then Purchaser may elect either: (y) to waive such failure and proceed to Closing or (z) to terminate this Agreement by written notice to Seller, in which event neither Seller nor Purchaser shall have any further rights or obligations to the other under this Agreement, except those arising under provisions that expressly survive such termination.
10.    CONDITION OF THE PROPERTIES; REPRESENTATIONS AND WARRANTIES; INDEMNIFICATION.
(a)    PURCHASER HEREBY ACKNOWLEDGES THAT, EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, THE OTA, THE GUARANTY, AND/OR IN THE OTHER DOCUMENTS TO BE DELIVERED AT CLOSING, NEITHER SELLER NOR ANY DISCLOSED OR UNDISCLOSED, DIRECT OR INDIRECT AFFILIATES, SHAREHOLDERS, PARTNERS, MEMBERS, OFFICERS, DIRECTORS, EMPLOYEES OR TRUSTEES, PRINCIPALS, AGENTS, CONTRACTORS OR ANY SUCCESSORS OR ASSIGNS OF THE FOREGOING (EACH, INCLUDING SELLER, A “SELLER PARTY” AND, COLLECTIVELY WITH SELLER, “SELLER PARTIES”), NOR ANY OTHER PERSON ACTING ON BEHALF OF SELLER, NOR ANY PERSON OR ENTITY WHICH PREPARED OR PROVIDED ANY OF THE MATERIALS REVIEWED BY PURCHASER IN CONDUCTING ITS DUE DILIGENCE, NOR ANY SUCCESSOR OR ASSIGN OF ANY OF THE FOREGOING PARTIES, HAS MADE OR SHALL BE DEEMED TO HAVE MADE ANY ORAL OR WRITTEN REPRESENTATIONS OR WARRANTIES, WHETHER EXPRESSED OR IMPLIED, BY OPERATION OF LAW OR OTHERWISE (INCLUDING WITHOUT LIMITATION WARRANTIES OF HABITABILITY, MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE), WITH RESPECT TO THE PORTFOLIO OR ANY OF THE PROPERTIES, THE PERMITTED USE OF THE PROPERTIES OR THE ZONING AND OTHER LAWS, REGULATIONS AND RULES APPLICABLE THERETO OR THE COMPLIANCE BY THE PROPERTIES THEREWITH, THE REVENUES AND EXPENSES GENERATED BY OR ASSOCIATED WITH THE PROPERTIES, OR OTHERWISE RELATING TO THE PROPERTIES OR THE TRANSACTIONS CONTEMPLATED HEREIN. PURCHASER FURTHER ACKNOWLEDGES THAT, EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT AND/OR IN THE OTHER DOCUMENTS TO BE DELIVERED AT CLOSING, ALL MATERIALS THAT HAVE BEEN PROVIDED BY ANY SELLER PARTY HAVE BEEN PROVIDED WITHOUT ANY WARRANTY OR REPRESENTATION, EXPRESSED OR IMPLIED AS TO THEIR CONTENT, SUITABILITY FOR ANY PURPOSE, ACCURACY, TRUTHFULNESS OR COMPLETENESS AND, EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT AND/OR THE OTHER DOCUMENTS TO BE DELIVERED AT CLOSING, PURCHASER SHALL NOT HAVE ANY RECOURSE AGAINST SELLER OR ANY OF THE OTHER SELLER PARTIES IN THE EVENT OF ANY ERRORS THEREIN OR OMISSIONS THEREFROM. PURCHASER IS ACQUIRING THE PROPERTIES BASED SOLELY ON ITS OWN INDEPENDENT INVESTIGATION AND INSPECTION OF THE PROPERTIES AND NOT IN RELIANCE ON ANY INFORMATION PROVIDED BY SELLER, OR ANY OF THE OTHER SELLER PARTIES, EXCEPT FOR THE REPRESENTATIONS, WARRANTIES AND COVENANTS EXPRESSLY SET FORTH HEREIN AND/OR IN THE OTHER DOCUMENTS TO BE DELIVERED AT CLOSING.
(b)    PURCHASER ACKNOWLEDGES AND AGREES THAT, EXCEPT AS SET FORTH IN THIS AGREEMENT, THE OTA AND ANY OTHER AGREEMENTS

ENTERED INTO IN CONNECTION WITH THE CLOSING, IT IS PURCHASING THE PROPERTIES “AS IS” AND “WITH ALL FAULTS”, AND, EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT AND/OR IN THE OTHER DOCUMENTS TO BE DELIVERED AT CLOSING, BASED UPON THE CONDITION (PHYSICAL OR OTHERWISE) OF ANY OF THE PROPERTIES AS OF THE DATE OF THIS AGREEMENT, REASONABLE WEAR AND TEAR AND, SUBJECT TO THE PROVISIONS OF SECTION 11 AND SECTION 12, LOSS BY CONDEMNATION OR FIRE OR OTHER CASUALTY EXCEPTED. NOTWITHSTANDING ANYTHING TO THE CONTRARY SET FORTH IN THIS AGREEMENT, EXCEPT AS SET FORTH IN SECTION 10(d)(iv), SELLER MAKES NO WARRANTY WITH RESPECT TO THE PRESENCE OF HAZARDOUS MATERIALS ON, ABOVE OR BENEATH THE LAND (OR ANY PARCEL IN PROXIMITY THERETO) OR IN ANY WATER ON OR UNDER THE LAND. PURCHASER’S CLOSING HEREUNDER SHALL BE DEEMED TO CONSTITUTE AN EXPRESS WAIVER OF PURCHASER’S RIGHT TO CAUSE SELLER TO BE JOINED IN ANY ACTION BROUGHT UNDER ANY ENVIRONMENTAL LAWS WITH RESPECT TO THE REAL PROPERTY. EXCEPT WITH RESPECT TO ANY CLAIMS ARISING OUT OF ANY BREACH OF COVENANTS, REPRESENTATIONS OR WARRANTIES SET FORTH IN THIS AGREEMENT, PURCHASER, FOR ITSELF AND ITS AGENTS, AFFILIATES, SUCCESSORS AND ASSIGNS, HEREBY RELEASES SELLER AND THE OTHER SELLER INDEMNITEES FROM ANY AND ALL RIGHTS, CLAIMS AND DEMANDS AT LAW OR IN EQUITY, WHETHER KNOWN OR UNKNOWN AT THE TIME OF THIS AGREEMENT, WHICH PURCHASER HAS OR MAY HAVE IN THE FUTURE, ARISING OUT OF THE PHYSICAL ENVIRONMENTAL CONDITION OF THE REAL PROPERTY.
(c)    Fundamental Representations and Warranties. Seller hereby represents and warrants to Purchaser that:
(i)    Seller is duly organized, validly existing and in good standing under the laws of its state of organization, is qualified to do business in the State where its Property is located to the extent such qualification is required by Law, and has the full power and authority to enter into and perform this Agreement in accordance with its terms. This Agreement and all documents executed by Seller which are to be delivered to Purchaser at Closing are, and at the time of Closing will be, duly authorized, executed and delivered by Seller, and at the time of Closing will be the legal, valid and binding obligations of Seller enforceable against Seller in accordance with their respective terms, and do not and, at the time of Closing will not, violate any provision of any Seller’s governing organizational documents, any agreement by which any Seller is bound, or any Law, judgment or court order binding upon any Seller or to which such Seller’s Property is subject. The consummation by Seller of the transactions contemplated hereby do not require any approval by the stockholders of NorthStar Healthcare Income, Inc. Other than in connection with the matters described in Section 8(e) and assuming the repayment in full of Seller’s existing indebtedness secured by the Properties, no consent of any member, manager, Governmental Authority or other party is necessary for the execution, delivery and performance by Seller of this Agreement other than any such consent that has already been obtained.
(ii)    Seller has not made a general assignment for the benefit of creditors, filed any voluntary petition in bankruptcy or suffered the filing of an involuntary petition by Seller’s creditors, suffered the appointment of a receiver to take possession of all, or substantially all, of Seller’s assets, suffered the attachment or other judicial seizure of all, or substantially all, of Seller’s assets, admitted in writing its inability to pay their respective debts as they come due or made an offer of settlement, extension or composition to creditors generally.
(iii)    Neither Seller, nor, to Seller’s Knowledge, any of its directors, officers, employees, agents, representatives and affiliates is or shall be at any time prior to or at the Closing a Person with whom a United States citizen, entity organized under the laws of the United States or its territories or entity having its principal place of business within the United States or any of its territories (collectively, a “U.S. Person”), is prohibited from transacting business of the type contemplated by this Agreement, whether such prohibition arises under United States law, regulation, executive orders and lists published by the Office of Foreign Assets Control, Department of the Treasury (“OFAC”) (including those executive orders and lists administered by OFAC with respect to Persons that have been designated by executive order or by the sanction regulations of OFAC as Persons with whom U.S. Persons may not transact business or must limit their interactions to types approved by OFAC (“Specially Designated Nationals and Blocked Persons”) or otherwise. Neither Seller nor any Person who owns an interest in Seller (other than the owner of publicly traded shares) (collectively, a “Seller Sponsor Party”) has been during the five (5) years prior to the date of this Agreement, is now nor shall be at any time prior to or at the Closing a Person with whom a U.S. Person, including a United States Financial Institution as defined in 31 U.S.C. 5312, as periodically amended (“Financial Institution”), is prohibited from transacting business of the type contemplated by this Agreement, whether such prohibition arises under United States law, regulation, executive orders and lists administered by the OFAC (including those executive orders and lists published by OFAC with respect to Specially Designated Nationals and Blocked Persons) or otherwise.
(iv)    Neither Seller nor, to Seller’s Knowledge (A) any Seller Sponsor Party, or (B) any other Person providing funds to Seller: (1) is under investigation by any Governmental Authority for, or has been charged with, or convicted of, money laundering, drug trafficking, terrorist related activities, any crimes which in the United States would be predicate crimes to money laundering, or any violation of any Anti-Money Laundering Laws (as hereinafter defined); (2) has been assessed civil or criminal penalties under any Anti-Money Laundering Laws; or (3) has had any of its funds seized or forfeited in any action under any Anti-Money Laundering Laws or otherwise been in violation of any Anti-Money Laundering Laws. For purposes of this subsection (iv), the term “Anti-Money Laundering Laws” shall mean laws, regulations and sanctions, state and federal, criminal and civil, that: (w) limit the use of and/or seek the forfeiture of proceeds from illegal transactions; (x) limit commercial transactions with designated countries or individuals believed to be terrorists, narcotics dealers or otherwise engaged in activities contrary to the interests of the United States; (y) require identification and documentation of the parties with whom a Financial Institution conducts business; or (z) are designed to disrupt the flow of funds to terrorist organizations. Such laws, regulations and sanctions shall be deemed to include the USA PATRIOT Act of 2001, Pub. L. No. 107-56 (the “Patriot Act”), the Bank Secrecy Act, 31 U.S.C. Section 5311 et seq., the Trading with the Enemy Act, 50 U.S.C. App. Section 1 et seq., the International Emergency Economic Powers Act, 50 U.S.C. Section 1701 et seq., and the sanction regulations promulgated pursuant thereto by the OFAC, as well as laws relating to prevention and detection of money laundering in 18 U.S.C. Sections 1956 and 1957.

(v)    Seller is in compliance with all applicable provisions of the Patriot Act.
(d)    Property Representations and Warranties. Seller hereby represents and warrants to Purchaser that:
(i)    Except as set forth on Schedule 10(d)(i), Seller has not granted any Person any right of first refusal, option or other preferential right to purchase any Property or any portion thereof or any interest therein.
(ii)    Except for the matters set forth on Schedule 10(d)(ii), there is no action, suit, litigation, hearing or administrative proceeding pending or, to Seller’s Knowledge, threatened in writing against Seller which is not or would not be covered by insurance and which if adversely determined to Seller would have an Individual Material Adverse Effect.
(iii)    Except for the matters set forth on Schedule 10(d)(iii), there are no condemnation or eminent domain proceedings, or proceedings to change the zoning status of any Properties, which are pending or, to Seller’s Knowledge, threatened in writing against any of the Properties or Seller.
(iv)    Except for the matters set forth on Schedule 10(d)(iv) or as disclosed in any of the Phase I environmental site assessments or property condition reports listed on Schedule 14(b), no Seller has received written notice from any Governmental Authority (A) that any of the Properties, or the use and operation thereof, is in violation of any laws or regulations relating to Hazardous Materials in any material respect, (B) of the presence of any Hazardous Materials in, on or under the Property in violation of any laws or regulations relating to Hazardous Materials in any material respect, or (C) of any pending or threatened requests for information or inquiries or any investigations, action, suits, claims or proceeding relating to the existence, generation, release, production, disposal, treatment, emission, migration, transportation or storage of any Hazardous Materials in or on any of the Properties.
(v)    Each Property is being primarily operated as an assisted living facility, independent living facility, memory care facility, skilled nursing facility, or continuing care and retirement facility, together with, in each case, such other uses ancillary or related thereto.
(vi)    Seller has posted to the Data Site or otherwise provided to Purchaser a true and correct copy of the current forms of Residency Agreement used at each JV Property and, to Seller’s Knowledge, has posted to the Data Site or otherwise provided to Purchaser a true and correct copy of the current forms of Residency Agreement used at each Master Lease Property and each NY Property, in each case as of the date so posted or provided and subject to non-material changes in the ordinary course of business. To Seller’s Knowledge, the form of Residency Agreements for the Properties provided to Purchaser comply with applicable Legal Requirements, including Health Care Laws, in all material respects.
(vii)    The rent rolls listing residents at the JV Properties and, to Seller’s Knowledge, the rent rolls listing residents at the Master Lease Properties and the NY Properties, in each case, as of the end of the most recent month preceding the Effective Date and posted to the Data Site are true, accurate and complete in all material respects as of the date designated therein.
(viii)    Schedule 10(d)(viii) contains a true, accurate and complete list of the Leases (including, without limitation, the Boca Ciega Bay Lease and, to Seller’s Knowledge, the Lake Pointe Woods Lease and the NY Subleases), in each case, including all amendments thereto, at each JV Property and, to Seller’s Knowledge, at each Master Lease Property and NY Property. Except as set forth on Schedule 10(d)(viii), the Lease at each JV Property, the NY Subleases, and, to Seller’s Knowledge, the Lease at each Master Lease Property and NY Property, are in full force and effect, no party to any Lease is in material breach or default thereunder. Other than the Residency Agreements, the Operating Leases, the Master Lease, the Leases (including, without limitation, the Boca Ciega Bay Lease, the Lake Pointe Woods Lease, and the NY Subleases) or as disclosed on the Pro Forma Title Policies, Seller has not, and, to Seller’s Knowledge, Master Tenant and NY Subtenant have not, granted any Person a right to occupy all or any portion of the Property.
(ix)    (A) Schedule 10(d)(ix) contains a true, accurate and complete list of the Material Contracts in Seller’s possession or control and in effect with respect to a JV Property, (B) a true and correct copy of each such Material Contract has been posted to the Data Site or otherwise provided to Purchaser, (C) Seller has neither delivered nor received a written notice of default under any such Contract which default is uncured and which would have an Individual Material Adverse Effect or Aggregate Material Adverse Effect, and (D) Seller is not in material default under any Material Contract and, to Seller’s Knowledge, no other party to any Material Contract is in material default thereunder, in each case which would have an Individual Material Adverse Effect or Aggregate Material Adverse Effect. For purposes of this Agreement, the term “Material Contracts” shall mean any contract to which Seller, any Operating Tenant or any NY Sublessor is a party, and that either (A) requires aggregate annual payments in excess of $50,000 with respect to any JV Property (in each case, as measured by payments made to under such contract over 12 calendar months preceding the month in which the Effective Date occurs, and further provided that, to the extent such contract has been entered into in the 12 calendar months preceding the month in which the Effective Date occurs, as measured by the monthly payments due under such contract on an annualized basis), or (B) has a term greater than twelve (12) months and cannot be terminated by Purchaser with respect to any JV Property without penalty or payment upon sixty (60) days’ notice or less without requiring the payment of a termination fee.
(x)    All property taxes and assessments levied against the Properties prior to Closing have been paid or will be paid on or prior to the Closing, or such taxes and assessments will be prorated between the Seller and Purchaser hereunder or prorated between Master Tenant, NY Subtenant and Purchaser under the OTA. Attached hereto as Schedule 10(d)(x) is a true, correct, and complete list of all currently effective applications for reduction of the assessed value of a Property or any portion thereof (including tax certiorari proceedings) (collectively, the “Tax Proceedings”).
(xi)    Seller has delivered to Purchaser true, correct and complete copies of certificates of insurance evidencing Seller’s existing property and liability insurance coverage relating to the Properties.

(xii)    Seller has good title to the Personalty, in each case free and clear of all liens, security interests, pledges or other similar encumbrances, other than the Permitted Encumbrances and other liens and encumbrances that will be released as of the Closing.
(xiii)    Attached hereto as Schedule 10(d)(xiii) is a true, correct and complete list of all material Operator Licenses currently in effect with respect to the JV Properties. The Operator Licenses set forth on Schedule 10(d)(xiii) constitute all of the material Operator Licenses necessary to the operation of such Properties as they are operated on the date hereof. Except as set forth in the Licensing Surveys or as disclosed in writing to Purchaser, Seller, and to Seller’s Knowledge, each Operating Tenant and NY Subtenant, is not in material default under any such Operator License. Each such Operator License is in full force and effect, and, except as set forth in the Licensing Surveys or as disclosed in writing to Purchaser, in the past three (3) years, the Seller, and to Seller’s Knowledge, each Operating Tenant and NY Subtenant, has not received written notice of any proceeding to terminate, revoke, suspend or otherwise limit any such Operator License that has not been cured.
(xiv)    Except as disclosed in Schedule 10(d)(xiv) attached hereto or except as disclosed in any Licensing Survey or as disclosed in writing to Purchaser: (A) in the past three (3) years, Seller has not, and to Seller’s Knowledge, each Operating Tenant, NY Subtenant and (solely to with respect to the Properties) WRC has not, received written notice from any Governmental Authority alleging any material violation (whenever alleged to have occurred) of any applicable Health Care Law that has not been cured; (B) Seller has not, and to Seller’s Knowledge, each Operating Tenant, NY Subtenant and (solely with respect to the Properties) WRC has not, received written notice of any legal, administrative, arbitral or other claim, proceeding, suit, action or investigation alleging any material failure to comply with Health Care Laws by or from any Governmental Authority that is currently pending and, to Seller’s Knowledge, no such claim, proceeding, suit, action or investigation alleging any material failure to comply with Health Care Laws has been threatened in writing against or affecting the Portfolio; and (C) to Seller’s Knowledge, Seller, each Operating Tenant, NY Subtenant and (solely with respect to the Properties) WRC are in compliance in all material respects with all applicable Health Care Laws. Except in connection with the Licensing Surveys, neither Seller nor to Seller’s Knowledge, any Operating Tenant, NY Subtenant or (solely with respect to the Properties) WRC has entered into any agreements with any Governmental Authority with respect to any Property in connection with compliance with Health Care Laws. “Licensing Surveys” means the federal Statements of Deficiency and Plans of Correction and the equivalent state investigations, surveys, inspections and plans of correction (including, for the avoidance of doubt, surveys, inspections, investigations and plans of correction related to the operations of the Properties, whether conducted by a Governmental Authority or an accreditation body or organization), in each case, that have been posted to the Data Site as of the date which is two (2) business days prior to the Effective Date or otherwise provided to Purchaser in writing as of the date that is two (2) business days prior to the Effective Date.
(xv)    Schedule 10(d)(xv) sets forth a list of all of Seller’s Medicare provider agreement(s) and Medicare provider number(s) (the “Medicare Provider Agreements”) and all of Seller’s Medicaid provider agreement(s) and Medicaid provider number(s) (together with the Medicare Provider Agreements, the “Provider Agreements”)

pursuant to which Seller is a party or otherwise seeks to be reimbursed, paid or compensated for the care rendered to the residents before the Closing Date.
(xvi)    To Seller’s Knowledge, each Seller is in good standing in each Third Party Payor program in which is currently participates and there is no threatened in writing, existing or pending revocation, suspension, termination, probation, restriction, limitation, or nonrenewal proceeding by or before any Third Party Payor to which Seller may presently be subject with respect to any Property and that would reasonably be expected to materially impact Seller’s ability to participate in such Third Party Payor program. Except as set forth on Schedule 10(d)(xvi) or as disclosed in writing to Purchaser, there are not currently any pending or, to the Seller’s Knowledge, threatened, non-ordinary course investigations, audits or other actions by any Governmental Authority or Third Party Payor to recoup, set-off, or suspend payments to Seller, or demand a refund from Seller with respect to any JV Property or, to Seller’s Knowledge, with respect to any Master Lease Property or NY Property. All cost reports and similar documentation required by Third Party Payor programs in the past three (3) years have been accurately completed in all material respects and timely filed. To Seller’s Knowledge, Seller has no material outstanding liability with respect to Third Party Payor recoupments, set-offs, payment suspensions, or refunds. Except as set forth on Schedule 10(d)(xvi) or as disclosed in writing to Purchaser, there are not currently any pending or, to the Seller’s Knowledge, threatened, ordinary course investigations, audits or other actions by any Governmental Authority or Third Party Payor to recoup, set-off, or suspend payments to Seller, or demand a refund from Seller with respect to any JV Property or, to Seller’s Knowledge, with respect to any Master Lease Property or NY Property, in each case that would be reasonably likely to result in an Individual Material Adverse Effect or an Aggregate Material Adverse Effect.
(xvii)    Except as set forth on Schedule 10(d)(xvii) or as disclosed in writing to Purchaser: (A) Seller and, to Seller’s Knowledge, each Operating Tenant, NY Subtenant and (solely with respect to the Properties) WRC are, and, for the past three (3) years have been, in compliance in all material respects with all applicable state and federal patient privacy and security laws related to patient health information, including but not limited to the Health Insurance Portability and Accountability Act of 1996, the Health Information Technology for Economic and Clinical Health Act, and the rules and regulations promulgated thereunder, as amended (collectively referred to as “HIPAA”); and (B) in the past three (3) years, Seller, and to Seller’s Knowledge, each Operating Tenant, NY Subtenant and (solely with respect to the Properties) WRC has not received any written notice alleging that any Property is not in material compliance with HIPAA that has not been cured.
(xviii)    Seller has not, and to Seller’s Knowledge, has not been threatened in writing to have, and to Seller’s Knowledge, no officer, manager, or Person with a “direct or indirect ownership interest” (as that phrase is defined in 42 C.F.R. §420.201) in Seller has, engaged in any of the following: (A) knowingly and willfully making or causing to be made a false statement or representation of a material fact in any application for any benefit or payment under any Health Care Laws; (B) knowingly and willfully making or causing to be made any false statement or representation of a material fact for use in determining rights to any benefit or payment under any Health Care Laws; (C) failing to disclose knowledge by a claimant of the occurrence of any event affecting the initial or continued right to any benefit or payment under any Health Care Laws on its own behalf or on behalf of another, with intent to secure such benefit or payment fraudulently; (D) knowingly and willfully soliciting or receiving any illegal remuneration (including any kickback, bribe or rebate), directly or indirectly, overtly or covertly, in cash or in kind or offering to pay such remuneration (I) in return for referring an individual to a Person for the furnishing or arranging for the furnishing of any item or service for which payment may be made in whole or in part by any Health Care Laws, or (II) in return for purchasing, leasing or ordering or arranging for or recommending the purchasing, leasing or ordering of any good, facility, service, or item for which payment may be made in whole or in part by any Health Care Laws; (E) presenting or causing to be presented a claim for reimbursement for services that is for an item or services that was known or should have been known to be (I) not provided as claimed, or (II) false or fraudulent; or (F) knowingly and willfully making or causing to be made or inducing or seeking to induce the making of any false statement or representation (or omitting to state a fact required to be stated therein or necessary to make the statements contained therein not misleading) of a material fact with respect to (A) a facility in order that the facility may qualify for governmental authority certification, or (B) information required to be provided under 42 U.S.C. § 1320a-3.
(xix)    Seller has not, and to Seller’s Knowledge, has not been threatened in writing to have, and to Seller’s Knowledge, no officer, manager, or Person with a “direct or indirect ownership interest” (as that phrase is defined in 42 C.F.R. §420.201) in Seller: (A) has had a civil monetary penalty assessed against it pursuant to 42 U.S.C. §1320a-7a or is the subject of a proceeding seeking to assess such penalty; (B) has been excluded from participation in a “Federal Health Care Program” (as that term is defined in 42 U.S.C. §1320a-7b) or is the subject of a proceeding seeking to assess such penalty, or has been “suspended” or “debarred” from selling products to the U.S. government or its agencies pursuant to the Federal Acquisition Regulation, relating to debarment and suspension applicable to federal government agencies generally (48 C.F.R. Subpart 9.4), or other applicable laws or regulations; (C) has been convicted (as that term is defined in 42 C.F.R. §1001.2) of any of those offenses described in 42 U.S.C. §1320a-7b or 18 U.S.C. §§669, 1035, 1347, 1518 or is the subject of a proceeding seeking to assess such penalty; (D) has been involved or named in a U.S. Attorney complaint made or any other action taken pursuant to the False Claims Act under 31 U.S.C. §§3729-3731 or qui tam action brought pursuant to 31 U.S.C. §3729 et seq.; or (E) was or has become subject to any federal, state, local governmental or private payor civil or criminal investigations or inquiries, proceedings, validation review, program integrity review or statement of charges alleging a material violation of Health Care Laws or threatening to suspend, terminate or otherwise materially limit its participation in Medicare, Medicaid or other Third Party Payor programs or its billing practices with respect thereto which has not been cured.
(xx)    Seller is not, and no portion of its respective Property is an asset of, an “employee benefit plan” as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) (whether or not subject to ERISA, and including, without limitation, governmental and foreign plans), a plan subject to Section 4975 of Internal Revenue Code of 1986, as amended, or an entity that is deemed to hold plan assets of any of the foregoing by reason of investment by an employee benefit plan or other plan in such entity.
(xxi)    With respect to the JV Properties, no residents are entitled, pursuant to the terms of their respective Residency Agreements, to the return and refund of some or all of certain refundable resident entrance fees or entrance fee deposits and similar refundable fee deposits paid by certain Residents pursuant to their respective Residency Agreements.
(xxii)    The following financial statements for each JV Property and, to Seller’s Knowledge, each Master Lease Property and each NY Property, posted to the Data Site: monthly operating statements for (A) January through December 2020 and (B) January through September 2021, have been prepared in accordance with generally accepted accounting principles (excluding footnotes) on a consistent basis throughout the period covered thereby and present fairly in all material respects the results of operation of the applicable Property for such period (provided, for the avoidance of doubt, that preparation in accordance with “generally accepted accounting principles” does not apply to the statements of cash flow contained therein). The foregoing financial statements do not include (x) the Properties listed on Schedule 1-2 and identified therein as the Bellevue Adjacent Parcel Property and the Bronson Place Adjacent Parcel Property or (y) for calendar year 2020, the Property listed on Schedule 1-2 and identified therein as the Crystal Lake Adjacent Parcel Property.
(xxiii)    Seller has no employees. Seller has not executed any employment contracts or written agreements with any employees or any collective bargaining agreement with respect to any employees. To Seller’s Knowledge, no union or other labor organization has made a demand to Seller, Master Tenant, NY Subtenant or any property manager of the Properties for recognition with respect to any Property or filed a petition with respect to Seller, Master Tenant, NY Subtenant or, any property manager of the Properties seeking a representation proceeding with the National Labor Relations Board with respect to the Properties within the last two (2) years.
(xxiv)    Without limiting or modifying any of the other representations of Seller contained in this Section 10(d), Seller has not intentionally manipulated or falsified any of the items or documents posted to the Data Site or otherwise made available to Purchaser with the intent to deceive or defraud Purchaser in connection with the transaction contemplated under this Agreement.
(xxv)    Except for any violations cured or remedied on or before the Effective Date or as set forth on Schedule 10(d)(xxv), Seller and, to Seller’s Knowledge, Master Tenant, NY Subtenant and (solely with respect to the Properties) WRC, has not received written notice, and to Seller’s Knowledge no such written notice is pending, from any Governmental Authority that any Property or the use and operation thereof in the manner in which such Property is used and operated as of the Effective Date, violates any applicable Laws (including the federal statute entitled Americans with Disabilities Act, 42 U.S.C. Section 12101, et seq. and the Occupational Safety and Health Act of 1970), which, if adversely determined, would reasonably be expected to have an Individual Material Adverse Effect.
(xxvi)    Seller has posted to the Data Site true, correct and complete copies of the Boca Ciega Bay Lease and the Lake Pointe Woods Lease and, in each case, all amendments thereto. To Seller’s Knowledge, Seller has posted to the Data Site true, correct and complete copies in its possession or control of the NY Subleases, Millbrook Management Agreement and the RiverVue Management Agreement and, in each case, all amendments thereto that are in Seller’s possession or control. The Boca Ciega Bay Lease, the Lake Pointe Woods

Lease, and, to Seller’s Knowledge, the NY Subleases, the Millbrook Management Agreement and the RiverVue Management Agreement, are, in each case, in full force and effect and no party is in material breach or default thereunder. For purposes of this Agreement, the term “Millbrook Management Agreement” means that certain Facility Management Agreement, dated December 6, 2011, between Fountains Operating Company (NY), Inc. and Watermark Retirement Communities, Inc; the term “RiverVue Management Agreement” means that certain Facility Management Agreement, dated January 13, 2012, between Fountains Operating Company (NY), Inc. and Watermark Retirement Communities, Inc.; the term “Boca Ciega Bay Lease” means that certain Second Amended and Restated Nursing Home Lease, dated February 1, 2019, between Watermark Boca Ciega Bay, LLC and Boca Ciega Investors, LLC, with respect to the property leased thereunder (“Boca Ciega Bay Property”); the term “Lake Pointe Woods Lease” means that certain Second Amended and Restated Nursing Home Lease, dated February 1, 2019, between Watermark Lake Pointe Woods, LLC (successor-in-interest to Fountains Lake Pointe Woods Owner NT-HCI, LLC) and Lake Pointe Investors, LLC, with respect to the property leased thereunder (“Lake Pointe Woods Property”).
(xxvii)    Except to the extent provided by Title Company (including, without limitation, as part of the Initial Title Commitments), Seller has delivered to Purchaser true, correct and complete copies of each of the material Condominium Documents in Seller’s possession. To Seller’s Knowledge, (A) there are no other agreements, instruments or other documents to which Seller is a party or by which Seller may be bound relating to the creation and/or governance of the Condominium, (B) the Condominium Documents are in full force and effect, (C) the Condominium Documents are in compliance with, and the Condominium is a validly created condominium under applicable Laws, (D) neither Seller, nor to Seller’s Knowledge, any other party to the Condominium Documents, is in default thereunder, (E) all Condominium Charges payable by Seller as of the Effective Date have been paid, and there are no billed but unpaid Condominium Charges that are due and payable by Seller as of the date hereof, (F) the Condominium Board has not levied any special assessments that are due and payable on or after the date hereof, and (G) as of the date hereof, the members of the Condominium Board are as follows: Howard Campbell, Russell Lohrman, Eugene Flath, Jerry Anderson, and Allison Marty. None of the members of the Condominium Board were appointed by, or are employees of, Seller or Seller’s affiliates. For purposes of this Agreement, the term “Condominium” shall mean the condominium regime created under, and governed by, the Condominium Documents; “Condominium Documents” shall mean the Condominium Declaration (and all exhibits and schedules annexed thereto), articles of incorporation, if applicable, by-laws and rules and regulations of a condominium, floor plans and plats relating to the Condominium, and any documents required by the Condominium Act or to the regulation, operation, administration or sale; the term “Condominium Act” shall mean the Davis-Stirling Common Interest Development Act (California Civil Code sections 4000 et seq.), as the same may be amended from time to time; the term “Condominium Board” shall mean the board, board of managers, association or other organization managing the Condominium by virtue of the Condominium Act and the Condominium Documents on behalf of all the owners of the Condominium units comprising the Condominium; the term “Condominium Declaration” shall mean that certain First Amended and Completely Restated Declaration of Establishment of Conditions, Covenants and Restrictions for The Fountains at Sea Bluffs, dated November 8, 2002, made by Fountains Sea Bluffs SL, LP f/k/a Sunrise IV Sea Bluffs SL, LP (successor-in-interest to Sunrise Senior Living Investments, Inc., successor-in-interest to Fountains Senior

Properties of California, Inc.) and The Fountains At Sea Bluffs Homeowners’ Association; and the term “Condominium Charges” shall mean any and all common charges and assessments under the Condominium Documents (including without limitation, regular and special assessments) and any other amounts due under the Condominium Documents, together with any and all interest and penalties thereon, now or hereafter levied or assessed or imposed against Seller, the Condominium units, the applicable Property or any part thereof.
(xxviii)    The Seller Knowledge Individuals, and/or those Persons with whom Seller Knowledge Individuals have a duty to make due inquiry pursuant to Section 10(e) below, include individuals who, in the ordinary course of their responsibilities as employees or agents of Seller or WRC, would be expected to receive notice of or otherwise be informed about the factual matters described in Section 10(d) which are limited by the knowledge of Seller. The Seller Knowledge Individual Doug Bath, in the ordinary course of his responsibilities as employee or agent of Seller, would be expected to receive notice of or otherwise be informed about the factual matters described in Section 10(c) which are limited by the knowledge of Seller.
(e)    Seller’s Knowledge. Any and all uses of the phrase, “to Seller’s Knowledge” or other references to Seller’s knowledge in this Agreement, shall mean the actual knowledge of Doug Bath or Crispen Carey (individually and collectively, the “Seller Knowledge Individuals”) as to a fact pertaining to Seller at the time given, without any obligation to investigate or review any files or other information in the possession or otherwise available to Seller, make inquiries of other Persons or take any other actions in connection with any of the representations and warranties contained in this Agreement; provided, that notwithstanding the foregoing, the Seller Knowledge Individuals shall have an obligation to make due inquiry of Lynn Navolio, Chris Casteel, Cathy Lubanski, Kristi Roberts, Rich Howell, Greta Frazier and Jacqueline Genesio. Neither the actual, present or conscious knowledge of any other Person, nor the constructive knowledge of the Seller Knowledge Individuals or of any other Person, shall be imputed to the Seller Knowledge Individuals. The Seller Knowledge Individuals is not party to this Agreement and shall not be subject to any personal liability hereunder.
(f)    Limitations with respect to Seller’s Representations.
(i)    The representations and warranties of Seller set forth in Section 10(c) and Section 10(d) are subject to the following limitation: in the event that (A) prior to the Closing, Purchaser shall obtain knowledge of any information that is contradictory to, and would constitute the basis of a breach of, any representation or warranty of Seller and (B) Purchaser does not, prior to Closing deliver to Seller notice of such information specifying the representation, warranty or condition to which such information relates, then such representations and warranties shall be deemed modified to conform to such information and Purchaser shall be deemed to have knowledge thereof, and Purchaser shall not be entitled to bring any action after the Closing Date based on such information. For all purposes of this Agreement, Purchaser’s knowledge shall be deemed to include (A) all facts and items disclosed in the Schedules attached hereto, (B) all information posted to https://services.intralinks.com/web/index.html?brandId=1#workspace/11248715/documents (the “Data Site”) as of the date which is two (2) business days prior to the Effective Date (or, for purposes of Section 9(b)(i), two (2) business days prior to the Closing Date, as applicable), (C) all information set forth in the

Third Party Reports and any updates to any of the foregoing obtained by or on behalf of or delivered to Purchaser, in each case, as of the date which is two (2) business days prior to the Effective Date (or, for purposes of Section 9(b)(i), two (2) business days prior to the Closing Date, as applicable), (D) all information set forth in any written reports obtained by or on behalf of or delivered to Purchaser in connection with Purchaser’s due diligence, and (E) all information disclosed to Purchaser or Purchaser’s outside regulatory counsel in writing and received as of the date which is two (2) business days prior to the Effective Date (or, for purposes of Section 9(b)(i), two (2) business days prior to the Closing Date, as applicable).
(ii)    Seller shall have the right to amend or supplement the Schedules referenced in Section 10(d) from time to time without Purchaser’s consent to the extent that (on account of facts or circumstances first arising after the Effective Date or that are qualified to Seller’s Knowledge), first arising to Seller’s Knowledge after the Effective Date (though such facts or circumstances relate to the period prior to the Effective Date) which, in either such case, do not constitute or arise out of the breach by any Seller of its obligations hereunder such Schedule needs to be amended or supplemented to maintain the truth or accuracy of Seller’s representations in Section 10(d), as applicable, representation or warranty or the information disclosed therein, by providing a written copy of such amendment or supplement to Purchaser. If at any time prior to the Closing (i) Seller makes any such amendment or supplement to such Schedules which do not constitute or arise out of the breach by Seller of its obligations hereunder, and (ii) the new disclosure information provided in clause (i) evidences or results (or could reasonably be expected to result) in an Individual Material Adverse Effect or Aggregate Material Adverse Effect, then Purchaser, as its sole remedy prior to Closing, shall have the right to terminate this Agreement, provided that any election by Purchaser to terminate this Agreement shall not be effective unless Seller fails to either (A) to elect to cure the fact or circumstance giving rise to such disclosure item(s) by written notice to Purchaser within five (5) business days of Purchaser’s termination notice or (B) to cure the fact or circumstance giving rise to such disclosure item(s) within thirty (30) days following the delivery of Purchaser’s termination notice.
(g)    Purchaser Representations and Warranties. Purchaser hereby represents and warrants to Seller that:
(i)    Purchaser is duly organized, validly existing and in good standing under the laws of its state of organization, and has the full power and authority to enter into and perform this Agreement in accordance with its terms. This Agreement and all documents executed by Purchaser which are to be delivered to Seller at Closing are, and at the time of Closing will be, duly authorized, executed and delivered by Purchaser, and at the time of Closing will be the legal, valid and binding obligations of Purchaser enforceable against Purchaser in accordance with their respective terms, and do not and, at the time of Closing will not, violate any provision of Purchaser’s governing organizational documents, any agreement by which Purchaser is bound, or any Law, judgment or court order binding upon Purchaser or to which Purchaser is subject. Other than in connection with the matters described in Section 8(e), no consent of any member, manager, Governmental Authority or other party is necessary for the execution, delivery and performance by Purchaser of this Agreement other than any such consent that has already been obtained.

(ii)    Purchaser is not now nor shall it be at any time prior to or at the Closing a Person with whom a U.S. Person, is prohibited from transacting business of the type contemplated by this Agreement, whether such prohibition arises under United States law, regulation, executive orders and lists published by OFAC (including those executive orders and lists published by OFAC with respect to Persons that have been designated by executive order or by the sanction regulations of OFAC as Specially Designated Nationals and Blocked Persons) or otherwise. Neither Purchaser nor, to Purchaser’s knowledge, any Person who owns an interest in Purchaser (other than the owner of publicly traded shares) (collectively, a “Purchaser Sponsor Party”) is now nor shall be at any time prior to or at the Closing a Person with whom a U.S. Person, including a Financial Institution, is prohibited from transacting business of the type contemplated by this Agreement, whether such prohibition arises under United States law, regulation, executive orders and lists published by the OFAC (including those executive orders and lists published by OFAC with respect to Specially Designated Nationals and Blocked Persons) or otherwise.
(iii)    Neither Purchaser nor, to Purchaser’s knowledge, any Purchaser Sponsor Party, nor any Person providing funds to Purchaser to be used to consummate the transaction contemplated by this Agreement: (A) is under investigation by any Governmental Authority for, or has been charged with, or convicted of, money laundering, drug trafficking, terrorist related activities, any crimes which in the United States would be predicate crimes to money laundering, or any violation of any Anti-Money Laundering Laws; (B) has been assessed civil or criminal penalties under any Anti-Money Laundering Laws; or (C) has had any of its funds seized or forfeited in any action under any Anti-Money Laundering Laws.
(iv)    Purchaser is in compliance with all applicable provisions of the Patriot Act.
(v)    No filing with, and no permit, authorization, consent or approval of, any Governmental Authority or other Person is necessary for the consummation by Purchaser of the transactions contemplated by this Agreement other than the Bridging Approvals and/or Licensure Approvals. Neither the execution and delivery of this Agreement by Purchaser, nor the consummation by Purchaser of the transactions contemplated under this Agreement, nor compliance by Purchaser with any of the terms of this Agreement will: (A) violate any provision of the organizational or governing documents of Purchaser; or (B) violate any Legal Requirements to which Purchaser are subject.
(vi)    There are no judgments, orders or decrees of any kind against Purchaser unpaid and unsatisfied of record, nor any actions, suits or other legal or administrative proceedings pending or, to Purchaser’s knowledge, threatened in writing against Purchaser, which would have a material adverse effect on Purchaser, its financial condition or its ability to consummate the transactions contemplated by this Agreement.
(vii)    Purchaser has or will have at the Closing Date, sufficient cash, available lines of credit or other sources of immediately good funds to enable it to make payment of the Purchase Price and any other amounts to be paid by it hereunder.

(h)    Indemnification.
(i)    By Purchaser. Subject to the provisions of Section 10(i), from and after the Closing, Purchaser shall indemnify, defend and hold harmless Seller, its affiliates, and their respective officers, directors, employees, shareholders, members, partners, agents, representatives, successors and assigns (“Seller Indemnitees”) from and against all claims, losses, taxes, liabilities, damages (excluding special, consequential or punitive damages, except to the extent actually imposed upon an indemnitee) by one or more third parties, deficiencies, interest and penalties, costs and expenses, including, without limitation, losses resulting from the defense, settlement and/or compromise of a claim and/or demand and/or assessment, reasonable, out-of-pocket attorneys’, accountants’ and expert witnesses’ fees, costs and expenses of investigation, and the costs and expenses of enforcing the indemnification provided hereunder (hereafter individually a “Loss” and collectively “Losses”) incurred by any of Seller Indemnitees arising out of or relating to: (A) any breach of any representation or warranty made by Purchaser in this Agreement, (B) any breach of any covenant or agreement of Purchaser contained in this Agreement, or (C) claims asserted by third parties relating to the ownership, operation, management, maintenance or repair of any of the Properties first arising or accruing from and after the Closing Date.
(ii)    By Seller. Subject to the provisions of Section 10(i), from and after the Closing, Seller shall indemnify, defend and hold harmless Purchaser and New Operator, their affiliates, and their respective officers, directors, employees, shareholders, members, partners, agents, representatives, successors and assigns (collectively, “Purchaser Indemnitees”) from and against all Losses incurred by any of Purchaser Indemnitees arising out of or relating to: (A) any breach of any representation or warranty made by Seller in this Agreement, (B) any breach of any covenant or agreement of Seller contained in this Agreement, (C) any breach of any representation or warranty made by Guarantor in this Agreement, (D) any breach of any covenant or agreement of Guarantor contained in this Agreement, (E) claims asserted by third parties relating to the ownership, operation, management, maintenance or repair of the Properties, but only if and to the extent such Losses first arise or accrue prior to the Closing Date, even if such claim is asserted on or after the Closing Date, and, without limiting Seller’s obligations under the foregoing clauses (A), (B), (C), or (D) are not related to the environmental condition of the Properties, and (F) without limiting Seller’s obligations under the foregoing clauses (A), (B), (C), (D) or (E), any amounts due or that may become due as a result of (I) any determination by Medicare or Medicaid or any other Government Sponsored Health Care Program that any amounts paid to Seller for any services provided by Seller at a Property (including, for the avoidance of doubt, any claims with respect to Medicare advance payments) prior to the Closing Date resulted in (x) an overpayment, (y) cost report adjustments, or (z) any other recoupment or determination that funds previously paid by such payor must be repaid, and (II) any fines, penalties, assessments, and other charges associated with any such determinations (including any claims, litigation, losses, or other liabilities related to or arising from any violation of any federal or state false claims law, including, without limitation, the civil False Claims Act (31 U.S.C. §§ 3729 et seq.) or the administrative False Claims Law (42 U.S.C. § 1320a-7b(a))), in each case except to the extent Purchaser has received a credit therefor under Section 7 or Section 8.
(iii)    Limitations. Seller shall not be required to indemnify any Purchaser Indemnitees, and Purchaser shall not be required to indemnify any Seller Indemnitees,

as applicable, or otherwise have any liability under this Agreement from and after the Closing, unless and until the aggregate amount of all such Losses for such matters exceeds [***] (the “Threshold Amount”), in which event Seller Indemnitees or Purchaser Indemnitees, as applicable will be entitled to recover all Losses arising out of or relating to such matters (provided, that Purchasers or Seller’s obligations hereunder, as applicable, shall be reduced on a dollar-for-dollar basis by the aggregate amount of insurance proceeds, tax benefits, indemnification payments and other third-party payments, actually recovered by the Seller Indemnitees or Purchaser Indemnitees, as applicable, in connection with such claims). In addition, from and after the Closing, (x) Seller’s maximum liability to Purchaser and all other Purchaser Indemnitees, with respect to any claim for indemnification under this Section 10(h) or otherwise under any provisions of this Agreement that survive the Closing (other than under Section 10(h)(ii)(F)), and (y) Purchaser’s maximum liability to Seller and all other Seller Indemnitees, with respect to any claim for indemnification under this Section 10(h) or otherwise under any provisions of this Agreement that survive the Closing , shall not, in the case of either of the foregoing clause (x) or clause (y), exceed [***] of the Purchase Price in the aggregate; provided, that: (I) Seller’s liability for (A) breaches of the representations and warranties contained in Section 10(c) and Section 38(c) (collectively, the “Fundamental Representations”), (B) fraud by Seller, and (C) Seller’s surviving obligations under Article 7, Section 13(a) and Section 33 and Seller’s indemnification obligations under this Section 10(h) relating thereto, shall not be subject to the foregoing limitation; (II) Seller’s liability for indemnification under clause (F) of Section 10(h)(ii) above shall not be subject to the foregoing limitation but instead shall not exceed [***] of the Purchase Price in the aggregate; and (III) Purchaser’s liability for (A) breaches of the representations and warranties contained in clauses (i)–(iv) of Section 10(g), (B) fraud by Purchaser, and (C) Purchaser’s surviving obligations under Article 7, Section 13(b) and Section 33 and Purchaser’s indemnification obligations under this Section 10(h) relating thereto, shall not be subject to the foregoing limitation.
(iv)    Subject to the provisions of Section 10(i), the provisions of this Section 10(h) shall survive the Closing.
(i)    Survival.
(i)    The following rules shall apply with respect to the survival periods:
(1)    The Fundamental Representations, the representations and warranties contained in clauses (i)-(iv) of Section 10(g), Seller’s and Purchaser’s respective indemnification obligations under Section 10(h) relating thereto, and Seller’s and Purchaser’s surviving obligations under Section 7, Section 13, Section 27 and Section 33, shall survive the Closing for a period of [***].
(2)    The representations and warranties of Seller contained in Section 10(d)(xiv) and (xvi)–(xix) and Seller’s indemnification obligations under Section 10(h)(ii) relating thereto, and Seller’s indemnification obligations under clause (F) of Section 10(h)(ii) shall survive the Closing until the later to occur of (x) the date that is three (3) years after the Closing Date and (y) the date that is the earlier to occur of

(I) the date that is [***] after the Closing Date and (II) the date on which a Guarantor Corporate Event occurs.
(3)    The representations and warranties of Seller contained in Section 10(d) (other than Section 10(d)(xiv) and (xvi)–(xix)), the representations and warranties of Purchaser contained in Section 10(g) (other than clauses (i)–(iv) of Section 10(g)), and Seller’s and Purchaser’s respective indemnification obligations under Section 10(h) relating thereto, and all other obligations under any provisions of this Agreement that survive the Closing (other than as set forth in clause (1) or clause (2) above), shall survive the Closing for a period of [***]. Each of the foregoing time periods is referred to herein, as applicable, as a “Survival Period”.
(ii)    Notwithstanding the foregoing, if prior to 11:59 p.m. (ET) on the last day of the applicable Survival Period (the “Claim Period”), an indemnifying party shall have been properly notified of a claim for indemnity hereunder and such claim shall not have been finally resolved or disposed of at such date, and the indemnified party shall have filed suit on such claim within thirty (30) days after the expiration of the Claim Period, then such claim shall continue to survive and shall remain a basis for indemnity hereunder until such claim is finally resolved or disposed of in accordance with the terms in this Agreement.
(iii)    Notwithstanding anything to the contrary contained in this Agreement, nothing herein will limit or otherwise affect (A) Purchaser’s or any Purchaser Indemnitees’ right or ability to make, pursue, enforce or prosecute a claim resulting from fraud by Seller, and (B) Seller’s or any Seller Indemnitees’ right or ability to make, pursue, enforce or prosecute a claim resulting from fraud by Purchaser.
(j)    Indemnification Procedure.
(i)    Direct Claims. If either a Purchaser Indemnitee, on the one hand, or a Seller Indemnitee, on the other hand, shall have a claim for indemnification hereunder (the “Indemnitee”) for any claim other than a claim asserted by a third party, the Indemnitee shall, as promptly as is practicable, give written notice to the party from whom indemnification is sought (the “Indemnitor”) of the nature and, to the extent practicable, a good faith estimate of the amount, of the claim. The failure to make timely delivery of such written notice by the Indemnitee to the Indemnitor shall not relieve the Indemnitor from any liability under this Section 10(j) with respect to such matter, except to the extent the Indemnitor is actually materially prejudiced by failure to give such notice.
(ii)    Third-Party Actions.
(1)    If an Indemnitee receives notice or otherwise obtains knowledge of any matter or any threatened matter that may give rise to an indemnification claim against the Indemnitor, then the Indemnitee shall promptly deliver to the Indemnitor a written notice describing, to the extent practicable, such matter in reasonable detail. The failure to make timely delivery of such written notice by the Indemnitee to the Indemnitor shall not relieve the Indemnitor from any liability under this Section 10(j) with respect to such matter, except to the extent the Indemnitor is actually materially prejudiced by failure to give such notice. The Indemnitor shall have the right, at its option, to assume the defense of any such matter with its own counsel, but only if the Indemnitor simultaneously agrees to indemnify the Indemnitee for such matter.
(2)    If the Indemnitor elects to assume the defense of and indemnification for any such matter, then:
(A)    notwithstanding anything to the contrary contained in this Agreement, the Indemnitor shall not be required to pay or otherwise indemnify the Indemnitee against any attorneys’ fees or other expenses incurred on behalf of the Indemnitee in connection with such matter following the Indemnitor’s election to assume the defense of such matter, unless (x) the Indemnitor fails to defend diligently the action or proceeding within ten (10) days after receiving notice of such failure from the Indemnitee, (y) the Indemnitee reasonably shall have concluded (upon advice of its counsel) that there may be one or more legal defenses available to such Indemnitee or other Indemnitees that are not available to the Indemnitor, or (z) the Indemnitee reasonably shall have concluded (upon advice of its counsel) that, with respect to such claims, the Indemnitee and the Indemnitor may have different, conflicting, or adverse legal positions or interests;
(B)    the Indemnitee shall, at its own expense, make available to the Indemnitor all books, records and other documents and materials that are under the direct or indirect control of the Indemnitee or any of the Indemnitee’s agents and that the Indemnitor considers necessary or desirable for the defense of such matter, and cooperate in all reasonable ways with, and make its employees and advisors available or otherwise render reasonable assistance to, the Indemnitor and its agents; and
(C)    the Indemnitor shall not, without the written consent of the Indemnitee, which shall not be unreasonably withheld or delayed, settle or compromise any pending or threatened litigation in respect of which indemnification may be sought hereunder (whether or not the Indemnitee is an actual or potential party to such litigation) or consent to the entry of any judgment (x) which does not, to the extent that the Indemnitee may have any liability with respect to such litigation, include as an unconditional term thereof the delivery by the claimant or plaintiff to the Indemnitee of a written release of the Indemnitee from all liability in respect of such litigation, (y) which includes any statement as to or an admission of fact, culpability or a failure to act, by or on behalf of the Indemnitee, or (z) in any manner that involves any injunctive relief against the Indemnitee or may materially and adversely affect the Indemnitee.
(3)    If the Indemnitor elects not to assume the defense of and indemnification for such matter, then the Indemnitee shall proceed diligently to defend such matter with the assistance of counsel reasonably satisfactory to the Indemnitor; provided, that the Indemnitee shall not settle, adjust or compromise such matter, or admit any liability with respect to such matter, without the prior written consent of the Indemnitor, such consent not to be unreasonably withheld or delayed.

(iii)    Tax Treatment. Seller and Purchaser agree to treat any indemnity payment made pursuant to this Section 10(j) as an adjustment to the purchase price for federal, state, local and foreign income tax purposes.
(k)    Survival. The provisions of this Section 10 shall survive the termination of this Agreement and the Closing.
11.    DAMAGE AND DESTRUCTION.
(a)    If, prior to the Closing, any of the Properties shall be damaged by fire or other casualty (collectively “Casualty”), Seller shall promptly deliver to Purchaser a Notice (“Casualty Notice”) of such event. Upon Purchaser’s receipt of a Casualty Notice, Seller and Purchaser shall meet promptly to estimate the cost to repair and restore the Improvements to good condition and to replace the damaged Personalty (“Casualty Renovation Cost”). If the parties are unable to agree on the cost of restoration, the matter will be submitted to an engineer designated by Seller, licensed to practice in the state in which the applicable Property is located, and the engineer shall resolve the dispute.
(b)    If the Casualty Renovation Cost exceeds either (i) [***] of the Purchase Price or [***] of the allocated Purchase Price for the affected Property (a “Material Casualty”), then Purchaser may, at its option, elect to terminate this Agreement, by Notice to Seller within ten (10) business days after the date that the Casualty Renovation Cost is determined (and if necessary the Scheduled Closing Date will be extended to accommodate such ten (10) business day period), in which case the Deposit shall be returned to Purchaser. If Purchaser does not elect to terminate this Agreement, then the Closing shall take place as provided herein without reduction of the Purchase Price and the applicable Seller shall assign the insurance proceeds to Purchaser and shall credit Purchaser with amount of any deductible not already otherwise paid by Seller under applicable insurance policies.
(c)    If the Casualty is not a Material Casualty, then neither party hereto shall have any right to terminate this Agreement, the Closing shall take place as provided herein without reduction of the Purchase Price, and the applicable Seller shall assign the insurance proceeds to Purchaser and shall credit Purchaser with the amount of any deductible under applicable insurance policies.
12.    CONDEMNATION.
If, prior to the Closing Date, Seller receives notice that a material portion of a Property (or access or other material rights in connection therewith) as would materially adversely affect the use and operation of the Property is, or has been threatened in writing by a Governmental Authority of competent jurisdiction, to be taken by condemnation or eminent domain, Seller shall promptly notify Purchaser, and Purchaser may, at its option, elect to terminate this Agreement, by Notice to Seller within ten (10) business days after the date of Seller’s notice of such event or of the condemning authorities’ intention so to take the Property (and if necessary the Scheduled Closing Date will be extended to accommodate such ten (10) business day period), in which case the Deposit shall be returned to Purchaser. If Purchaser does not elect to terminate this Agreement as aforesaid, then on the Closing Date all of the proceeds of any award or payment made or to be made by reason of such taking shall be assigned by Seller to Purchaser, and any money theretofore received by Seller in connection with such taking shall be paid over to Purchaser, and Purchaser shall pay the Purchase Price without abatement by reason of such taking. Seller shall not settle, agree to, or accept any award or payment in connection with a taking of less than all of the Property without obtaining Purchaser’s prior written consent in each case, which consent shall not be unreasonably withheld or delayed.
13.    BROKERS AND ADVISORS.
(a)    Seller represents and warrants to Purchaser that it has not dealt or negotiated with, or engaged on its own behalf or for its benefit, any broker, finder, consultant, advisor, or professional in the capacity of a broker or finder (each a “Broker”) except for CSCA Capital Advisors, LLC (“CSCA”) in connection with this Agreement or the transactions contemplated hereby. Seller shall agrees to indemnify, defend and hold Purchaser and the Purchaser Indemnitees, harmless from and against any and all Losses arising from any claim for commission, fees or other compensation or reimbursement for expenses made by any Broker engaged by or claiming to have dealt with Seller in connection with this Agreement or the transactions contemplated hereby. Seller shall compensate CSCA in accordance with the terms of a separate written agreement between Seller’s affiliate and CSCA.
(b)    Purchaser represents and warrants to Seller that it has not dealt or negotiated with, or engaged on its own behalf or for its benefit, any Broker in connection with this Agreement or the transactions contemplated hereby except CSCA in connection with this Agreement or the transactions contemplated hereby. Purchaser shall to indemnify, defend and hold Seller and the other Seller Parties harmless from and against any and all Losses arising from any claim for commission, fees or other compensation or reimbursement for expenses made by any Broker (excluding CSCA) engaged by or claiming to have dealt with Purchaser in connection with this Agreement or the transactions contemplated hereby.
(c)    The provisions of this Section 13 shall survive the termination of this Agreement or the Closing.
14.    TRANSFER TAXES AND TRANSACTION COSTS.
(a)    At the Closing, Seller and Purchaser shall execute, acknowledge, deliver and file all such returns as may be necessary to comply with the laws and regulations of all Governmental Authorities having jurisdiction over the Properties (collectively, as the same may be amended from time to time, the “Transfer Tax Laws”) (and Seller shall cooperate with respect thereto as necessary). The transfer taxes payable pursuant to the Transfer Tax Laws shall collectively be referred to as the “Transfer Taxes”. Seller shall pay (or cause to be paid) to the appropriate Governmental Authority the Transfer Taxes payable in connection with the consummation of the transactions contemplated by this Agreement. Purchaser shall be solely responsible for, and shall report and pay, all state and local sales or use taxes imposed in connection with the sale and transfer of any Personalty.
(b)    Purchaser shall reimburse Seller for the cost (as supported by invoices or other reasonable documentation) of obtaining the title commitments, Initial Surveys, the Initial Zoning Reports, the Phase I environmental site assessments and the property condition reports, in each case, listed on Schedule 14(b) (collectively, “Third Party Reports”); provided, that

Purchaser shall not be obligated to reimburse Seller for the cost of Third Party Reports in an aggregate amount in excess of $215,504.00. Purchaser shall be responsible for the premiums and fees for title examination and title insurance and endorsements obtained by Purchaser and related charges and survey costs (including, without limitation, any costs to update the Initial Surveys) in connection therewith.
(c)    Purchaser shall be responsible for the payment of any mortgage taxes or recording fees for the mortgage securing Purchaser’s loan and all other expenses relating to Purchaser’s financing. Purchaser shall be responsible for the payment of any premiums and fees for title examination and title insurance and endorsements obtained by Purchaser and related charges and survey costs in connection therewith incurred in connection Purchaser’s financing.
(d)    Each of Seller and Purchaser shall be responsible for the costs of its own legal counsel, advisors and other professionals in connection with the transactions contemplated by this Agreement.
(e)    Seller shall be responsible for any commissions and other amounts due CSCA pursuant to a separate written agreement with CSCA.
(f)    All other costs pertaining to the sale of each Property shall be allocated as is customary for commercial real estate transactions where the applicable Property is located.
(g)    The provisions of this Section 14 shall survive the Closing.
15.    DELIVERIES TO BE MADE ON THE CLOSING DATE.
(a)    Seller’s Documents and Deliveries: On the Closing Date, Seller shall deliver or cause to be delivered to Purchaser the following:
(i)    with respect to each fee-owned Property, a duly executed and acknowledged bargain and sale deed with covenants against grantor’s acts with respect to such Property in a form that complies with the local recording requirements for the jurisdiction in which such Property is located;
(ii)    with respect to each Property, a duly executed bill of sale in the form of Exhibit D;
(iii)    a duly executed certification as to each Seller’s non-foreign status as prescribed in Section 19, if appropriate, in the form of Exhibit E-1–E-2;
(iv)    the Title Affidavit;
(v)    originals or, if originals are unavailable, copies, of all books, records, operating reports, financial statements, files, plans and specifications, and other materials but only to the extent in Seller’s possession that are necessary or beneficial to the continuity of ownership of the Properties, including without limitation originals of all permits and licenses and other material documents necessary to operate the Properties;

(vi)    a certificate dated as of the Closing Date, certifying that the condition set forth in Section 9(b)(i) is satisfied as of such date; and
(vii)    a duly executed termination of the Operating Leases and of the Master Lease;
(viii)    Any Summit Lease Estoppel Certificate received by Seller; and
(ix)    the necessary certificates of titles duly endorsed for transfer of title or assignment of leases relating to any vehicles owned or leased by Seller and constituting part of the Seller Assets.
(b)    Purchaser’s Documents and Deliveries: On the Closing Date, Purchaser shall deliver or cause to be delivered to Seller the following:
(i)    Payment of an amount equal to the Purchase Price in accordance with Section 4 hereof, as adjusted pursuant to the express provisions of this Agreement, payable at the Closing by 1:00 P.M., New York time, on the Closing Date in the manner required under this Agreement; and
(ii)    a certificate dated as of the Closing Date, certifying that the condition set forth in Section 9(a)(i) is satisfied as of such date.
(c)    Jointly Executed Documents: Seller and Purchaser shall, on the Closing Date, each execute (or cause their applicable affiliates to execute), acknowledge (as appropriate) and exchange the following documents:
(i)    an omnibus assignment and assumption agreement with respect to the Contracts, the Leases, the Licenses, the Operator Licenses, the Intangible Property, the Residency Agreements, and the books and records which are not considered Excluded Assets in the form of Exhibit F;
(ii)    a closing statement acceptable to both Seller and Purchaser;
(iii)    Bridging Documents with respect to each Property, if and to the extent the Licensure Approvals have not been obtained;
(iv)    any other affidavits, consents, approvals, authority documents, resolutions and other documents or instruments required to be delivered by Seller or Purchaser or reasonably requested by the Title Company (so long as such request does not add additional warranties or covenants to Seller), pursuant to the terms of this Agreement or applicable Law in order to effectuate the transfer of title to the Properties to Purchaser;
(v)    Such applicable sales tax or real property transfer tax forms or declarations or similar forms, duly executed by Seller and/or Purchaser, as required by applicable Legal Requirements;

(vi)    Such disclosures, forms, returns and reports as are required by applicable state and local law in connection with the conveyance of real property as determined by Seller and Purchaser in good faith;
(vii)    an assignment and assumption agreement, in the form attached hereto as Exhibit H, pursuant to which Millbrook Sublessor shall assign all of its right, title and interest in the Millbrook Sublease to WELL Trevi Tenant;
(viii)    an assignment and assumption agreement, in the form attached hereto as Exhibit H, pursuant to which RiverVue Sublessor shall assign all of its right, title and interest in the RiverVue Sublease to WELL Trevi Tenant LLC;
(ix)    Assignment and Assumption of Lease Documents, in the form attached hereto as Exhibit G, relating to the Lake Pointe Woods Lease and related Lease Documents, including (A) that certain Pledge Agreement dated as of February 1, 2019 by and between Watermark Lake Pointe Woods, LLC, a Delaware limited liability company (successor-in-interest to Fountains Lake Pointe Woods Owner NT-HCI, LLC), as landlord thereunder, and Alan G. Davis and Karen Louise Davis, collectively, as pledgor thereunder, and (B) that certain Amended and Restated Pledge Agreement dated as of February 1, 2019 by and between Watermark Lake Pointe Woods, LLC, a Delaware limited liability company (successor-in-interest to Fountains Lake Pointe Woods Owner NT-HCI, LLC), as landlord thereunder, and Joseph D. Mitchell and Sylvia Ann Mitchell, collectively, as pledgor thereunder, together with authorization in favor of Purchaser to file any related UCC-3 assignments of financing statements; and
(x)    Assignment and Assumption of Lease Documents, in the form attached hereto as Exhibit G, relating to the Boca Ciega Bay Lease and related Lease Documents, including (A) that certain Pledge Agreement dated as of February 1, 2019 by and between Watermark Boca Ciega Bay, LLC, a Delaware limited liability company, as landlord thereunder, and Alan G. Davis and Karen Louise Davis, collectively, as pledgor thereunder, and (B) that certain Amended and Restated Pledge Agreement dated as of February 1, 2019 by and between Watermark Boca Ciega Bay, LLC, a Delaware limited liability company, as landlord thereunder, and Joseph D. Mitchell and Sylvia Ann Mitchell, collectively, as pledgor thereunder, together with authorization in favor of Purchaser to file any related UCC-3 assignments of financing statements.
16.    CLOSING DATE.
(a)    Subject to any rights to adjourn the Closing set forth in the Agreement, the closing of the transactions contemplated hereunder (the “Closing”) shall be conducted in conjunction with Seller’s defeasance payoff as a two-day Closing on November 30 and December 1, 2021 (December 1, 2021, as it may be adjourned from time to time pursuant to this Agreement, the “Scheduled Closing Date”; and the actual date of the Closing, the “Closing Date”) with all of Seller’s and Purchaser’s closing documents and other deliverables, including the full Purchase Price, to close in escrow with the Escrow Agent on November 30, 2021. Time shall be of the essence with respect to Purchaser’s and Seller’s obligation to effectuate the Closing on the Scheduled Closing Date. The Closing shall occur through an escrow with Escrow

Agent, whereby Seller, Purchaser and their respective attorneys need not be physically present at the Closing and may deliver documents by courier or other means.
(b)    Without limiting any other right of Seller to adjourn the Closing hereunder, in the event Seller’s defeasance of Seller’s existing mortgage loan is not ready to be closed despite Seller’s use of commercially reasonable efforts to satisfy such condition, Seller shall have the right to adjourn the Scheduled Closing Date from time to time, on written notice to Purchaser any time prior to the Closing, to any date that is on or prior to December 31, 2021.
(c)    Without limiting any other right of Purchaser or Seller to adjourn the Closing hereunder, in the event the condition to Closing set forth in Section 9(a)(iii) and Section 9(b)(iv) is not satisfied by the Scheduled Closing Date despite Purchaser’s use of commercially reasonable efforts to satisfy such condition, Purchaser shall have the right to adjourn the Scheduled Closing Date from time to time, on written notice to Seller any time prior to the Closing, to any date that is on or prior to December 31, 2021.
17.    NOTICES.
All notices, demands, requests or other communications (collectively, “Notices”) required to be given or which may be given hereunder shall be in writing and shall be sent by (a) certified or registered mail, return receipt requested, postage prepaid, or (b) national overnight delivery service, or (c) email (provided that the original shall be simultaneously delivered by national overnight delivery service or personal delivery), or (d) personal delivery, addressed as follows:
If given to Seller:    c/o NorthStar Healthcare Income, Inc.
590 Madison Avenue, 34th Floor
New York, New York 10022
Attention: Doug Bath
Email: doug.bath@digitalbridge.com
With a copy to:    c/o NorthStar Healthcare Income, Inc.
590 Madison Avenue, 34th Floor
New York, New York 10022
Attention: Legal Department
Email: legal@digitalbridge.com
With a copy to:    Gibson, Dunn & Crutcher LLP
200 Park Avenue
New York, NY 10166
Attention: Harry R. Silvera, Esq.
Email: HSilvera@gibsondunn.com
If given to Purchaser:    c/o Welltower US Holdings LLC
4500 Dorr Street
Toledo, Ohio 43615
Attention: General Counsel
Email: legalnotice@welltower.com

With a copy to:    Sidley Austin LLP
One South Dearborn
Chicago, Illinois 60603
Attention: David Zampa
Email: dzampa@sidley.com
If give to Escrow Agent:    Fidelity National Title Insurance Company
399 Sturges Avenue
Mansfield, Ohio 44903
Attention: Suzanne A. Rippel
Email: suzanne.rippel@fnf.com
Any Notice so sent by certified or registered mail, national overnight delivery service or personal delivery shall be deemed given on the date of receipt or refusal as indicated on the return receipt, or the receipt of the national overnight delivery service or personal delivery service. Any Notice sent by email shall be deemed given when received as confirmed by a non-automatically generated reply. A Notice may be given either by a party or by such party’s attorney. Seller or Purchaser may designate, by not less than five (5) business days’ notice given to the others in accordance with the terms of this Section 17, additional or substituted parties to whom Notices should be sent hereunder.
18.    DEFAULT BY PURCHASER OR SELLER.
(a)    If (i) Purchaser shall default in the payment of the Purchase Price or in the performance of any of its other obligations to be performed on the Closing Date pursuant to this Agreement or (ii) Purchaser shall default in the performance of any of its material obligations to be performed prior to the Closing Date pursuant to this Agreement and, with respect to any default under this clause (ii) only, such default shall continue for five (5) business days after notice to Purchaser, Seller’s sole remedy by reason thereof shall be (A) to terminate this Agreement and, upon such termination, Seller shall be entitled to retain the Deposit (and any interest earned thereon) as liquidated damages for Purchaser’s default hereunder, it being agreed that the damages by reason of Purchaser’s default are difficult, if not impossible, to ascertain, and (B) receive reimbursement from Purchaser for the costs of the Third Party Reports, and thereafter Purchaser and Seller shall have no further rights or obligations under this Agreement except for those that are expressly provided in this Agreement to survive the termination hereof.
(b)    If (i) Seller shall default in any of its obligations to be performed on the Closing Date pursuant to this Agreement or (ii) Seller shall default in the performance of any of its material obligations to be performed prior to the Closing Date pursuant to this Agreement and, with respect to any default under this clause (ii) only, such default shall continue for five (5) business days after notice to Seller, Purchaser as its sole remedy by reason thereof (in lieu of prosecuting an action for damages or proceeding with any other legal or equitable course of conduct, the right to bring such actions or proceedings being expressly and voluntarily waived by Purchaser following and upon advice of its counsel) shall have the right subject to the other provisions of this Section 18(b) (A) to seek to obtain specific performance of Seller’s obligations hereunder, provided that any action for specific performance shall be commenced within thirty (30) days after such default, and if Purchaser prevails thereunder, Seller shall reimburse

Purchaser for all reasonable legal fees, court costs and all other reasonable costs of such action, or (B) to terminate this Agreement and to receive a return of the Deposit (together with any interest earned thereon) and reimbursement of Purchaser’s out-of-pocket due diligence costs and legal fees incurred in connection with such due diligence and the negotiation of this Agreement, not to exceed [***] in the aggregate, it being understood that if Purchaser fails to commence an action for specific performance within ninety (90) days after such default, Purchaser’s sole remedy shall be to receive a return of the Deposit (together with any interest earned thereon). If Purchaser elects to seek specific performance of this Agreement pursuant to clause (A) above, then as a condition precedent to any suit for specific performance, Purchaser shall on or before the Closing Date, time being of the essence, fully perform all of its obligations hereunder which are capable of being performed (other than the payment of the Purchase Price, which shall be paid as and when required by the court in the suit for specific performance). If Purchaser elects to terminate this Agreement pursuant to clause (B) above, upon such return and delivery of the Deposit (together with any interest accrued thereon), this Agreement shall terminate and neither party hereto shall have any further obligations hereunder except for those that are expressly provided in this Agreement to survive the termination hereof. Notwithstanding the foregoing, Purchaser shall have no right to seek specific performance if Seller shall be prohibited from performing its obligations hereunder by reason of any law, regulation, or other legal requirement applicable to Seller.
(c)    The provisions of this Section 18 shall survive the termination hereof.
19.    FIRPTA COMPLIANCE.
Each Seller shall comply with the provisions of the Foreign Investment in Real Property Tax Act, Section 1445 of the Code (as amended, “FIRPTA”). To inform Purchaser that withholding of tax is not required upon the disposition of a United States real property interest by Seller, Seller hereby represents and warrants that Seller is not a foreign person as that term is defined in the Internal Revenue Code and Treasury Regulations. On the Closing Date, Seller shall deliver to Purchaser a certification as to the non-foreign status of such Seller in the form of Exhibit E-1 with respect to any Seller that is a disregarded entity, Exhibit E-2 with respect to any Seller that is an entity that is not a disregarded entity, and shall comply with any temporary or final regulations promulgated with respect thereto and any relevant revenue procedures or other officially published announcements of the Internal Revenue Service of the U.S. Department of the Treasury in connection therewith. The “Code” means the Internal Revenue Code of 1986, as amended. “Treasury Regulations” means the income tax regulations promulgated under the Code, as amended from time to time.
20.    ENTIRE AGREEMENT.
(a)    This Agreement contains all of the terms agreed upon between Seller and Purchaser with respect to the subject matter hereof, and all prior agreements, understandings, representations and statements, oral or written, between Seller and Purchaser are merged into this Agreement.
(b)    All agreements, covenants, liabilities, indemnities, representations, warranties and other obligations of Seller under this Agreement shall merge with the deed and have no further effect or validity after Closing, and the acceptance of the deed by Purchaser shall be deemed full compliance by Seller with all of Seller’s obligations hereunder and an acknowledgement and agreement by Purchaser that Seller is discharged therefrom and shall have no further obligation or liability with respect thereto, except for those provisions of this Agreement which expressly shall survive the Closing.
(c)    The provisions of this Section 20 shall survive the Closing or the termination hereof.
21.    AMENDMENTS.
This Agreement may not be changed, modified or terminated, except by an instrument executed by Seller and Purchaser. The provisions of this Section 21 shall survive the Closing or the termination hereof.
22.    WAIVER.
No waiver by either party of any failure or refusal by the other party to comply with its obligations shall be deemed a waiver of any other or subsequent failure or refusal to so comply. The provisions of this Section 22 shall survive the Closing or the termination hereof.
23.    PARTIAL INVALIDITY.
If any term or provision of this Agreement or the application thereof to any Person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Agreement, or the application of such term or provision to Persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Agreement shall be valid and shall be enforced to the fullest extent permitted by law. The provisions of this Section 23 shall survive the Closing or the termination hereof.
24.    SECTION HEADINGS.
The headings of the various sections of this Agreement have been inserted only for the purposes of convenience, and are not part of this Agreement and shall not be deemed in any manner to modify, explain, expand or restrict any of the provisions of this Agreement. The provisions of this Section 24 shall survive the Closing or the termination hereof.
25.    GOVERNING LAW.
This Agreement shall be governed by the laws of the State of New York without giving effect to conflict of laws principles thereof. The provisions of this Section 25 shall survive the Closing or the termination hereof.
26.    PARTIES; ASSIGNMENT AND RECORDING.
(a)    This Agreement and the various rights and obligations arising hereunder shall inure to the benefit of and be binding upon Seller and Purchaser and their respective successors and permitted assigns.

(b)    Purchaser may not assign or otherwise transfer this Agreement or any of its rights or obligations hereunder or any of the direct or indirect ownership interests in Purchaser, without first obtaining Seller’s consent thereto; provided, that Purchaser may assign its rights under this Agreement to any entity that is directly or indirectly Controlled by Purchaser without the consent of, but upon notice to, Seller. For purposes of this Section 26, “Control” shall mean the ownership of 51% of the equity interests in such entity and possession of the power to direct or cause the direction of management, policies and activities of such entity, whether through ownership of voting securities, by contract or otherwise.
(c)    Neither this Agreement nor any memorandum hereof may be recorded without the consent of Seller. Any breach of the provisions of this clause (c) shall constitute a default under this Agreement.
(d)    The provisions of this Section 26 shall survive the Closing or the termination hereof.
27.    CONFIDENTIALITY; PRESS RELEASES.
(a)    Seller and Purchaser (and their respective partners, members, attorneys, agents, employees, underwriters and consultants) will each treat the transactions contemplated in this Agreement, the negotiations in connection herewith, and the information disclosed to such party by the other party as confidential and shall disclose the foregoing only to their respective partners, members, attorneys, agents, employees, underwriters and consultants or otherwise as reasonably required in connection herewith (and shall cause such recipients to keep such information confidential), giving it the same care as its own confidential information, and shall make no use of any such disclosed information not independently known to such party, except (i) in connection with the transactions contemplated hereby (ii) to the extent legally compelled (by deposition, interrogatory, request for documents, subpoena, civil investigative demand or similar process) to disclose the same or (iii) to the extent required by any federal, state, local or foreign laws, or by any rules or regulations of the United States Securities and Exchange Commission (or its equivalent in any foreign country) or any domestic or foreign public stock exchange or stock quotation system, that may be applicable to Seller, Purchaser or any of their direct or indirect constituent owners or affiliates. In the event of a termination of this Agreement, each party shall promptly return all such confidential information to the other party. Notwithstanding anything to the contrary contained in this Section 27(a), Purchaser shall also be permitted to disclose the same to its bona fide prospective lenders and investors.
(b)    On or following the date hereof, Purchaser and Seller shall jointly issue a press release in the form previously agreed between the parties. Prior to the Closing Date, Purchaser and Seller shall confer and agree on any other press releases to be issued by either Purchaser or Seller (or both parties jointly) with respect to the transaction contemplated in this Agreement (and the appropriate time for making any such release). Except as permitted pursuant to this Section 27(b) or as may be required by law or in connection with any court or administrative proceeding or by any applicable regulation, including, without limitation, state or federal securities laws or requirements of the New York Stock Exchange, the Securities and Exchange Commission, rating agencies or similar agencies or bodies, neither Purchaser nor Seller shall issue any press releases (or other public statements) with respect to the transaction contemplated in this Agreement without approval of the other party, which approval shall not be unreasonably withheld other than with respect to any disclosure of the Purchase Price (or any of the other terms hereof).
(c)    The provisions of Section 27(a) shall survive the termination of this Agreement and the provisions of Section 27(b) shall survive the termination hereof or the Closing.
28.    FURTHER ASSURANCES.
Seller and Purchaser will do, execute, acknowledge and deliver all and every such further acts, deeds, conveyances, assignments, notices, transfers and assurances as may be reasonably required by the other party for carrying out the intentions or facilitating the consummation of this Agreement. The provisions of this Section 28 shall survive the Closing.
29.    THIRD PARTY BENEFICIARY.
This Agreement is an agreement solely for the benefit of Seller and Purchaser (and their permitted successors and/or assigns). No other Person, party or entity shall have any rights hereunder nor shall any other Person, party or entity be entitled to rely upon the terms, covenants and provisions contained herein. The provisions of this Section 29 shall survive the Closing or the termination hereof.
30.    JURISDICTION AND SERVICE OF PROCESS.
The parties hereto agree to submit to personal jurisdiction in the State of New York in any action or proceeding arising out of this Agreement and, in furtherance of such agreement, the parties hereby agree and consent that without limiting other methods of obtaining jurisdiction, personal jurisdiction over the parties in any such action or proceeding may be obtained within or without the jurisdiction of any court located in New York and that any process or notice of motion or other application to any such court in connection with any such action or proceeding may be served upon the parties by registered or certified mail to or by personal service at the last known address of the parties, whether such address be within or without the jurisdiction of any such court. Any legal suit, action or other proceeding by one party to this Agreement against the other arising out of or relating to this Agreement (other than any dispute which, pursuant to the express terms of this Agreement, is to be determined by arbitration) shall be instituted only in the Supreme Court of the State of New York, County of New York or the United States District Court for the Southern District of New York, and each party hereby waives any objections which it may now or hereafter have based on venue and/or forum non-conveniens of any such suit, action or proceeding and submits to the jurisdiction of such courts. The provisions of this Section 30 shall survive the Closing or the termination hereof.
31.    WAIVER OF TRIAL BY JURY.
Seller and Purchaser hereby irrevocably and unconditionally waive any and all right to trial by jury in any action, suit or counterclaim arising in connection with, out of or otherwise relating to this agreement. The provisions of this Section 31 shall survive the Closing or the termination hereof.

32.    MISCELLANEOUS.
(a)    It is expressly agreed by the parties hereto that time is of the essence with respect to this Agreement and any aspect hereof.
(b)    This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which, taken together, shall constitute one and the same instrument. Facsimile and portable document format (PDF) signatures shall have the same force and effect as original signatures.
(c)    Any consent or approval to be given hereunder (whether by Seller or Purchaser) shall not be effective unless the same shall be given in advance of the taking of the action for which consent or approval is requested and shall be in writing. Except as otherwise expressly provided herein, any consent or approval requested of Seller or Purchaser may be withheld by Seller or Purchaser in its sole and absolute discretion.
(d)    The obligations of each Seller under this Agreement shall be joint and several. The obligations of each Purchaser under this Agreement shall be joint and several.
(e)    The provisions of this Section 32 shall survive the Closing or the termination hereof.
33.    ATTORNEYS’ FEES.
In the event of any litigation between the parties hereto to enforce any of the provisions of this Agreement or any right of either party hereto, the unsuccessful party to such litigation agrees to pay to the successful party all costs and expenses, including reasonable out-of-pocket attorneys’ fees and disbursements, incurred herein by the successful party in and as part of the judgment rendered in such litigation. The provisions of this Section 33 shall survive the Closing or the termination hereof.
34.    EXCULPATION.
(a)    Except as otherwise set forth in Section 38 with respect to Guarantor, Purchaser agrees that it does not have and will not have any claims or causes of action against any Seller Party (other than Seller), arising out of or in connection with this Agreement or the transactions contemplated hereby. Except as otherwise set forth in Section 38 with respect to Guarantor, Purchaser agrees to look solely to Seller and Seller’s interest in the Properties or, if the Closing has occurred, the net proceeds of the sale (subject to the limitations contained herein, including Section 10(j)(iii), to the extent applicable) for the satisfaction of any liability or obligation arising under this Agreement or the transactions contemplated hereby, or for the performance of any of the covenants, warranties or other agreements contained herein, and further agrees not to sue or otherwise seek to enforce any personal obligation against any of Seller’s other assets or properties or any other Seller Parties (or their assets or properties) with respect to any matters arising out of or in connection with this Agreement or the transactions contemplated hereby. Without limiting the generality of the foregoing provisions of this Section 34(a), except as otherwise set forth in Section 38 with respect to Guarantor, Purchaser hereby unconditionally and irrevocably waives any and all claims and causes of action of any nature whatsoever it may now or hereafter have against Seller Parties (other than Seller and other than with respect to the net proceeds of the sale), and hereby unconditionally and irrevocably releases and discharges such other Seller Parties from any and all liability whatsoever which may now or hereafter accrue in favor of Purchaser against such other Seller Parties (other than with respect to the net proceeds of the sale), in connection with or arising out of this Agreement or the transactions contemplated hereby.
(b)    Seller agrees that it does not have and will not have any claims or causes of action against Purchaser or any other Purchaser Party, arising out of or in connection with this Agreement or the transactions contemplated hereby. Without limiting the generality of the foregoing provisions of this Section 34(b), Seller hereby unconditionally and irrevocably waives any and all claims and causes of action of any nature whatsoever it may now or hereafter have against the Purchaser Parties, and hereby unconditionally and irrevocably releases and discharges such Purchaser Parties from any and all liability whatsoever which may now or hereafter accrue in favor of Seller against such Purchaser Parties, in connection with or arising out of this Agreement or the transactions contemplated hereby.
(c)    The provisions of this Section 34 shall survive the termination of this Agreement and the Closing.
35.    CERTAIN DEFINED TERMS.
(a)    The term “Environmental Laws” means all federal, state and local laws, statutes, ordinances and regulations, now or hereafter in effect, in each case as amended or supplemented from time to time, including, without limitation, all applicable judicial or administrative orders, applicable consent decrees and binding judgments relating to the regulation and protection of human health, safety, the environment and natural resources (including, without limitation, ambient air, surface, water, groundwater, wetlands, land surface or subsurface strata, wildlife, aquatic species and vegetation).
(b)    The term “Governmental Authority” shall mean any (i) government, governmental agency, department, bureau, office, commission, board, authority, or instrumentality, or court of competent jurisdiction, in each case whether foreign, federal, state, or local or (ii) quasi-governmental authority exercising any authority under or for the account of any of the above and having jurisdiction over Seller and/or any of the Properties.
(c)    The term “Government Sponsored Health Care Program” shall mean any plan or program providing health care benefits, whether directly through insurance or otherwise, that is funded directly, in whole or part, by a Governmental Authority, whether pursuant to one or more contracts with the applicable Governmental Authority or otherwise, including Medicare, state Medicaid programs, the TRICARE program, Medicare Advantage and managed Medicaid.
(d)    The term “Guarantor Corporate Event” means, with respect to NorthStar Healthcare Income, Inc. (“NHI”) and its subsidiaries, including Guarantor, on a consolidated basis (collectively, “NHI Group”), the occurrence of any of the following: (i) a liquidation, dissolution, or other winding down of the business of NHI Group (whether occurring in a single transaction or a series of transactions and however structured); (ii) the acquisition of beneficial ownership of equity securities of NHI or Guarantor by an Independent Third Party or Independent Third Parties representing fifty percent (50%) or more of the issued and outstanding equity securities of NHI or Guarantor (on a fully diluted or converted basis), whether by merger, issuance or purchase of equity securities or otherwise (in each case whether occurring in a single transaction or a series of related transactions and however structured); (iii) a sale or other disposition to one or more Independent Third Parties of fifty percent (50%) or more of the assets (measured by total asset value as determined in accordance with generally accepted accounting principles (and excluding cash and cash equivalents)) held by the NHI Group as of the Closing Date (after giving effect to the Closing) (in each case whether occurring in a single transaction or a series of transactions and however structured); and (iv) any other transaction that is the substantial equivalent of any of the foregoing (however structured). The term “Independent Third Party” means any Person who does not control, is not controlled by, or is not under common control with, NHI.
(e)    The term “Hazardous Materials” means (A) those substances included within the definitions of any one or more of the terms “hazardous materials,” “hazardous wastes,” “hazardous substances,” “industrial wastes,” and “toxic pollutants,” as such terms are defined under the Environmental Laws, or any of them, (B) petroleum and petroleum products, including, without limitation, crude oil and any fractions thereof, (C) natural gas, synthetic gas and any mixtures thereof, (D) asbestos and/or any material which contains any hydrated mineral silicate, including, without limitation, chrysotile, amosite, crocidolite, tremolite, anthophylite and/or actinolite, whether friable or non-friable, (E) polychlorinated biphenyl (“PCBs”) or PCB-containing materials or fluids, (F) radon, (G) any other hazardous or radioactive substance, material, pollutant, contaminant or waste, and (H) any other substance with respect to which any Environmental Law or Governmental Authority requires environmental investigation, monitoring or remediation.
(f)    The term “Health Care Laws” shall mean (i) any and all applicable federal, state and local laws, statutes, codes, acts, ordinances, orders, judgments, decrees, injunctions, rules, and regulations of any applicable Governmental Authority (“Laws”) relating to health care or insurance fraud and abuse, including, as applicable, the federal Anti-Kickback Statute (42 U.S.C. § 1320a-7b(b) and 41 U.S.C. §§ 51-58), the civil False Claims Act (31 U.S.C. § 3729 et seq.), the Exclusion Laws (42 U.S.C.§§ 1320a-7 and 1320a-7a), the Program Fraud Civil Remedies Act (31 U.S.C. §§ 3801-3812), the Civil Monetary Penalties Law (42 U.S.C. §§ 1320a and 1320a-7b), and the regulations promulgated pursuant to such statutes; (ii) the federal Food, Drug & Cosmetic Act (21 U.S.C. §§ 301 et seq.), the Federal Health Care Fraud Law (18 U.S.C. § 1347) and all federal and state laws, as applicable, related to pharmacology and dispensing medicines or controlled substances, and the regulations promulgated thereunder; (iii) any and all federal, state and local Laws concerning privacy and data security for patient information, including the Health Insurance Portability and Accountability Act of 1996 (42 U.S.C. §§ 1320d-1329d-8), as amended, and all federal and state laws concerning medical record retention, privacy, security, patient confidentiality and informed consent, and the regulations promulgated thereunder; (iv) Medicare (Title XVIII of the Social Security Act), as amended and the regulations promulgated thereunder, including, specifically, conditions of participation for skilled nursing facilities; (v) Medicaid (Title XIX of the Social Security Act) and the regulations promulgated thereunder; (vi) the Medicare Prescription Drug, Improvement, and Modernization Act of 2003 (Pub. L. No. 108-173) and the regulations promulgated thereunder; (vii) the Patient

Protection and Affordable Care Act (Pub. L. 111-148) as amended by the Health Care and Education Reconciliation Act of 2010 (Pub. L. 111-152); (viii) quality, safety and accreditation standards and requirements of all applicable state Laws or regulatory bodies; (ix) federal, state and local Laws regulating the ownership, operation or licensure of an assisted living facility and/or memory care facility, continuing care retirement community, skilled nursing facility or other applicable health care facility or business, or assets used in connection therewith, including such applicable Laws relating to licenses, approvals, certificates, certificates of need, permits, consents, authorizations and variances required for the management or operation of skilled nursing facilities, assisted living facilities, continuing care retirement communities, independent living facilities and memory care facilities; (x) federal, state and local Laws relating to the provision of management or administrative services in connection with the practice of a health care profession, employment of professionals by non-professionals, professional fee splitting, patient brokering, patient or program charges, claims submission, record retention, certificates of need, certificates of operations and authority; (xi) federal and state Laws with respect to financial relationships between referral sources and referral recipients, including, but not limited to the federal Stark Law (42 U.S.C. 1395nn et. seq.) and the regulations promulgated thereunder; and (xii) life safety codes.
(g)    The term “Person” shall mean an individual, corporation, partnership, joint venture, association, joint stock company, trust, trustee, estate, limited liability company, unincorporated organization, real estate investment trust, government or any agency or political subdivision thereof, or any other form of entity.
(h)    The term “Third Party Payor” shall mean any Government Sponsored Health Care Program, insurer, health benefit plan, health maintenance organization, preferred provider organization, employer-sponsored health plan, multi-employer welfare trust, or any other managed care program or third party payor, including any fiscal intermediary or contractor of any of the foregoing, to beneficiaries of which any Property provides goods or services.
36.    STATE-SPECIFIC PROVISIONS. The provisions set forth in this Section 36 shall be deemed to modify this Agreement but solely with respect to the Properties located in such states.
(a)    California. The following provisions shall apply solely to the Properties located in California:
(i)    Natural Hazards. Natural hazards described in the Natural Hazard Laws (as defined below) may affect the Real Property and the Properties. Sellers have commissioned the delivery of, or has otherwise received, a natural hazard disclosure statement (the “Natural Hazard Disclosure”), including the matters required by that certain Article 1.7 of the California Civil Code (currently Section 1103 through 1103.15). Seller shall deliver the Natural Hazard Disclosure to Purchaser. Purchaser acknowledges that this transaction is not subject to such Article 1.7, but that nevertheless any Natural Hazard Disclosure shall serve to satisfy any and all disclosure requirements relating to the matters referenced in the Natural Hazard Disclosure. Seller does not warrant or represent either the accuracy or completeness of the information in any Natural Hazard Disclosure, and Purchaser shall use same merely as a part in its overall investigation of the Real Property.
(ii)    PURCHASER ACKNOWLEDGES THAT “NATURAL HAZARDS” DESCRIBED IN THE FOLLOWING CALIFORNIA CODE SECTIONS (“NATURAL HAZARD LAWS”) MAY AFFECT THE REAL PROPERTY: GOVERNMENT CODE SECTIONS 8589.4 AND 8589.3; GOVERNMENT CODE SECTIONS 51183.4 AND 51183.5 (FIRE HAZARD SEVERITY ZONE); PUBLIC RESOURCE CODE SECTION 2621.9 (EARTHQUAKE FAULT ZONE); PUBLIC RESOURCE CODE SECTION 2694 (SEISMIC HAZARD ZONE); AND PUBLIC RESOURCE CODE SECTION 4136 (WILDLAND AREA). PURCHASER FURTHER ACKNOWLEDGES AND AGREES THAT PURCHASER HAS HAD THE OPPORTUNITY TO INDEPENDENTLY EVALUATE AND INVESTIGATE WHETHER ANY OR ALL OF SUCH NATURAL HAZARDS AFFECT THE REAL PROPERTY AND THE PROPERTIES AND SELLER SHALL HAVE NO LIABILITIES OR OBLIGATIONS WITH RESPECT THERETO. WITHOUT LIMITING THE FOREGOING, PURCHASER ACKNOWLEDGES AND AGREES THAT PURCHASER KNOWINGLY AND INTENTIONALLY WAIVES ANY DISCLOSURES, OBLIGATIONS OR REQUIREMENTS OF SELLER WITH RESPECT TO NATURAL HAZARDS, INCLUDING, WITHOUT LIMITATION, ANY DISCLOSURE OBLIGATIONS OR REQUIREMENTS UNDER THE AFOREMENTIONED CODE SECTIONS OR UNDER CALIFORNIA CIVIL CODE SECTION 1102. PURCHASER REPRESENTS THAT PURCHASER HAS EXPERIENCE ACQUIRING AND CONDUCTING DUE DILIGENCE AND THAT THIS WAIVER HAS BEEN NEGOTIATED AND IS AN ESSENTIAL ASPECT OF THE BARGAIN AMONG THE PARTIES HERETO.
(iii)    IN ACCORDANCE WITH CALIFORNIA HEALTH AND SAFETY CODE SECTION 25359.7, PURCHASER FURTHER ACKNOWLEDGES THAT SELLER HAS INFORMED PURCHASER THAT THERE MAY BE HAZARDOUS SUBSTANCES LOCATED AT THE REAL PROPERTY AND THAT PURCHASER IS ADVISED TO FULLY INVESTIGATE THE EXISTENCE OF ANY HAZARDOUS SUBSTANCES AT THE REAL PROPERTY.
(iv)    BY INITIALING BELOW, PURCHASER ACKNOWLEDGES THAT (i) THIS SECTION 36(a) HAS BEEN READ AND FULLY UNDERSTOOD, (ii) PURCHASER HAS HAD THE OPPORTUNITY TO ASK QUESTIONS OF ITS COUNSEL ABOUT ITS MEANING AND SIGNIFICANCE, AND (iii) PURCHASER HAS ACCEPTED AND AGREED TO THE TERMS SET FORTH IN THIS SECTION 36(a).
Purchaser’s Initials: /s/ NC___
(v)    General Release (Section 1542 of the California Civil Code). WITH RESPECT TO ANY RELEASE PROVISIONS SET FORTH IN THIS AGREEMENT, PURCHASER EXPRESSLY WAIVES THE BENEFITS OF SECTION 1542 OF THE CALIFORNIA CIVIL CODE, WHICH PROVIDES AS FOLLOWS: “A

GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.”
Purchaser’s Initials: /s/ NC___
(vi)    Liquidated Damages. IN FURTHERANCE, AND WITHOUT LIMITATION OF THE PROVISIONS OF SECTION 18(a), THE PARTIES ACKNOWLEDGE THAT THE PAYMENT OF SUCH LIQUIDATED DAMAGES IS NOT INTENDED AS A FORFEITURE OR PENALTY AND IS NOT INTENDED TO CONSTITUTE LIQUIDATED DAMAGES TO SELLER WITHIN THE MEANING OF CALIFORNIA CIVIL CODE §3275 OR §3369, BUT IS INTENDED TO CONSTITUTE LIQUIDATED DAMAGES TO THE SELLERS UNDER CALIFORNIA CIVIL CODE §§1671, 1676 AND 1677.
Seller’s Initials: /s/ ABH____    Purchaser’s Initials: /s/ NC___
(vii)    California Required Plumbing Fixtures Disclosure. Purchaser acknowledges that Seller has informed Purchaser (i) of the requirements of California Civil Code Section 1101.5(a), which requires that on or before January 1, 2019 all noncompliant plumbing fixtures in any multifamily residential real property and in any commercial real property shall be replaced with water-conserving plumbing fixtures, and (ii) that any building alterations or improvements to the Real Property undertaken by Seller during its period of ownership of the Real Property include compliant plumbing fixtures. Seller makes no representations or warranties to Purchaser that any other plumbing fixtures at the Real Property comply with the requirements of California Civil Code Section 1101.5(a).
(viii)    Health and Safety Code Section 25359.7. Section 25359.7 of the California Health and Safety Code requires owners of non-residential real property who know, or have reasonable cause to believe, that any release of hazardous substance has come to be located on or beneath the real property to provide written notice of such to a buyer of the real property. The parties hereto acknowledge that Seller has advised Purchaser that the sole inquiry and investigation Seller has conducted in connection with the environmental condition of the Real Property and the Properties is to obtain and/or review the Third Party Reports. Purchaser (a) acknowledges its receipt of the foregoing notice given pursuant to Section 25359.7 of the California Health and Safety Code; (b) is fully aware of the matters described in such Third Party Reports; and (c) after receiving advice of Purchaser’s legal counsel, waives, to the extent permitted by applicable Legal Requirements, any and all rights Purchaser may have to assert that Seller has not complied with the requirements of Section 25359.7 of the California Health and Safety Code.
(ix)    Nothing set forth in this Section 36(a) shall in any way modify, limit, alter or otherwise affect Seller’s representations and warranties set forth in Section

10(d) hereof or Seller’s indemnification obligations hereunder, including, but not limited to, those indemnification obligations set forth in Section 10(h)(ii) hereof.
(b)    Florida. The following provisions shall apply solely to the Properties located in Florida:
(i)    Radon Gas Notice. The following radon gas notice is given pursuant to Section 404.056, Florida Statutes. Radon is a naturally occurring radioactive gas that, when it is accumulated in a building in sufficient quantities, may present health risks to persons who are exposed to it over time. Levels of radon that exceed federal and state guidelines have been found in buildings in Florida. Additional information regarding radon and radon testing may be obtained from any county public health unit in Florida.
(ii)    Attorneys’ Fees. The provisions for payment of reasonable attorneys’ fees set out in Section 33 expressly includes all costs and fees incurred by the prevailing party in court-ordered mediation, at trial, in all appellate proceedings, in bankruptcy and administrative proceedings and in any proceedings to determine the reasonableness of such fees and costs.
(iii)    Flood Area Hazard Zone Disclosure. The Properties may be located in a Special Flood Hazard Area. Flood insurance on structures may be required as a condition of financing. Purchaser is advised to verify any such requirements.
(iv)    Energy-Efficiency Rating Information. In accordance with §553.996, Florida Statutes, Seller hereby notifies Purchaser of Purchaser’s option for an energy-efficiency rating on the buildings located in the Properties in Florida. Seller make no representations or warranties as to any such energy-efficiency rating. Such information shall not constitute a basis for any claims against Seller with respect to the disclosures required under the Florida Building Energy-Efficiency Rating Act, nor shall Seller be liable or responsible to Purchaser for its reliance on any energy-efficiency rating obtained by Purchaser on its behalf.
(v)    Coastal Construction Control Line. If all or part of the Properties is located seaward of the Coastal Construction Control Line (“CCCL”) as defined in Section 161.053, Florida Statutes, such Property is subject to government regulation. Purchaser waives any requirement that Seller provide Purchaser with an affidavit, or a survey meeting the requirements of Chapter 472 of the Florida Statutes, delineating the location of the CCCL on the Property at or prior to Closing. The Properties being purchased may be subject to coastal erosion and to federal, state, or local regulations that govern coastal property, including the delineation of the coastal construction control line, rigid coastal protection structures, beach nourishment, and the protection of marine turtles. Additional information can be obtained from the Florida Department of Environmental Protection, including whether that are significant erosion conditions associated with the shoreline of the property being purchased.
(vi)    Personalty. Seller represents and warrants that the sale of the Personalty pursuant to this Agreement is an isolated event related to the sale of the Real

Property Assets and the other Additional Assets, and Seller has not engaged in sales of such Personalty in the ordinary course business and is not a dealer in such Personalty.
(c)    Oklahoma. The following provisions shall apply solely to the Properties located in Oklahoma:
(i)    The Property located in the State of Oklahoma is LESS AND EXCEPT all oil, gas, and other minerals previously reserved or conveyed of record.
(ii)    Title insurance covering the insured against loss or damage by reason of exploration, production, or other activities related to oil, gas, coal, metallic ores, and other minerals is not permitted in Oklahoma. The parties agree and acknowledge that any title insurance policy issued with respect to the Property in the State of Oklahoma will contain an exception to coverage substantially as follows: “All interest in and to all of the oil, gas, coal, metallic ores and other minerals in and under and that may be produced from insured premises, and all rights, interests and estates of whatsoever nature incident to or growing out of said outstanding minerals.” Purchaser agrees that the presence of such exception in substantially such form shall not be reasonable grounds for non-approval of a title policy covering the Property located in Oklahoma.
(d)    Washington. The following provisions shall apply solely to the Properties located in Washington:
(i)    Seller may be required by RCW 64.06 to provide Purchaser with a completed commercial real estate statutory seller disclosure statement (the “WA Seller Disclosure Statement”). Purchaser and Seller agree that to the extent permissible, Purchaser intends to waive any and all rights Purchaser may have with respect to both the right to receive a WA Seller Disclosure Statement and the right to rescind this Agreement based on such WA Seller Disclosure Statement.
(ii)    Notwithstanding such understanding, Purchaser and Sellers wish to comply with RCW 64.06, which provides that Purchaser may waive its right to receive the WA Seller Disclosure Statement; provided, that if the answer to any of the questions in the section of the WA Seller Disclosure Statement entitled “Environmental” would be “yes,” Purchaser may not waive the receipt of the “Environmental” section of the WA Seller Disclosure Statement. By executing this Agreement, Purchaser acknowledges that (i) Purchaser has received, approved and accepted the “Environmental” section of the WA Seller Disclosure Statement, a copy of which is attached to this Agreement as Schedule 36(d) and (ii) Purchaser waives its right to receive any of the other sections of the WA Seller Disclosure Statement.
(iii)    Purchaser further agrees that any information discovered by Purchaser concerning the Property shall not obligate Seller to prepare and deliver to Purchaser a revised or updated WA Seller Disclosure Statement. Purchaser hereby waives any right to receive any updated or revised WA Seller Disclosure Statement, regardless of the source of any new information. Purchaser further warrants that it is a sophisticated purchaser who is familiar with the ownership and development of real estate projects similar to the Property and Purchaser has or will have adequate opportunity to complete such independent inspections of the Property it deems necessary, and will acquire the Property solely on the basis of and in reliance upon such examinations and not on any information provided in any WA Seller Disclosure Statement or otherwise provided or to be provided by Sellers (other than as expressly provided in this Agreement).
(e)    North Carolina. Purchaser shall deliver a North Carolina residency affidavit, or all information required for to complete Form 1099 NRS, and Purchaser is hereby authorized to file Form 1099 NRS at or following Closing. Any “rollback” and related “deferred taxes” that are attributable to the period prior to the Closing Date shall be the obligations of Seller.
(f)    Arizona. The following provisions shall apply solely to the Property located in Arizona:
(i)    Transaction Privilege Taxes; Speculative Builder Taxes. Notwithstanding anything to the contrary herein, Seller shall be solely responsible for and shall pay at Closing through escrow all transaction privilege, speculative builder, sales, or similar taxes with respect to the La Cholla Property, and any taxes due as a result of the improvement and sale of the La Cholla Property. Seller shall remain liable and indemnify and defend Purchaser from liability for such taxes and interest and penalties; provided, that this indemnity shall be of no further force of effect if and when Seller delivers a Tax Clearance Certificate or similar clearance certificate provided by the Arizona Department of Revenue with respect to such taxes or other reasonable evidence that all such taxes have been paid. The provisions of this Section 36(f)(i) shall survive the Closing for a period of two (2) years (it being agreed that indemnification claims under this Section 36(f)(i) shall not be subject to the Threshold Amount).
(ii)    Special Warranty Deed. Seller shall transfer the La Cholla Property by special warranty deed otherwise in accordance with this Agreement.
(iii)    Affidavit of Property Value. Seller and Purchaser shall execute and deliver, or cause to be executed and delivered, an affidavit of property value for the La Cholla Property, and, to the extent applicable, Seller and Purchaser shall note the value the personal property being sold as part of the La Cholla Property in accordance with the allocations set forth in Schedule 4(a) hereof.
(g)    Michigan. Seller represents and warrants that, to Seller’s Knowledge, Seller has not received any written notice from any Governmental Authority of any pending or threatened assessment relating to stormwater drainage.
(h)    Illinois. Seller hereby agrees to indemnify, defend and hold Purchaser harmless from and against any and all claims brought by the Illinois Department of Revenue claiming that Purchaser has any tax liability under the bulk sales laws of the State of Illinois as a result of Purchaser’s purchase of the Properties located in Illinois on the Closing Date; provided, that this indemnity shall be of no further force of effect if and when Seller delivers a Tax Clearance Certificate or similar clearance certificate provided by the Illinois Department of Revenue or other applicable Governmental Authority with respect thereto or other reasonable evidence that all such taxes have been paid. This Section 36(h) shall survive Closing for a period of two (2) years (it being agreed that indemnification claims under this Section 36(h) shall not be subject to the Threshold Amount).
(i)    New York. Subject to, and without limiting, Purchaser’s obligations under Section 7(a) to pay all state and local sales or use taxes imposed in connection with the sale and transfer of any Personalty with respect to each JV Property, Seller hereby agrees to indemnify, defend and hold Purchaser harmless from and against any and all claims under any New York State bulk sales taxes brought against Purchaser claiming that Purchaser has any tax liability under such bulk sales taxes as a result of Purchaser’s purchase of the Properties located in New York. This Section 36(i) shall survive Closing for a period of two (2) years (it being agreed that indemnification claims under this Section 36(i) shall not be subject to the Threshold Amount).
37.    1031 EXCHANGE. Purchaser and Seller acknowledge and agree that, as part of this transaction, either of them may engage in a deferred or reverse exchange of like-kind property (an “Exchange”) utilizing a qualified intermediary or an exchange accommodation titleholder pursuant to Section 1031 of the Code and the Treasury Regulations, promulgated thereunder or (for a reverse Exchange) IRS Rev. Proc. 2000-37, as amended. Notwithstanding any provision herein to the contrary, in the event either party (an “Electing Party”) elects to engage in a deferred or reverse like-kind exchange, the other party (the “Consenting Party”) agrees to consent to the assignment of the Electing Party’s rights under this Agreement to a qualified intermediary or exchange accommodation titleholder in order to facilitate such deferred or reverse like-kind exchange. The Consenting Party agrees to execute any and all documents as may be necessary to consummate the purposes of this Section 37. Any actions taken by Purchaser and Seller in conformance with this Section 37 shall be at the cost of the Electing Party (except for minor legal fees incurred by the Consenting Party for review of Exchange-related documents). No action permitted under this Section 37, including without limitation any assignment of rights under this Agreement, shall relieve the Electing Party of any of its obligations or liabilities under this Agreement, whether occurring before, at or after the Closing Date. In connection with any Exchange, it is agreed that (i) the Consenting Party shall not assume any responsibility for the tax consequences to the Electing Party arising out of an Exchange and (ii) the Electing Party shall indemnify and hold the Consenting Party harmless from and against any and all loss, cost, damage, expense or other liability that the Consenting Party may incur or suffer in the performance of its obligations under this Section 37 or otherwise arising out of an Exchange effected by the Electing Party.
38.    GUARANTY.
(a)    As an inducement for Purchaser to enter into this Agreement and for other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, NorthStar Healthcare Income Operating Partnership LP, a Delaware limited partnership (“Guarantor”), an affiliate of Seller who will derive a direct or indirect benefit in connection with this Agreement, hereby absolutely, irrevocably and unconditionally guarantees to Purchaser (as set forth in this Section 38) the prompt payment and performance by Seller of its obligations to Purchaser under Section 10(h) of this Agreement (collectively, the “Guaranteed Obligations”) as and when the same shall be due and payable in accordance with the terms of this Agreement and unconditionally covenants and agrees that it is liable for the Guaranteed

Obligations as a primary obligor. The guaranty set forth above in this Section 38 (the “Guaranty”) is an irrevocable, absolute, continuing guaranty of prompt payment and performance and not a guaranty of collection. The obligations of Guarantor under this Guaranty shall be primary, irrevocable, direct and immediate and not conditional or contingent upon pursuit by Purchaser of any remedies it may have against Seller under this Agreement or any remedies it might have against any other person. This Guaranty may not be revoked by Guarantor and shall continue to be effective with respect to any Guaranteed Obligations arising or created after any attempted revocation by Guarantor. The fact that at any time or from time to time the Guaranteed Obligations may be increased or reduced or otherwise modified in any manner or to any extent shall not release, diminish or discharge the obligation of Guarantor to Purchaser with respect to the Guaranteed Obligations. This Guaranty may be enforced by Purchaser and its successors and assigns. If all or any part of the Guaranteed Obligations shall not be paid when due, Guarantor shall, on demand therefor and without other presentment, protest, notice of protest, notice of non-payment, notice of intention to accelerate, notice of acceleration, or any other notice whatsoever, all such notices being hereby waived by Guarantor, pay (within ten (10) business days of demand) in lawful money of the United States of America, the amount due on the Guaranteed Obligations to Purchaser.
(b)    For a period of [***] following the Closing Date, Guarantor shall maintain (i) a net worth of not less than [***] (the “Net Worth Threshold”) and (ii) Liquid Assets of not less than [***] (the “Liquid Assets Threshold”). As used here in the term “Liquid Assets” shall mean any of the following, but only to the extent owned by Guarantor, free of all security interests, liens, pledges, charges or any other encumbrance: (i) cash in United States dollars, (ii) certificates of deposit (with a maturity of two years or less) issued by, or savings account with, any United States bank, or (c) marketable securities listed on a national or international exchange, marked to market.
(c)    Guarantor hereby represents and warrants to Purchaser that Guarantor is duly organized, validly existing and in good standing under the laws of its state of organization and has the full power and authority to enter into and perform this Guaranty in accordance with its terms. This Guaranty is, and at the time of Closing will be, duly authorized, executed and delivered by Guarantor, and at the time of Closing will be the legal, valid and binding obligations of Guarantor enforceable against Guarantor in accordance with its respective terms, and does not and, at the time of Closing will not, violate any provision of Guarantor’s governing organizational documents, any material agreement by which Guarantor is bound, or any Law, judgment or court order binding upon Guarantor. The consummation by Guarantor of the transactions contemplated hereby do not require any approval by the stockholders of Guarantor’s general partner, NorthStar Healthcare Income, Inc. No consent of any Governmental Authority or other party is necessary for the execution, delivery and performance by Guarantor of this Guaranty other than any such consent that has already been obtained.
(d)    The obligations under this Section 38 shall be subject to the limitations applicable to Seller as set forth in this Agreement.
[NO FURTHER TEXT ON THIS PAGE; SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, Seller and Purchaser have caused this Agreement to be executed the day and year first above written.
SELLER:    WATERMARK ALBEMARLE OWNER, LLC,
WATERMARK BOCA CIEGA BAY OWNER, LLC,
WATERMARK CRYSTAL LAKE OWNER, LLC,
WATERMARK GREENBRIAR OWNER, LLC,
WATERMARK LA CHOLLA OWNER, LLC,
WATERMARK MILLBROOK OWNER, LLC,
WATERMARK RIVERVUE OWNER, LLC,
WATERMARK WASHINGTON HOUSE OWNER, LLC,
WATERMARK BELLEVUE AP, LLC,
WATERMARK CRYSTAL LAKE AP, LLC,
WATERMARK MILLBROOK AP, LLC,
WATERMARK BRONSON AP, LLC,
WATERMARK ALBEMARLE, LLC,
WATERMARK BOCA CIEGA BAY, LLC,
WATERMARK CRYSTAL LAKE, LLC,
WATERMARK GREENBRIAR, LLC,
WATERMARK LA CHOLLA, LLC,
WATERMARK MILLBROOK, LLC,
WATERMARK RIVERVUE, LLC,
WATERMARK WASHINGTON HOUSE, LLC,
each a Delaware limited liability company
By:    /s/ Ann B. Harrington_____________
Name: Ann B. Harrington
Title: Authorized Signatory
FOUNTAINS BELLEVUE OWNER NT-HCI, LLC,
FOUNTAINS BRONSON PLACE OWNER NT-HCI, LLC,
FOUNTAINS CANTERBURY OWNER NT-HCI, LLC,
FOUNTAINS CARLOTTA OWNER NT-HCI, LLC,
FOUNTAINS LAKE POINTE WOODS OWNER NT-HCI, LLC,
FOUNTAINS SEA BLUFFS OWNER NT-HCI, LLC,
each a Delaware limited liability company
By:    /s/ Ann B. Harrington_____________
Name: Ann B. Harrington
Title: General Counsel and Secretary

[Signature Page to Portfolio Acquisition Agreement]

PURCHASER:    WELLTOWER INC., a Delaware corporation
By:    /s/ Nikhil Chaudhri______________
Name: Nikhil Chaudhri
Title: Authorized Signatory

WELL TREVI TENANT LLC,
a Delaware limited liability company
By:    /s/ Nikhil Chaudhri______________
Name: Nikhil Chaudhri
Title: Authorized Signatory

WELL TREVI CCRC TENANT LLC,
a Delaware limited liability company
By:    /s/ Nikhil Chaudhri______________
Name: Nikhil Chaudhri
Title: Authorized Signatory

VACANT LAND PURCHASERS:
WELLTOWER TRS HOLDCO LLC,
a Delaware limited liability company
By:    /s/ Nikhil Chaudhri______________
Name: Nikhil Chaudhri
Title: Authorized Signatory
WELLTOWER INC., a Delaware corporation
By:    /s/ Nikhil Chaudhri______________
Name: Nikhil Chaudhri
Title: Authorized Signatory
[Signature Page to Portfolio Acquisition Agreement]

SNF TENANT PURCHASERS:

WELL TREVI ALBERMARLE SNF LLC,
a Delaware limited liability company
By:    /s/ Nikhil Chaudhri______________
Name: Nikhil Chaudhri
Title: Authorized Signatory

WELL TREVI BRONSON SNF LLC,
a Delaware limited liability company
By:    /s/ Nikhil Chaudhri______________
Name: Nikhil Chaudhri
Title: Authorized Signatory

WELL TREVI CARLOTTA SNF LLC,
a Delaware limited liability company
By:    /s/ Nikhil Chaudhri______________
Name: Nikhil Chaudhri
Title: Authorized Signatory

WELL TREVI WH SNF LLC,
a Delaware limited liability company
By:    /s/ Nikhil Chaudhri______________
Name: Nikhil Chaudhri
Title: Authorized Signatory

[Signature Page to Portfolio Acquisition Agreement]

SOLELY FOR PURPOSES OF AGREEING TO SECTION 38:
GUARANTOR:
NORTHSTAR HEALTHCARE INCOME OPERATING
PARTNERSHIP, LP, a Delaware limited partnership
By:    NORTHSTAR HEALTHCARE INCOME, INC.,
a Maryland corporation, its general partner
By:    /s/ Ann B. Harrington_____________
Name: Ann B. Harrington
Title: General Counsel and Secretary

[Signature Page to Portfolio Acquisition Agreement]

ESCROW AGENT:
The undersigned Escrow Agent accepts the foregoing Portfolio Acquisition Agreement and agrees to act as Escrow Agent under this Agreement in strict accordance with its terms.
FIDELITY NATIONAL TITLE INSURANCE COMPANY
By:    /s/ Suzanne A. Rippel____________
Name:    Suzanne A. Rippel_______________
Its:    AVP__________________________

[Signature Page to Portfolio Acquisition Agreement]

Schedule 1-1

Sellers
FEE OWNERS:
1.    Watermark Albemarle Owner, LLC, a Delaware limited liability company
2.    Watermark Boca Ciega Bay Owner, LLC, a Delaware limited liability company
3.    Watermark Crystal Lake Owner, LLC, a Delaware limited liability company
4.    Watermark Greenbriar Owner, LLC, a Delaware limited liability company
5.    Watermark La Cholla Owner, LLC, a Delaware limited liability company
6.    Watermark Millbrook Owner, LLC, a Delaware limited liability company
7.    Watermark RiverVue Owner, LLC, a Delaware limited liability company
8.    Watermark Washington House Owner, LLC, a Delaware limited liability company
9.    Watermark Bellevue AP, LLC, a Delaware limited liability company
10.    Watermark Crystal Lake AP, LLC, a Delaware limited liability company
11.    Watermark Millbrook AP, LLC, a Delaware limited liability company
12.    Watermark Bronson Place AP, LLC, a Delaware limited liability company
13.    Fountains Bellevue Owner NT-HCI, LLC, a Delaware limited liability company
14.    Fountains Bronson Place Owner NT-HCI, LLC, a Delaware limited liability company
15.    Fountains Canterbury Owner NT-HCI, LLC, a Delaware limited liability company
16.    Fountains Carlotta Owner NT-HCI, LLC, a Delaware limited liability company,
17.    Fountains Lake Pointe Woods Owner NT-HCI, LLC, a Delaware limited liability company
18.    Fountains Sea Bluffs Owner NT-HCI, LLC, a Delaware limited liability company
OPERATING TENANTS:
1.    Watermark Albemarle, LLC, a Delaware limited liability company
2.    Watermark Boca Ciega Bay, LLC, a Delaware limited liability company
3.    Watermark Crystal Lake, LLC, a Delaware limited liability company
4.    Watermark Greenbriar, LLC, a Delaware limited liability company
5.    Watermark La Cholla, LLC, a Delaware limited liability company
6.    Watermark Washington House, LLC, a Delaware limited liability company
NY SUBLESSORS:
1.    Watermark Millbrook, LLC, a Delaware limited liability company
2.    Watermark RiverVue, LLC, a Delaware limited liability company

Schedule 4(a)

Allocated Purchase Price

All figures below are presented in thousands.

Schedule 8(e)(ii)

Bridging Approvals

State	Applicable Government Authority	Applicable Bridging Arrangement	Related License Type
Oklahoma	Oklahoma State Department of Health	Bridging Arrangement at the Fountains at Washington House	Continuum of Care Facility
Michigan	Michigan Department of Licensing & Regulatory Affairs, Corporations, Securities and Commercial Licensing Bureau	Bridging Arrangement at the Fountains at Bronson Place	Continuing Care Community
North Carolina	North Carolina Division of Health Service Regulation, Healthcare Planning and Certificate of Need Section	Bridging Arrangement at The Fountains at the Albemarle	Nursing Facility
Virginia	Virginia State Corporation Commission - Bureau of Insurance	Bridging Arrangement at The Fountains at Washington House	Continuing Care Retirement Community